UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14(a)-12

Kandi Technologies Group, Inc.
(Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KANDI TECHNOLOGIES GROUP, INC.

November 7, 2023

To the Shareholders of Kandi Technologies Group, Inc.:

You are cordially invited to attend the Annual Meeting of Shareholders of Kandi Technologies Group, Inc., a Delaware corporation (the “Company”, or “Kandi”), to be held at our executive office, located at Building 1, Floor 4, Zhijiangyin, Yunhe Road, Xihu District, Hangzhou City, Zhejiang Province, China, 310024, on December 27, 2023, at 6:00 a.m. E.T. (7:00 p.m. Beijing Time).

The Notice of Annual Meeting of Shareholders and Proxy Statement/Prospectus describe the formal business to be transacted at the annual meeting. We are providing our shareholders access to our proxy materials and our Annual Report on Form 10-K, for the fiscal year ended December 31, 2022, over the Internet. This allows us to provide you with information relating to our 2022 Annual Meeting of Shareholders in a fast and efficient manner. On or about November 17, 2023, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 online and how to vote online. If you receive this notice by mail, you will not receive a printed copy of the materials unless you specifically request one. Included within this notice will be instructions on how to request and receive printed copies of these materials and a proxy card by mail.

As discussed in the enclosed Proxy Statement/Prospectus, the Annual Meeting will be devoted to approve our reincorporation from the State of Delaware to the country of the British Virgin Islands, the election of seven (7) directors, the ratification of the appointment of ARK Pro CPA & Co as our independent auditor for the fiscal year ended December 31, 2023, the approval of an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares, and to correspondingly increase the number of authorized shares of preferred stock from 10,000,000 to 30,000,000 shares, the conduct of an advisory “say-on-pay” vote regarding the compensation of our named executive officers, and any other business matters properly brought before the Annual Meeting.

Whether or not you plan to attend the meeting, please vote as soon as possible. If you request a printed copy of the proxy materials, please complete, sign, date, and return the proxy card you will receive in response to your request as soon as possible or you can vote via the Internet or by telephone. This will ensure that your shares will be represented and voted at the meeting, even if you do not attend. If you attend the meeting, you may revoke your proxy and personally cast your vote. Attendance at the meeting does not of itself revoke your proxy.

Sincerely,

/s/ Dong Xueqin
Dong Xueqin
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has determined if this attached proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated November 7, 2023, and is first being mailed to the shareholders of Kandi with a form of proxy card or voting instructions on or about November 17, 2023.

KANDI TECHNOLOGIES GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held December 27, 2023

To the Shareholders of Kandi Technologies Group, Inc.:

NOTICE HEREBY IS GIVEN that the 2022 Annual Meeting of Shareholders of Kandi Technologies Group, Inc., a Delaware corporation, will be held at our executive office, located at Building 1, Floor 4, Zhijiangyin, Yunhe Road, Xihu District, Hangzhou City, Zhejiang Province, China, 310024, on December 27, 2023, at 6:00 a.m. E.T. (7:00 p.m. Beijing Time), to consider and act upon the following:

1.	To approve the Company’s reincorporation from the State of Delaware to the country of the British Virgin Islands;

2.	To elect seven directors, each to serve until the 2023 Annual Meeting of Shareholders;

3.	To ratify the appointment of ARK Pro CPA & Co. (“ARK”) as the Company’s independent auditor for the fiscal year ended December 31, 2023;

4.	To approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares, and to correspondingly increase the number of authorized shares of preferred stock from 10,000,000 to 30,000,000 shares;

5.	To conduct an advisory vote on the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and

6.	To transact such other business as properly may come before the annual meeting or any adjournments thereof.

Shareholders of record at the close of business on November 6, 2023 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. We are furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies of those materials to each shareholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials, and vote your proxy, on the Internet or by telephone.

By Order of the Board of Directors

/s/ Hu Xiaoming
Hu Xiaoming
Chairman of the Board of Directors

Jinhua, Zhejiang Province, China

November 7, 2023

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held on December 27, 2023:

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. PLEASE FOLLOW THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS TO VOTE YOUR PROXY VIA THE INTERNET OR BY TELEPHONE OR REQUEST AND PROMPTLY COMPLETE, EXECUTE AND RETURN THE PROXY CARD BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU SO DESIRE.

i

CONVENTIONS

In this proxy statement/prospectus, we refer to Kandi Technologies Group, Inc., the Delaware corporation whose shares you currently own (together with its direct and indirect subsidiaries, unless the context otherwise indicates), as “Kandi.” Additionally, we sometimes refer to Kandi as the “Company”, “we,” “us,” or “our.” “You” refers to the shareholders of Kandi. We refer to Kandi Technologies Group, Inc., the newly-formed company incorporated under the laws of the British Virgin Islands that is currently a wholly-owned subsidiary of Kandi, as “Kandi BVI,” and we refer to Kandi Technologies Mergerco Inc., a wholly-owned subsidiary of Kandi BVI, as “Merger Sub.” In addition, we refer to the People’s Republic of China as “PRC” or “China.” References to “Renminbi” and “RMB” are to the legal currency of China and references to “U.S. dollars,” “dollars,” “US$” and “$” are to the legal currency of the United States. Unless otherwise noted, all monetary amounts are stated in U.S. Dollars.

Our reporting currency is the US$. The functional currency of our entities located in China is the RMB. For the entities whose functional currency is the RMB, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into US$ are included in determining comprehensive income/loss. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currencies at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed below, and the risk factors contained in our annual report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” together with all of the other information contained in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information.” If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected, and the trading price of our securities could decline and you might lose all or part of the value of your investment. Kandi is a holding company with most of its operations in China, and a minority of business in the United States, Therefore, the Company is subject to a series of unique risk factors such as the substantial uncertainties with respect to the policies of PRC government and PRC legal system; limitations of oversea listing; heightened threshold for data security examination; and potential inabilities of fully examining the auditing materials in China by PCAOB, as indicated by the list below. However, by no means will the list be a completion summarization of all the risk factors the Company is facing with. For more details, please see Summary of Risk Factors and Risk Factors sections.

●	Substantial uncertainties and restrictions with respect to the political and economic policies of the PRC government and PRC laws and regulations could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

●	Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

●	The CSRC has released the Trial Administrative Measures of Overseas Securities Offering and Listing by domestic companies and five guidelines, which Became effective on March 31, 2023. Currently it does not pose any additional burden to the Company, however, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our common stock to investors and could cause the value of our common stock to significantly decline or become worthless.

●	It may be difficult for overseas regulators to conduct investigation or collect evidence within China.

●	Our auditor is subject to inspection by The United States Public Company Accounting Oversight Board (“PCAOB”) on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company becomes located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our common stock could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Please note that this proxy statement/prospectus contains or incorporates by reference “forward-looking statements” and “forward-looking information” under applicable securities laws. These forward-looking statements include, but are not limited to, statements about the Merger and reorganization and our plans, objectives, expectations and intentions with respect to future operations, including the benefits or impact described in this proxy statement/prospectus that we expect to achieve as a result of the Merger and reorganization. You can find many of these statements by looking for words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions in this proxy statement/prospectus or in the documents included and delivered herewith.

Any forward-looking statements in this proxy statement/prospectus reflect only expectations that are current as of the date of this proxy statement/prospectus or the date of any document included and delivered with this document, as the case may be, are not guarantees of performance, and are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and generally beyond our ability to control. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below.

Further, these forward-looking statements are based on assumptions with respect to business strategies and decisions that are subject to change. Actual results or performance may differ materially from those we express in our forward-looking statements. Except as may be required by applicable securities laws, we disclaim any obligation or undertaking to disseminate any updates or revisions to our statements, forward-looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms a part of a registration statement on Form F-4 (File No. 333-259881) filed by Kandi Technologies Group, Inc., a company incorporated under the laws of the British Virgin Islands (“Kandi BVI”), with the U.S. Securities and Exchange Commission (the “SEC”), constitutes a prospectus of Kandi BVI under Section 5 of the Securities Act of 1933, as amended, or the Securities Act, with respect to the ordinary shares of Kandi BVI to be issued to the shareholders of Kandi Technologies Group, Inc., a Delaware corporation, in connection with (and subject to the consummation of) the merger described herein. This document also constitutes a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules thereunder, and a notice of meeting, with respect to the annual meeting of the shareholders of Kandi Technologies Group, Inc. at which such shareholders will be asked to consider and vote upon, among other proposals, a proposal to approve the merger described herein.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Kandi from documents Kandi has filed with the U.S. Securities and Exchange Commission, or SEC, that are incorporated by reference in or delivered in connection with this proxy statement/prospectus. Please see the section entitled “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus or the documents that are delivered to you in connection herewith. We have not authorized anyone to provide you with different or additional information. Neither Kandi BVI nor Kandi is making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than the date on the front cover of this proxy statement/prospectus or, in the case of documents that are incorporated by reference in or delivered in connection with this proxy statement/prospectus, the date of such document, and neither the mailing of this proxy statement/prospectus to you nor the issuance of Kandi BVI ordinary shares in the Merger shall create any implication to the contrary.

KANDI TECHNOLOGIES GROUP, INC.

INFORMATION ABOUT THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 27, 2023

We are providing this proxy statement/prospectus to the shareholders of Kandi Technologies Group, Inc., a Delaware corporation, in connection with the solicitation, by the Board of Directors of Kandi Technologies Group, Inc. (the “Board”), of proxies to be voted at our 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at our executive office, located at Building 1, Floor 4, Zhijiangyin, Yunhe Road, Xihu District, Hangzhou City, Zhejiang Province, China, 310024, on December 27, 2023, at 6:00 a.m. E. T. (7:00 p.m. Beijing Time), and at any adjournments or postponements of the Annual Meeting.

On or about November 17, 2023, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and Annual Report on Form 10-K, for the fiscal year ended December 31, 2022 online and how to vote online. You will be eligible to vote your shares electronically via the Internet, by telephone or by mail by following the instructions on the Notice of Internet Availability of Proxy Materials. If you receive Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the materials unless you specifically request one. Included within this notice will be instructions on how to request and receive printed copies of these materials and a proxy card by mail.

This proxy statement/prospectus, our Annual Report on Form 10-K for fiscal year ended December 31, 2022, and other proxy materials, including the Proxy Card and the Notice of Annual Meeting, are available free of charge online at www.proxyvote.com. Directions to our Annual Meeting are available by calling +86-579-8223-9856 or by written request to Board Secretary, Kandi Technologies Group, Inc. at Jinhua New Energy Vehicle Town, Jinhua, Zhejiang Province, China, 321016.

ABOUT THE ANNUAL MEETING

General: Date, Time and Place

We are providing this proxy statement/prospectus to you in connection with the solicitation, on behalf of our Board, of proxies to be voted at our Annual Meeting or any postponement or adjournment of that meeting. The Annual Meeting will be held on December 27, 2023, at 6:00 a.m. E.T. (7:00 p.m. Beijing Time) at our executive office, located at Building 1, Floor 4, Zhijiangyin, Yunhe Road, Xihu District, Hangzhou City, Zhejiang Province, China, 310024.

Matters to be Considered and Voted Upon

At the Annual Meeting, shareholders will be asked to consider and vote to reincorporate the Company in the British Virgin Islands; to elect the nominees named herein as directors to serve until the 2022 Annual Meeting of Shareholders; to ratify the appointment of ARK as the Company’s independent auditor for the fiscal year ending December 31, 2023; to approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares, and to correspondingly increase the number of authorized shares of preferred stock from 10,000,000 to 30,000,000 shares and to conduct an advisory vote on the compensation of the named executive officers. The Board does not know of any matters to be brought before the Annual Meeting other than as set forth in the notice of meeting. If any other matters properly come before the Annual Meeting, the persons named in the form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Stock Outstanding and Entitled to Vote

Our Board established November 6, 2023 as the record date. Only holders of shares of the Company’s common stock, par value $0.001 per share, as of the record date, are entitled to notice of, and to vote at, the Annual Meeting. Each share of common stock entitles the holder thereof to one vote per share on each matter presented to our shareholders for approval at the Annual Meeting. At the close of business on the record date, we had 87,522,800 shares of our common stock outstanding.

Internet Availability of Proxy Materials and Annual Report

These proxy solicitation materials are available at www.proxyvote.com on or about November 17, 2023 to all shareholders entitled to vote at the Annual Meeting. A copy of the Company’s Annual Report on Form 10-K will be made available at www.proxyvote.com concurrently with these proxy solicitation materials.

The Company is furnishing proxy materials to our shareholders primarily via the Internet, rather than mailing printed copies of these materials to each shareholder. We believe that this process should expedite shareholders’ receipt of proxy materials, lower the costs incurred by us for the Annual Meeting and help to conserve natural resources. On or about November 17, 2023, we will mail to each shareholder of record and beneficial owners (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials”, that contains instructions on how to access and review the proxy materials, including this proxy statement/prospectus and the Company’s Annual Shareholders Report, including a letter to the shareholders and the annual report on Form 10-K, on a website referred to in such notice and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials. If you receive a Notice of Internet Availability of Proxy Materials by mail, you should not expect to receive a printed copy of the proxy materials unless you request one. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, currently or on an ongoing basis, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Quorum; Required Vote

A quorum of shareholders is required for the transaction of business at the Annual Meeting. The presence of at least a majority of all of our shares of common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by an election inspector appointed for the Annual Meeting and will be taken into account in determining whether or not a quorum is present. Abstentions and broker non-votes, which occur when a broker has not received customer instructions and indicates that it does not have the discretionary authority to vote on a particular matter on the proxy card, will be included in determining the presence of a quorum at the Annual Meeting.

Assuming that a quorum is present, our shareholders may take action at the annual meeting with the votes described below.

Reincorporation in the British Virgin Islands. Under Delaware law and the Amended and Restated Bylaws of the Company (“Bylaws”), the required vote to approve the change of our place of incorporation from Delaware to the British Virgin Islands is the affirmative vote of a majority of the shares issued and outstanding. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Election of Directors. Under Delaware law and the Company’s Bylaws, the affirmative vote of a plurality of the votes cast by the holders of our shares of common stock is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shareholders do not have any rights to cumulate their votes in the election of directors. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Approval of the Appointment of the Independent Auditor. Under Delaware law and the Company’s Bylaws, the required vote to approve the appointment of ARK as the Company’s independent auditor for the fiscal year ending December 31, 2023, is the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Approval of Increase in the Authorized Shares. Under Delaware law and the Company’s Bylaws, the required vote to approve an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares, and to correspondingly increase the number of authorized shares of preferred stock from 10,000,000 to 30,000,000 shares, is the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Non-Binding Advisory Vote on Executive Compensation. Under Delaware law and the Company’s Bylaws, the required vote to approve the compensation of the named executive officers as disclosed in this proxy statement/prospectus pursuant to the compensation disclosure rules of the SEC, is the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

Abstentions and Broker Non-Votes

Under applicable regulations, if a broker holds shares on your behalf, and you do not instruct your broker how to vote those shares on a matter considered “routine”, the broker may generally vote your shares for you. A “broker non-vote” occurs when a broker has not received voting instructions from you on a “non-routine” matter, in which case the broker does not have authority to vote your shares with respect to such matter. Rules that govern how brokers vote your shares have recently changed. Unless you provide voting instructions to a broker holding shares on your behalf, your broker may no longer use discretionary authority to vote your shares on any of the matters to be considered at the Annual Meeting other than the ratification of our independent registered public accounting firm. Please vote your proxy so your vote can be counted.

Voting Procedure; Voting of Proxies; Revocation of Proxies

Shareholders of Record

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the “shareholder of record” with respect to those shares. As the shareholder of record, you may vote in person at the Annual Meeting or vote, most conveniently vote by telephone, Internet or mail. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

By Internet — shareholders may vote on the internet by logging on to www.proxyvote.com and following the instructions given.

By Telephone — shareholders may vote by calling 1-800-690-6903 (toll-free) with a touch tone telephone and following the recorded instructions.

By Mail — shareholders must request a paper copy of the proxy materials to receive a proxy card and follow the instructions given for mailing. A paper copy of the proxy materials may be obtained by logging to www.proxyvote.com and following the instructions given. To vote using the proxy card, simply print the proxy card, complete, sign and date it and return it promptly to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. In the alternative, the proxy card can be mailed directly to the Company: Board Secretary, Kandi Technologies Group, Inc. located in Jinhua New Energy Vehicle Town, Jinhua, Zhejiang Province, China, 321016 or to Kewa Luo at Kandi Technologies Group, Inc., The Helmsley Building, 230 Park Avenue, 3rd & 4th Floor West, New York, NY 10169. Our Board has selected each of Hu Xiaoming and Jehn Ming Lim to serve as proxies.

If you vote by telephone or via the Internet, you do not need to return your proxy card. Telephone and Internet voting are available 24 hours a day and will close at 11:59 P.M. Eastern Time on December 26, 2023.

In Person — shareholders may vote in person at the Annual Meeting. To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

The Board recommends that you vote using one of the other voting methods, since it is not practical for most shareholders to attend the Annual Meeting.

Shares of our common stock represented by proxies properly voted that are received by us and are not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, such proxies will be voted FOR the Company’s reincorporation from the State of Delaware in the United States to the country of the British Virgin Islands, FOR election of each nominee for director named herein, FOR ratification of ARK as Independent auditor for the fiscal year ended December 31, 2023, FOR approval of the amendment to our Certificate of Incorporation to increase the authorized shares of common stock and preferred stock, and FOR approval of the compensation of the named executive officers described in this proxy statement/prospectus. In addition, we reserve the right to exercise discretionary authority to vote proxies, in the manner determined by us, in our sole discretion, on any matters brought before the Annual Meeting for which we did not receive adequate notice under the proxy rules promulgated by the SEC.

Street Name Shareholders

If you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you are considered the “beneficial owner” of such shares. Because a beneficial owner is not a shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote those shares at the Annual Meeting. The Board recommends that you vote using one of the other voting methods, since it is not practical for most shareholders to attend the Annual Meeting.

If you hold your shares in “street name” through a stockbroker, bank or other nominee rather than directly in your own name, you can most conveniently vote by telephone, Internet or mail. Please review the voting instructions on your voting instruction form.

Your proxy is revocable at any time before it is voted at the Annual Meeting in any of the following three ways:

1.	You may submit another properly completed proxy bearing a later date.

2.	You may send a written notice that you are revoking your proxy to Board Secretary, Kandi Technologies Group, Inc., located in Jinhua New Energy Vehicle Town, Jinhua, Zhejiang Province, China, 321016 or to Kewa Luo located at Kandi Technologies Group, Inc., The Hemsley Building, 230 Park Avenue, 3rd/4th Floor West, New York, NY 10169.

3.	You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

Dissenters’ Right of Appraisal

Under the Delaware General Corporation Law and the Company’s Certificate of Incorporation, shareholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

Proxy Solicitation

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Householding

SEC rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or, if applicable, a paper copy of our annual report and proxy statement, to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials or, if applicable, a paper copy of the annual report and proxy statement, to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. If you received a householded mailing this year and you would like to have additional copies of our Notice of Internet Availability of Proxy Materials or, if applicable, additional copies of our annual report and proxy statement mailed to you or you would like to opt out of this practice for future mailings, contact Board Secretary located in Jinhua New Energy Vehicle Town, Jinhua, Zhejiang Province, China, 321016 or to Kewa Luo located at Kandi Technologies Group, Inc., The Helmsley Building, 230 Park Avenue, 3rd/4th Floor West, New York, NY 10169. We agree to deliver promptly, upon written or oral request, a separate copy of this proxy statement and annual report to any shareholder at the shared address to which a single copy of those documents were delivered.

Shareholder List

For at least ten days prior to the Annual Meeting, a list of shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each shareholder, will be open for examination by any shareholder, for any purpose related to the Annual Meeting, during ordinary business hours at our principal executive office. The list will also be available for examination at the Annual Meeting.

Other Business

The Board is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this proxy statement/prospectus and our accompanying Notice of Annual Meeting of Shareholders. If, however, any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment.

Proposals of Shareholders for Annual Meeting of Shareholders for the year ending December 31, 2023

Shareholder proposals will be considered for inclusion in the proxy statement for the Annual Meeting of Shareholders for the year ending December 31, 2023 in accordance with Rule 14a-8 under Securities Exchange Act of 1934, as amended (the “Exchange Act”), if they are received by the Company, on or before September 29, 2024.

Shareholders who intend to present a proposal at the Annual Meeting of Shareholders for the year ending December 31, 2023 without inclusion of such proposal in our proxy materials for the Annual Meeting of Shareholders for the year ending December 31, 2023, are required to provide notice of such proposal not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred and twentieth (120th) day prior to such annual meeting, and not later than the ninetieth (90th) day prior to such meeting or tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made. Therefore, shareholder proposals must be received by us no earlier than August 30, 2024, but no later than September 29, 2024, and must otherwise comply with the notice requirements set forth under all applicable Exchange Act and SEC rules. The chairman of our Annual Meeting of Shareholders for the year ended December 31, 2023 may refuse to allow the transaction of any business or acknowledge the nomination of any person not made in compliance with the requisite procedures.

Shareholder notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on our books, of the shareholder proposing such business, (iii) the class and number of shares of the Company, which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Exchange Act, in his capacity as a proponent to a shareholder proposal.

A shareholder’s notice relating to nomination for directors shall set forth as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company, which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nominations are to be made by the shareholder and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in our Proxy Statement/Prospectus, if any, as a nominee and to serving as a director if elected).

Proposals and notices of intention to present proposals at the Annual Meeting of Shareholders for the year ended December 31, 2023 should be addressed to Board Secretary at Jinhua New Energy Vehicle Town, Jinhua, Zhejiang Province, People’s Republic of China 321016.

Voting Results of Annual Meeting

Voting results will be published in a Current Report on Form 8-K issued by us within four (4) business days following the Annual Meeting.

PROPOSAL 1

REINCORPORATION FROM DELAWARE TO THE BRITISH VIRGIN ISLANDS

We propose to change our state of incorporation from Delaware to the British Virgin Islands (the “BVI”), which we refer to as the “Reincorporation,” or “Merger”. The Reincorporation would be effected through the merger of the Company with a newly-formed wholly owned subsidiary of a newly-formed BVI corporation that is a wholly owned subsidiary of the Company, which we refer to herein as Kandi BVI, pursuant to an Agreement and Plan of Merger, or “merger agreement,” in substantially the form attached as Appendix A to this Proxy Statement/Prospectus. Upon completion of the merger, Kandi BVI will be the surviving corporation and will continue to operate our business under the name “Kandi Technologies Group, Inc.” In this section, we refer to the Company before the Reincorporation as “the Company” and after the Reincorporation as “Kandi BVI.” In connection with the Reincorporation:

●	There will be no change in our business, management, employees, headquarters, benefit plans, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation, which we expect to be immaterial);

●	The directors and officers of the Company prior to the Reincorporation will hold the same respective positions with Kandi BVI following the Reincorporation, and there will be no substantive change in direct or indirect interests of the current directors or executive officers of the Company; and

●	Your shares of common stock of the Company will automatically be converted into an equivalent number of ordinary shares of Kandi BVI. YOU WILL NOT NEED TO EXCHANGE YOUR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF KANDI BVI.

●	Kandi BVI, the surviving corporation after the Merger, which is also the listing company post-merger, will continue to be governed by the memorandum and articles of association of Kandi BVI under BVI law in the form attached as Appendix B.

●	For the avoidance of confusion, the Certificate of Amendment to the Certificate of Incorporation of Kandi Technologies Group, Inc. in the form attached as Appendix C will only be effective if (i) such proposal is passed by the necessary votes, and (ii) in the event the Reincorporation is not consummated.

Upon completion of the Reincorporation, the authorized capital stock of Kandi BVI will consist of 300,000,000 ordinary shares, $0.001 par value, and 30,000,000 preferred shares, $0.001 par value. Our common stock is currently quoted on NASDAQ. We believe that the ordinary shares of Kandi BVI will also be quoted on NASDAQ immediately after the Reincorporation.

INFORMATION ABOUT THE MERGER

Record Date and Voting Securities

Only our shareholders of record at the close of business on November 6, 2023 are entitled to vote. Our authorized securities consist of 100,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share. As of the record date, there were 87,522,800 shares of common stock issued and outstanding held by 55 holders of record, and there were no shares of preferred stock outstanding. Each share of common stock entitles the holder thereof to one non-cumulative vote on all matters submitted to a vote of shareholders.

Questions and Answers Relating to the Merger

Q:	What is the Merger?

A:	Under the Merger Agreement, Merger Sub will merge with and into Kandi, with Kandi surviving the Merger as a wholly-owned subsidiary of Kandi BVI. Upon consummation of the Merger, each issued and outstanding share of Kandi’s common stock will be converted into the right to receive one ordinary share in the capital of Kandi BVI, which shares will be issued by Kandi BVI in connection with the Merger. Following the Merger, Kandi BVI, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as it is currently being conducted by Kandi and its subsidiaries. Kandi BVI will also be managed by the same Board of Directors and executive officers that manage Kandi today.

Q:	Why does Kandi want to engage in the Merger?

A:	The Merger is part of a reorganization of Kandi’s corporate structure approved by our Board of Directors that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term and provide us with flexibility to pursue corporate development including mergers and acquisitions, spin-off and separate listing. Please see the section entitled “Reorganization Merger — Background and Reasons for the Merger.” However, there can be no assurance that following the Merger we will be able to realize these expected benefits for the reasons discussed in the section entitled “Risk Factors — Risks Relating to the Merger and Reorganization — The expected benefits of the Merger and reorganization may not be realized.” We also have incurred and will continue to incur transaction costs.

Q:	Will the Merger affect current or future operations?

A:	The Merger is not expected to have a material impact on how we conduct day-to-day operations. While the new corporate structure would not change our future operational plans to grow our business, including our focus on our Chinese business, it may improve our ability to expand internationally. The location of future operations will depend on the needs of the business, which will be determined without regard to Kandi BVI’s jurisdiction of incorporation. Please see the section entitled “Reorganization Merger — Background and Reasons for the Merger.”

Q:	Is the Merger taxable to me?

A:	The Merger should be characterized for U.S. federal income tax purposes as either a “reorganization” within the meaning of Section 368(a) of the Code, or as a transaction qualifying under Section 351 of the Code. In either case, U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of Kandi BVI ordinary shares in exchange for Kandi common stock. The aggregate tax basis in the ordinary shares of Kandi BVI received in the Merger will equal each such U.S. holder’s aggregate tax basis in the Kandi common stock surrendered. A U.S. holder’s holding period for the ordinary shares of Kandi BVI that are received in the Merger will include such U.S. holder’s holding period for the common stock of Kandi surrendered, provided the surrendered Kandi common stock is held as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Please see the section entitled “Material U.S. Federal Income Tax Considerations.”

THE TAX TREATMENT OF THE MERGER UNDER STATE OR LOCAL LAW WILL DEPEND ON THE RELEVANT JURISDICTION. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU.

Q:	Has the U.S. Internal Revenue Service rendered a ruling on any aspects of the Merger?

A:	No ruling has been requested from the U.S. Internal Revenue Service, or the IRS, in connection with the Merger.

Q:	When do you expect to complete the Merger?

A:	If the adoption of the Merger Agreement is approved by our shareholders, we anticipate that the Merger will become effective on or about December 27, 2023, although the Merger may be abandoned by our Board of Directors prior to its completion. Please see the section entitled “Risk Factors — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the Merger.”

Q:	What types of information and reports will Kandi BVI make available to shareholders following the Merger?

A:	The term foreign private issuer under the rules and regulations of the SEC means any foreign issuer other than a foreign government except an issuer meeting the following conditions as of the last business day of its most recently completed second fiscal quarter:

(i)	More than 50 percent of the outstanding voting securities of such issuer are directly or indirectly owned of record by residents of the United States; and

(ii)	Any of the following:

(a)	The majority of the executive officers or directors are United States citizens or residents;

(b)	More than 50 percent of the assets of the issuer are located in the United States; or

(c)	The business of the issuer is administered principally in the United States.

While we believe Kandi BVI qualifies as a “foreign private issuer” as of the date of this proxy statement/prospectus, Kandi BVI will remain subject to the mandates of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and, as long as the Kandi BVI’s ordinary shares are listed on the NASDAQ Stock Market, or NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, Kandi BVI will be exempt from certain rules under the Exchange Act that would otherwise apply if Kandi BVI were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

Kandi BVI may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP.

Kandi BVI will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, Kandi BVI will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, Kandi BVI will need to promptly furnish reports on Form 6-K any information that Kandi BVI (a) makes or is required to make public under the laws of the British Virgin Islands; (b) files or is required to file under the rules of any stock exchange; or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, Kandi BVI will not be required to file its annual report on Form 10-K, which may be due as soon as 75 days after its fiscal year end. As a foreign private issuer, Kandi BVI will be required to file an annual report on Form 20-F within four months after its fiscal year end.

●	Kandi BVI will not be required to provide the same level of disclosure on certain issues, such as executive compensation.

●	Kandi BVI will not be required to conduct advisory votes on executive compensation.

●	Kandi BVI will be exempt from filing quarterly reports under the Exchange Act with the SEC.

●	Kandi BVI will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information.

●	Kandi BVI will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act.

●	Directors and offices of Kandi BVI will not be required to file public reports of their stock ownership and trading activities or be subject to “short-swing” profit liability for transactions in Kandi BVI stock under Section 16 of the Exchange Act.

If Kandi BVI takes advantage of these exemptions if the Merger is effected, after the completion of the Merger, if you hold Kandi BVI securities, you may receive less information about Kandi BVI and its business than you currently receive with respect to Kandi and be afforded less protection under the U.S. federal securities laws than you are currently entitled to. However, consistent with our policy of seeking input from, and engaging in discussions with, our shareholders, on executive compensation matters, Kandi BVI intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every year after the Merger is effected. However, Kandi BVI expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more or less frequently or to not conduct them at all.

If Kandi BVI loses its status as a foreign private issuer at some future time, then it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the United States. The costs incurred in fulfilling these additional regulatory requirements could be substantial. Please see the sections entitled “Risk Factors — Risks Relating to the Merger and Reorganization — The expected benefits of the Merger and reorganization may not be realized” and “Risk Factors — Risks Relating to the Merger and Reorganization — If Kandi BVI fails to qualify as a foreign private issuer upon completion of the Merger, or loses its status as a foreign private issuer at some future time, Kandi BVI would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.”

Q:	Do I have to take any action to exchange my Kandi common stock and receive Kandi BVI ordinary shares?

A:	The Kandi common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Kandi BVI ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in Kandi BVI’s register of members upon completion of the Merger, without any further action on your part. Upon completion of the Merger, only registered shareholders reflected in Kandi BVI’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon Kandi BVI ordinary shares registered in their respective names. Any attempted transfer of Kandi stock prior to the Merger that is not properly documented and reflected in the stock records maintained by Kandi’s transfer agent as of immediately prior to the time that the Merger become effective, or the Effective Time, will not be reflected in Kandi BVI’s register of members upon completion of the Merger. Registered holders of Kandi BVI’s ordinary shares seeking to transfer Kandi BVI ordinary shares following the Merger will be required to provide customary transfer documents required by Kandi BVI’s transfer agent to complete the transfer.

If you hold Kandi common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Time the Kandi common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Kandi BVI ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold Kandi common stock in certificated form, you may exchange your Kandi stock certificates for new Kandi BVI share certificates promptly following the Merger. We will request that all Kandi stock certificates be returned to Kandi BVI’s transfer agent following the Merger. Soon after the closing of the Merger, you will be sent a letter of transmittal from our transfer agent. It is expected that, prior to the Effective Time, Equiniti Trust Company will be appointed as our transfer agent for the Merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your Kandi stock certificates for new Kandi BVI share certificates.

Kandi ’s current transfer agent is Equiniti Trust Company, which will continue to serve as the transfer agent for Kandi BVI ordinary shares after the Effective Time.

Q:	Can I trade my Kandi common stock before the Merger is completed?

A:	Yes. Kandi common stock will continue trading on NASDAQ through the last trading day prior to the date of completion of the Merger, which date of completion is expected to be on or about December 30, 2023 (ET).

Q:	After the Merger, where can I trade my Kandi BVI ordinary shares?

A:	We expect that as of the Effective Time, the Kandi BVI ordinary shares will be authorized for listing on NASDAQ, and we expect such shares will be traded on the exchange under the symbol “KNDI.”, which is the same symbol under which shares of Kandi common stock are currently listed.

Q:	How will my rights as a shareholder of Kandi BVI change after the Merger relative to my rights as a shareholder of Kandi prior to the Merger?

A:	Because of differences between Delaware law and British Virgin Islands law and differences between the governing documents of Kandi and Kandi BVI, we are unable to adopt governing documents for Kandi BVI that are identical to the governing documents for Kandi, but we have attempted to preserve in the memorandum and articles of association of Kandi BVI the same allocation of material rights and powers between the shareholders and our Board of Directors that exists under Kandi’s bylaws and certificate of incorporation.

Nevertheless, Kandi BVI’s proposed memorandum and articles of association differ from Kandi’s bylaws and certificate of incorporation, both in form and substance, and your rights as a shareholder of Kandi BVI will change relative to your rights as a shareholder of Kandi as a result of the Merger and you may not be afforded as many rights as a shareholder of Kandi BVI under applicable laws and the Kandi BVI memorandum and articles of association as you were as a shareholder of Kandi under applicable laws and the Kandi certificate of incorporation and bylaws. Please see the sections entitled “Risk Factors — Risks Relating to the Merger and Reorganization — Your rights as a shareholder of Kandi will change as a result of the Merger and you may not be afforded as many rights as a shareholder of Kandi BVI under applicable laws and the Kandi BVI memorandum and articles of association as you were as a shareholder of Kandi under applicable laws and the Kandi certificate of incorporation and bylaws,” “Description of Share Capital of Kandi BVI” and “Differences in Corporate Law.”

Notwithstanding the foregoing, the changes above may not change your rights as a shareholder significantly in practice because Kandi has a concentrated ownership structure with at least two shareholders each holding more than five percent of Kandi’s common stock. For further details on the security ownership of certain beneficial owners of Kandi, please see the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Additionally, as a foreign private issuer, Kandi BVI will be permitted to follow corporate governance practices in accordance with British Virgin Islands laws in lieu of certain NASDAQ corporate governance standards. Please see the sections entitled “Reorganization Merger — Background and Reasons for the Merger.”

SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. For more information, including a more complete description of the Merger, you should read carefully this entire proxy statement/prospectus, including the Appendices. Please also see the section entitled “Where You Can Find Additional Information.” The Merger Agreement, a copy of which is attached as Appendix A to this proxy statement/prospectus, contains the terms and conditions of the Merger. The memorandum and articles of association of Kandi BVI will serve purposes substantially similar to the certificate of incorporation and bylaws of Kandi. A copy of the memorandum and articles of association of Kandi BVI is attached to this proxy statement/prospectus as Appendix B.

The Merger Agreement

The Merger Agreement provides for a merger that would result in your shares of Kandi common stock being converted into the right to receive an equal number of ordinary shares in the capital of Kandi BVI, a company incorporated under the laws of the British Virgin Islands. Under the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Kandi BVI, which itself is to be formed as a wholly-owned subsidiary of Kandi, will merge with and into Kandi, with Kandi surviving the Merger as a wholly-owned subsidiary of Kandi BVI.

Parties to the Merger

We are a holding company incorporated in Delaware that is seeking to reincorporate into the British Virgin Islands. As a holding company with no material operations of our own, we conduct a majority of our operations through our subsidiaries, wholly-owned or partially owned, in PRC. Effective March 14, 2022, Mr. Hu Xiaoming transferred his 50% equity interest of Kandi New Energy to Zhejiang Kandi Technologies. As a result, Kandi New Energy has become a wholly owned subsidiary of Zhejiang Kandi Technologies. Our common stock currently listed on Nasdaq are shares of our holding company, and our ordinary shares registered under this prospectus which are to be issued after the merger are shares of our BVI holding company, investors will never own any shares of our PRC operating entities.

Headquartered in Jinhua City, Zhejiang Province, People’s Republic of China (“China” or “PRC”), the Company is a producer and manufacturer of electric vehicle (“EV”) products, EV parts, and off-road vehicles with operations primarily based in China for sale in the Chinese and the global markets. The Company conducts its primary business operations through its wholly-owned subsidiaries, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), Kandi Vehicles’ wholly and partially-owned subsidiaries, and SC Autosports LLC (“SC Autosports”, d/b/a Kandi America) and its wholly-owned subsidiary, Kandi America Investment, LLC (“Kandi Investment”). In March 2021, Zhejiang Kandi Vehicles Co., Ltd. changed its name to Zhejiang Kandi Technologies Group Co., Ltd. (“Zhejiang Kandi Technologies”).

Kandi BVI is a newly-formed company incorporated under the laws of the British Virgin Islands and will be a wholly-owned subsidiary of Kandi immediately prior to the Merger. Kandi BVI does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the Merger. Following the Merger, Kandi BVI, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by Kandi and its subsidiaries.

Merger Sub will be formed as a Delaware corporation and a wholly-owned subsidiary of Kandi BVI. Merger Sub will be formed to accomplish the proposed reorganization merger and will not have a significant amount of assets or liabilities and will not engage in any business other than activities associated with its anticipated participation in the Merger.

The principal executive offices of each of Kandi, Kandi BVI and Merger Sub are or will be located at Jinhua New Energy Vehicle Town, Zhejiang Province, PRC, 321016 and the telephone number of each company is (86-579) 82239856.

Corporate Structure Prior to Merger

Kandi Technologies Group, Inc.
(KNDI) (Delaware)
("Kandi Technologies")
100%
Continental Development Limited
("Continental")
100%
Kandi Technologies Group, Inc.
(Kandi BVI)
100%
SC Autosports, LLC
("SC Autosports" "d/b/a Kandi America")
100%
Zhejiang Kandi Technologies Group Co., LTD
("Zhejiang Kandi Technologies")
(formerly known as Zhejiang Kandi Vehicles Co., LTD.)
100%
Kandi Technologies Mergerco Inc.
(Merger Sub)
100%
Kandi America Investment, LLC
("Kandi Investment")
100%
China Battery Exchange Technology Co., Ltd. and its subsidiaries
("China Battery Exchange")
100%
Jinhua Kandi New Energy Vehicle Co., Ltd.
("Kandi New Energy")
Non-affiliated Entities
Non-affiliated Individuals
Non-affiliated Individuals
5%
95%
Zhejiang Kandi Smart Battery Swap Technology Co., Ltd
("Kandi Smart Battery Swap")
(formerly known as Jinhua An Kao Power Technology Co., Ltd.)
80%
10%
10%
45%
55%
10%
90%
Zhejiang Ruiheng Technology Co., Ltd. and its subsidiaries
("Ruiheng")
Kandi Electric Vehicles (Hainan) Co., Ltd.
("Kandi Hainan")
Zhejiang Kandi Supply Chain Management Co., Ltd. ("Supply Chain Company")
Non-affiliated Entities
100%
Yongkang Scrou Electric Co., Ltd
(" Yongkang Scrou")
33.3%
66.7%
95%
Hainan Kandi Holding New Energy Technology Co., Ltd.
("Hainan Kandi Holding")
5%
Jiangxi Province Huiyi New Energy Co., Ltd.
("Jiangxi Huiyi")

Corporate Structure Post-Merger

Background and Reasons for the Merger

In reaching its decision to approve the Merger Agreement and the Merger, our Board of Directors identified several potential benefits to our shareholders, which are described below under “Reorganization Merger Agreement — Background and Reasons for the Merger.” The Merger is part of a reorganization of Kandi’s corporate structure that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term. Please also see the section entitled “Risk Factors — Risks Relating to the Merger and Reorganization” below for a description of certain risks associated with the Merger and reorganization.

The Merger

Under the Merger Agreement, Merger Sub will merge with and into Kandi. Upon completion of the Merger, Kandi BVI and its subsidiaries will own and continue to conduct the business that Kandi and its subsidiaries currently conduct, in substantially the same manner. As a result of the Merger, our shareholders will own ordinary shares of Kandi BVI, a company incorporated under the laws of the British Virgin Islands, rather than common stock in Kandi, a Delaware corporation. As a result of the Merger, each outstanding share of Kandi common stock will be converted into the right to receive the same number of ordinary shares of Kandi BVI, which shares will be issued by Kandi BVI in connection with the Merger. No other organizational changes to our corporate structure are being proposed in connection with this proxy statement/prospectus. Our Board of Directors reserves the right to defer or abandon the Merger. Please see the section entitled “Risk Factors — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the Merger.”

Conditions to Completion of the Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the Merger and reorganization:

1.	the Merger Agreement has been adopted by the requisite vote of shareholders of Kandi;

2.	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the Merger;

3.	the registration statement of which this proxy statement/prospectus is a part has been declared effective by the SEC and no stop order is in effect;

4.	the Kandi BVI ordinary shares to be issued pursuant to the Merger have been authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions;

5.	all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Kandi, Kandi BVI or their subsidiaries to consummate the Merger have been obtained or made; and

6.	the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of our shareholders and that such change to the terms of the Merger does not make the disclosure provided to our shareholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to Kandi or our shareholders), our Board of Directors will not resolicit shareholder approval or consent of the Merger. If a waiver of any condition listed above would make the disclosure provided to our shareholders materially misleading, our Board of Directors will resolicit shareholder approval or consent of the Merger. Additionally, our Board of Directors reserves the right to defer or abandon the Merger as well for the reasons described under “Risk Factors — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the Merger.”

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the Merger are compliance with U.S. federal and state securities laws, the NASDAQ rules and regulations and Delaware corporate laws.

Rights of Dissenting Shareholders

Under the Delaware General Corporation Law (the “DGCL”) you will not have appraisal rights in connection with the Merger.

Ownership in Kandi BVI

The Kandi common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Kandi BVI ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in Kandi BVI’s register of members upon completion of the Merger, without any further action on your part. Upon completion of the Merger, only registered shareholders reflected in Kandi BVI’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon Kandi BVI ordinary shares registered in their respective names. Any attempted transfer of Kandi stock prior to the Merger that is not properly documented and reflected in the stock records maintained by Kandi’s transfer agent as of immediately prior to the Effective Time will not be reflected in Kandi BVI’s register of members upon completion of the Merger. Registered holders of Kandi BVI’s ordinary shares seeking to transfer Kandi BVI ordinary shares following the Merger will be required to provide customary transfer documents required by Kandi BVI’s transfer agent to complete the transfer.

If you hold Kandi common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Time, the Kandi common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Kandi BVI ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in book-entry form without any action on your part.

If you hold Kandi common stock in certificated form, you may exchange your Kandi stock certificates for new Kandi BVI share certificates promptly following the Merger. We will request that all Kandi stock certificates be returned to Kandi BVI’s transfer agent following the Merger. Soon after the closing of the Merger, you will be sent a letter of transmittal from our exchange agent. The letter of transmittal will contain instructions explaining the procedure for surrendering your Kandi stock certificates for new Kandi BVI share certificates.

Stock Exchange Listing

It is a condition to the completion of the Merger that the ordinary shares of Kandi BVI will be authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, the Kandi BVI ordinary shares will be authorized for listing on NASDAQ, and we expect such shares will be traded on the exchange under the symbol “KNDI” which is the same symbol under which shares of Kandi common stock are currently listed.

Accounting Treatment of the Merger

The Merger is a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost, in a manner similar to an exchange between entities under common control.

Tax Considerations

United States Federal Income Tax Consequences of the Merger to Kandi and Kandi BVI

We expect that neither Kandi nor Kandi BVI will incur U.S. federal income tax as a result of the completion of the Merger. Following the Merger, Kandi BVI will be subject to U.S. federal income tax on its worldwide income in the same manner as applies to Kandi because of the U.S. federal income tax rules under Section 7874 of the Code.

United States Federal Income Taxation of Kandi Shareholders

The Merger should be characterized for U.S. federal income tax purposes as either a “reorganization” within the meaning of Section 368(a) of the Code, or a transaction qualifying under Section 351 of the Code. In either case, Kandi Shareholders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of Kandi BVI ordinary shares in exchange for Kandi common stock. The aggregate tax basis in the ordinary shares of Kandi BVI received in the Merger will equal each U.S. holder’s aggregate tax basis in the Kandi common stock surrendered. A U.S. holder’s holding period for the ordinary shares of Kandi BVI that are received in the Merger will include such U.S. holder’s holding period for the common stock of Kandi surrendered, provided the surrendered Kandi common stock is held as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

Please see the section entitled “Material U.S. Federal Income Tax Considerations” for further information regarding material U.S. federal income tax consequences relating to the Merger and the ownership and disposition of Kandi BVI ordinary shares.

Cash Transfer Policy

Renminbi, as the only official currency in PRC, is still not freely convertible for direct investment or loans or investments in securities outside China, unless such use is approved by SAFE. Foreign exchange transactions under our subsidiary’s capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval requirement of SAFE. These limitations could affect our ability to convert Renminbi into foreign currency for capital expenditures. To the extent cash and/or assets in the business is in the PRC or a PRC entity, the funds and/or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. Besides, the value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Our cash management policy basically is to allocate the cash resources based on the needs and projection of each subsidiary within the Company group. Although the purpose of all transfers needs to be business operation-related, there is no strict limitation on how much cash can be transferred, because the Company treats all subsidiaries as a whole group under the Company’s policy of the fund transfer. The cash transfer is requested when needed and approved by authorized persons based on the amount of cash transfer.

As of the date of this prospectus, the Company has not made any dividend distributions to the investors, and the Company does not plan to issue any dividends in the near future.

Auditor’s Regulations

The Company also may face risks relating to the lack of PCAOB inspection on its auditor, which may cause our securities to be delisted from a U.S. stock exchange or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act, if the PCAOB has determined it is unable to investigate our auditor completely for three consecutive years beginning in 2021. The delisting or the cessation of trading of our securities, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which, if passed by the U.S. House of Representatives and signed into law, would reduce the period of time for foreign companies to comply with PCAOB audits to two consecutive years, instead of three, thus reducing the time period before our securities may be prohibited from trading or delisted. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act, as part of the Consolidated Appropriations Act, 2023, was signed into law, thus reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in China and Hong Kong, respectively, and identifies the registered public accounting firms in China and Hong Kong that are subject to such determinations. Our previous auditor, Kreit & Chiu CPA LLP, headquartered in New York City, State of New York and our current auditor, ARK, headquartered in Hong Kong, are both subject to inspection by the PCAOB once every three years or as determined by the PCAOB and are therefore not subject to such determinations. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB announced in its 2022 HFCAA Determination Report (the “2022 Report”) its determination that the PCAOB was able to secure complete access to inspect and investigate audit firms in China, and the PCAOB Board voted to vacate previous determinations to the contrary. The PCAOB may reassess its determinations and issue new determinations consistent with the HFCAA at any time. Therefore, currently, Holding Foreign Companies Accountable Act and related regulations will not affect the Company. However, if any changes occurs, such that any financial materials or audit working papers are in China, our auditors may not be inspected by the PCAOB without the approval of the PRC authorities.

Regulatory Approvals

Operational permissions

The following table lists all the material permission and approvals the Company and its subsidiaries hold as of December 31, 2022:

Company	License/Permission	Issuing Authority	Validity
Zhejiang Kandi Technologies Group, Co. Ltd.	Business License	Market Supervision and Administration Bureau of Jinhua City	Until March 12, 2052
Zhejiang Kandi Technologies Group, Co. Ltd.	Record Registration Form for Foreign Trade Business Operators	Eligible local foreign trade authorities appointed by the Ministry of Commerce	Long-term
Jinhua Kandi New Energy Vehicle Co., Ltd.	Business License	Market Supervision and Administration Bureau of Jinhua City	Until May 26, 2030
Jinhua Kandi New Energy Vehicle Co., Ltd.	Record Registration Form for Foreign Trade Business Operators	Eligible local foreign trade authorities appointed by the Ministry of Commerce	Long-term
Zhejiang Kandi Smart Battery Swap Technology Co., Ltd	Business License	Market Supervision and Administration Bureau of Jinhua City	Long-term
Zhejiang Kandi Smart Battery Swap Technology Co., Ltd	Record Registration Form for Foreign Trade Business Operators	Eligible local foreign trade authorities appointed by the Ministry of Commerce	Long-term
Yongkang Scrou Electric Co, Ltd.	Business License	Market Supervision and Administration Bureau of Yongkang City	Until November 17, 2031
Kandi Electric Vehicles (Hainan) Co., Ltd.	Business License	Market Supervision and Administration Bureau of Hainan Province	Long-term
Kandi Electric Vehicles (Hainan) Co., Ltd.	Record Registration Form for Foreign Trade Business Operators	Eligible local foreign trade authorities appointed by the Ministry of Commerce	Long-term
China Battery Exchange (Zhejiang) Technology Co., Ltd.	Business License	Market Supervision and Administration Bureau of Xihu District, Hangzhou City	Until September 13, 2050
China Battery Exchange (Hainan) Technology Co., Ltd.	Business License	Market Supervision and Administration Bureau of Hainan Province	Long-term
China Battery Exchange (Shaoxing) Technology Co., Ltd.	Business License	Market Supervision and Administration Bureau of Yuecheng District, Shaoxing City	Long-term
Jiangxi Province Huiyi New Energy Co., Ltd.	Business License	Market Supervision and Administration Bureau of Xinyu City High tech Zone	Long-term
Jiangxi Province Huiyi New Energy Co., Ltd.	Record Registration Form for Foreign Trade Business Operators	Eligible local foreign trade authorities appointed by the Ministry of Commerce	Long-term
Jiangxi Province Huiyi New Energy Co., Ltd.	Environmental impact assessment	Environmental Protection Bureau of Xinyu City	Long-term
Jiangxi Province Huiyi New Energy Co., Ltd.	Pollutant Discharge Permit	Xinyu High Tech Ecological Environment Bureau	Until July 18, 2027

Those listed above constitute all the requisite permissions or approvals the Company and its subsidiaries required to operate business. The Company and its subsidiaries have never been denied any applications concerning any permissions or approvals. If the Company or its subsidiaries does not receive or maintain such permissions or approvals, or mistakenly conclude that such permissions or approvals are not required, our business may be adversely affected. In the scenario when the Company does get denied such permissions, the Company would either avoid such field of business, or collaborate with parties that can obtain such permissions. Currently the PRC legal system is under constant development and applicable laws, regulations, or interpretations are subject to substantial uncertainties. If relevant rules suddenly change, we will have to obtain such permissions or approvals, which may be costly, and may temporarily halt our operation of business, negatively affecting our revenues and our securities’ value.

None of Kandi, Kandi BVI or our PRC Operating Entities is required to obtain permissions from PRC authorities to engage in the Merger.

CAC and CSRC Review

As advised by our PRC Counsel, Zhejiang Lizhou (Jinhua) Law Firm, as of the date of this report, (i) the Company does not hold personal information of over one million users; (ii) the Company and its subsidiaries have not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review; and (iii) the Company and its subsidiaries have never disclosed any customer or supplier information within China (except when requested by related parties, the company and its subsidiaries tailor their customer or supplier information disclosures to the narrowest possible scope), therefore, the Company believes it is not required to pass cybersecurity review of CAC. We are also not aware that there are relevant laws or regulations in the PRC explicitly requiring us to seek approval from the China Securities Regulatory Commission for our overseas listing. Further, as of the date of this report, Kandi Technologies and its subsidiaries 1) did not collect any data that will or may negatively influence PRC’s national security; and 2) strictly follow the relevant PRC laws and regulations. Since these statements and regulatory actions are new, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on a U.S. exchange. The PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S. If we do not receive or maintain the approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our common stock, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which became effective on March 31, 2023. The Trial Measures clarified and emphasized several aspects, which include but are not limited to: (1) criteria to determine whether an issuer will be required to go through the filing procedures under the Trial Measures; (2) exemptions from immediate filing requirements for issuers including those that have already been listed or registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Measures; (3) a negative list of types of issuers banned from listing or offering overseas, such as issuers whose affiliates have been recently convicted of bribery and corruption; (4) issuers’ compliance with web security, data security, and other national security laws and regulations; (5) issuers’ filing and reporting obligations, such as obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and obligation after offering or listing overseas to report to the CSRC material events including change of control or voluntary or forced delisting of the issuer; and (6) the CSRC’s authority to fine both issuers and their shareholders for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation. Because we are already publicly listed in the U.S., the Trial Measures do not impose additional regulatory burden on us beyond the obligation to report to the CSRC any material events such as a change of control or delisting, or future offerings ofv our securities with three working days upon the completion of the offering. As the Trial Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, there is uncertainty that if we are subject to such filing requirements under the Trial Measures, we will be able to get clearance from the CSRC in a timely fashion.

Risk Factors

In evaluating the Reincorporation from Delaware to the British Virgin Islands and voted on at the Annual Meeting, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” of this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on your investment in KNDI’s securities.

Below please find a summary of the principal risks, organized under relevant headings:

Risks relating to the Merger and Reorganization

●	Your rights as a shareholder of Kandi will change as a result of the Merger and you may not be afforded as many rights as a shareholder of Kandi BVI under applicable laws and the Kandi BVI memorandum and articles of association as you were as a shareholder of Kandi under applicable laws and the Kandi certificate of incorporation and bylaws.

●	BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

●	Kandi BVI’s Amended and Restated Articles of Association provide for the exclusive jurisdiction of the Courts of the British Virgin Islands for substantially all disputes between Kandi BVI and its shareholders, which could limit the shareholders’ ability to obtain a favorable judicial forum for disputes with Kandi BVI or its directors, officers, other employees or shareholders.

●	As a foreign private issuer, Kandi BVI is permitted to, and Kandi BVI may in the future choose to follow certain corporate governance practices in accordance with British Virgin Island law in lieu of certain NASDAQ requirements applicable to U.S. issuers. As a result, Kandi BVI’s members may not have the protections afforded by these corporate governance requirements, and may not receive as much information as currently afforded.

●	Changes in domestic and foreign laws, including tax law changes, could adversely affect Kandi BVI, its subsidiaries and its shareholders, and our effective tax rate may increase whether we effect the Merger or not

Risks Related to our Corporate Structure and Doing Business in the PRC

●	Substantial uncertainties and restrictions on the political and economic policies of the PRC government, PRC laws and regulations which can change quickly with little advance notice, and Chinese government’s tendency to intervene or influence your operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition; may restrict the level of legal protections to foreign investors and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	Our current corporate structure and business operations and the market price of our ordinary shares may be affected by the newly enacted Foreign Investment Law.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

●	Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

●	The CSRC has released the Trial Administrative Measures of Overseas Securities Offering and Listing by domestic companies and five guidelines, which Became effective on March 31, 2023. Currently it does not pose any additional burden to the Company, however, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our common stock to investors and could cause the value of our common stock to significantly decline or become worthless.

●	It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China.

●	Our previous auditor, Kreit & Chiu CPA LLP is headquartered in New York, and our current auditor, ARK, headquartered in Hong Kong, both are subject to inspection by the PCAOB once every two years or as determined by the PCAOB. To the extent that our independent registered public accounting firms’ audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our Ordinary Shares could be delisted from the stock exchange pursuant to the Accelerating Holding Foreign Companies Accountable Act.

●	Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

Differences in Corporate Law

The principal attributes of Kandi’s common stock and Kandi BVI’s ordinary shares will be similar. However, there are differences between the rights of shareholders under the DGCL and the rights of shareholders under British Virgin Islands law. In addition, there are differences between the provisions of Kandi’s certificate of incorporation and bylaws and Kandi BVI’s memorandum and articles of association, as explained further below in this proxy statement/prospectus. Please see the sections entitled “Risk Factors — Risks Relating to the Merger and Reorganization”. Your rights as a shareholder of Kandi will change as a result of the Merger and you may not be afforded as many rights as a shareholder of Kandi BVI under applicable laws and the Kandi BVI memorandum and articles of association as you were as a shareholder of Kandi under applicable laws and the Kandi certificate of incorporation and bylaws,” “Description of Share Capital of Kandi BVI” and “Differences in Corporate Law.”

RISK FACTORS

Set forth below, we have identified factors that could cause our actual plans or results to differ materially from those included in the forward-looking statements contained herein or included and delivered herewith. You should also review carefully the risk factors discussed in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 and in our subsequent reports filed pursuant to the Exchange Act and incorporated by reference herein, as they discuss risks affecting our business generally that could cause our actual results to differ materially from those included in the forward-looking statements contained or incorporated by reference into this Proxy Statement/Prospectus. As for the Risks Related to Our Corporate Structure and Doing Business in the PRC, since the merger will not change the corporate structure of our PRC Operating Entities, the disclosure will remain unchanged post-merger and will still be applicable to Kandi BVI.

Risks Relating to the Merger and Reorganization

Your rights as a shareholder of Kandi will change as a result of the Merger and you may not be afforded as many rights as a shareholder of Kandi BVI under applicable laws and the Kandi BVI memorandum and articles of association as you were as a shareholder of Kandi under applicable laws and the Kandi certificate of incorporation and bylaws.

Following the consummation of the Merger, the resulting company’s corporate affairs will be governed by its memorandum and articles of association, the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands (the “Act”) and the common law of the British Virgin Islands. Kandi BVI’s amended and restated articles of associations are attached hereto as Appendix B. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibility of the directors under BVI law are governed by the Act and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the British Virgin Islands. The rights of shareholders and the fiduciary responsibilities of directors under BVI law may not be as clearly established as they would be under statutes or judicial precedent in the state of Delaware. In particular, the British Virgin Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law.

Although we have attempted to preserve in the memorandum and articles of association of Kandi BVI the same allocation of material rights and powers between the shareholders and our Board of Directors that exists under Kandi’s bylaws and certificate of incorporation, because of differences between Delaware law and British Virgin Islands law and differences between the governing documents of Kandi and Kandi BVI, your rights as a shareholder in Kandi BVI will not be the same as your rights as a shareholder in Kandi. Please see the section entitled “Differences in Corporate Law” for more information.

BVI companies may not be able to initiate shareholder derivative actions, thereby depriving shareholders of the ability to protect their interests.

BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, Kandi BVI shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against Kandi BVI’s judgments of courts in the United States based on certain liability provisions of U.S. securities law and to impose liabilities against it, in original actions brought in the British Virgin Islands, based on certain liability provisions of U.S. securities laws that are penal in nature.

Under the laws of the British Virgin Islands, there are some statutory provisions for the protection of minority shareholders under the Act. The principal protection under the Act is that shareholders may bring an action to enforce the memorandum and articles of association of a BVI company. The Act sets forth the procedure to bring such a claim. Shareholders of a BVI Company are entitled to have the affairs of the company conducted in accordance with the general law and the memorandum and articles of association. Pursuant to Kandi BVI’s constitutional documents, the company is obliged to hold an annual general meeting unless the Company elects to rely on the exemption available under the NASDAQ Stock Market by following applicable procedures. BVI companies are not obligated to appoint an independent auditor and shareholders are not entitled to receive the audited financial statements of the company.

There are common law rights for the protection of shareholders that may be invoked. Such rights have also now been given a statutory basis under the Act. The common law rights are largely dependent on English company law, since the common law of the British Virgin Islands for companies incorporated under the Act is limited. Under the general rule pursuant to English company law, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum or articles of association, then the courts will grant relief. Generally, the areas in which the courts will intervene include the following:

●	an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority,

●	acts that constitute fraud on the minority where the wrongdoers control the company,

●	acts that infringe on the personal rights of the shareholders, such as the right to vote, and

●	where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders, which are more limited than the rights afforded to minority shareholders under the laws of the State of Delaware in the United States.

Since a majority of Kandi BVI’s directors, officers and assets reside or are located outside of the United States, investors may have difficulty enforcing judgments against Kandi BVI, its directors and officers.

Kandi BVI is incorporated under the laws of the British Virgin Islands. The majority of its directors and officers reside outside the United States, and a majority of Kandi BVI’s assets and some or all of the assets of such persons are located outside the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon Kandi BVI or those persons, or to recover against Kandi BVI or those persons on judgments of United States courts, including judgments predicated upon the civil liability provisions of the United States federal securities laws. Moreover, it is not certain that a court in the British Virgin Islands or PRC would award damages on the same basis as a foreign court if an action were brought in the British Virgin Islands or the PRC or that a British Virgin Islands or PRC court would enforce foreign judgments if it viewed the amount of damages as excessive or inconsistent with British Virgin Islands or PRC practice or public policy.

The courts of the British Virgin Islands or PRC would not automatically enforce judgments of United States courts obtained in actions against Kandi BVI or its directors and officers, predicated upon the civil liability provisions of the United States federal securities laws, or entertain actions brought in the British Virgin Islands or PRC against Kandi BVI or such persons predicated solely upon United States federal securities laws, although the British Virgin Islands will recognize a foreign judgment as previously described. Further, the United States has not been declared by the Government of PRC to be a reciprocating territory for the purposes of enforcement of foreign judgments, and there are grounds upon which British Virgin Islands or PRC courts may decline to enforce the judgments of United States courts. Some remedies available under the laws of United States jurisdictions, including remedies available under the United States federal securities laws, may not be allowed in British Virgin Islands or PRC courts if contrary to public policy in the British Virgin Islands or PRC. Because judgments of United States courts are not automatically enforceable in the British Virgin Islands or PRC, it may be difficult for you to recover against Kandi BVI or its directors and officers based upon such judgments. See “Enforceability of Civil Liabilities.”

Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, the courts of the British Virgin Islands will recognize a valid and conclusive judgment as the basis for a claim at common law in the British Virgin Islands provided that:

●	the U.S. court issuing the judgment had proper jurisdiction over the company subject to such judgment;

●	there is due compliance with the correct procedures under the laws of the British Virgin Islands;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy of the British Virgin Islands; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice of the British Virgin Islands.

BVI courts are also unlikely:

●	to recognize or enforce judgments against Kandi BVI of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	to impose liabilities against Kandi BVI in original actions brought in BVI, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There are grounds upon which a BVI court may not enforce the judgments of U.S. courts and some remedies available under the laws of U.S. jurisdictions, including some remedies available under U.S. federal securities laws, may not be permitted under the BVI courts as contrary to public policy in the BVI. Furthermore, no claim may be brought in the BVI by or against Kandi BVI or its directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial application under BVI law and do not have force of law in the BVI, however, a BVI court may impose civil liability, including the possibility of monetary damages, on Kandi BVI or its directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under BVI law.

Kandi BVI’s Amended and Restated Articles of Association provide for the exclusive jurisdiction of the Courts of the British Virgin Islands for substantially all disputes between Kandi BVI and its shareholders, which could limit the shareholders’ ability to obtain a favorable judicial forum for disputes with Kandi BVI or its directors, officers, other employees or shareholders.

Kandi BVI’s Amended and Restated Articles of Association provide for the exclusive jurisdiction of the Courts of the British Virgin Islands for the following civil actions:

●	any derivative action or proceeding brought on behalf of Kandi BVI, including actions arising under the U.S. federal securities laws;

●	any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Kandi BVI to the Kandi BVI or its Members;

●	any action asserting a claim arising pursuant to any provision of British Virgin Islands law or Kandi BVI’s Memorandum or Articles of Association;

●	any action asserting a claim against the Kandi BVI governed by the internal affairs doctrine.

This exclusive jurisdiction provision may limit a member’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Kandi BVI or any of its directors, officers, other employees or members, which may discourage lawsuits with respect to such claims, although Kandi BVI’s members will not be deemed to have waived Kandi BVI’s compliance with U.S. federal securities laws and the rules and regulations thereunder applicable to foreign private issuers. Alternatively, if a court were to find the exclusive jurisdiction provision contained in the Amended and Restated Articles of Association to be inapplicable or unenforceable in an action, Kandi BVI may incur additional costs associated with resolving such action in other jurisdictions, which could harm Kandi BVI’s business, operating results and financial condition. The exclusive jurisdiction provision would not prevent derivative shareholder actions based on claims arising under U.S. federal securities laws from being raised in a U.S. court and would not prevent a U.S. court from asserting jurisdiction over such claims. However, there is uncertainty whether a U.S. court would enforce the exclusive jurisdiction provision for actions for breach of fiduciary duty and other claims.

As a foreign private issuer, Kandi BVI is permitted to, and Kandi BVI may in the future choose to follow certain corporate governance practices in accordance with British Virgin Island law in lieu of certain NASDAQ requirements applicable to U.S. issuers. As a result, Kandi BVI’s members may not have the protections afforded by these corporate governance requirements, which may make its ordinary shares less attractive to investors or otherwise harm the trading price or value of its ordinary shares.

As a foreign private issuer whose ordinary shares will be listed on NASDAQ, Kandi BVI will be permitted to follow certain corporate governance practices in accordance with British Virgin Island laws in lieu of certain NASDAQ requirements, although Kandi BVI will be subject to certain independence requirements with respect to its audit committee under NASDAQ rules. NASDAQ listing rules require, inter alia, that (i) a majority of the board of directors of a listed company be comprised of independent directors; (ii) each listed company have an audit committee comprised of at least three members, each of whom must be an independent director; and (iii) each listed company have a compensation committee comprised of at least two members, each of whom must be an independent director.

Under British Virgin Islands law, the directors of Kandi BVI owe to it fiduciary duties, including a duty of loyalty, a duty to act honestly and a duty to act in good faith and in a manner they believe to be in Kandi BVI’s best interests. The directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to Kandi BVI, the directors must ensure compliance with its articles of association, as amended and restated from time to time.

A foreign private issuer must disclose in its annual reports filed with the SEC each NASDAQ requirement it does not comply with, followed by a description of its applicable home country practice. As a company incorporated in the British Virgin Islands and to be listed on the NASDAQ, Kandi BVI may in the future choose to follow its home country practice with respect to the composition of Kandi BVI’s board of directors and Nomination and Compensation Committees. Unlike the requirements of the NASDAQ, Kandi BVI would not be required to:

●	independence of board

●	independence of committees

●	regularly scheduled executive sessions with only independent directors

●	adopt and disclose a code of ethics for directors, officers and employees.

Accordingly, if Kandi BVI were to rely on such exemptions, its shareholders would not have the same protection afforded to shareholders of companies that are subject to all of the NASDAQ corporate governance requirements, which could make its ordinary shares less attractive to some investors or could otherwise harm the ordinary share price.

The expected benefits of the Merger and reorganization may not be realized.

We have presented in this proxy statement/prospectus the anticipated benefits of the Merger and reorganization. Please see the section entitled “Reorganization - Background and Reasons for the Merger.” We cannot be assured that all of the goals of the Merger and reorganization will be achievable, and some or all of the anticipated benefits of the Merger and reorganization may not occur, particularly as the achievement of the benefits are in many important respects subject to factors that we do not control. These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts. In addition, the anticipated reduction of SEC reporting requirements and related expenses may not be achieved in the event of changes to the SEC rules applicable to foreign private issuers or if we fail to qualify as a foreign private issuer. While we expect the Merger and reorganization will enable us to reduce our operational, administrative, legal and accounting costs over the long term, these benefits may not be achieved.

As a foreign private issuer, Kandi BVI will not be required to provide its shareholders with the same information as Kandi would if Kandi remained a U.S. public issuer and, as a result, you may not receive as much information about Kandi BVI as you did about Kandi and you may not be afforded the same level of protection as a shareholder of Kandi BVI under applicable laws and the Kandi BVI memorandum and articles of association as you were as a shareholder of Kandi under applicable laws and the Kandi certificate of incorporation and bylaws.

Following the completion of the Merger, Kandi BVI is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. Kandi BVI will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as the Kandi BVI’s ordinary shares are listed on the NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, Kandi BVI will be exempt from certain rules under the Exchange Act that would otherwise apply if Kandi BVI were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	Kandi BVI may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

●	Kandi BVI will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, Kandi BVI will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, Kandi BVI will need to promptly furnish reports on Form 6-K any information that Kandi BVI (a) makes or is required to make public under the laws of the British Virgin Islands, (b) files or is required to file under the rules of any stock exchange or (iii) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, Kandi BVI will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, Kandi BVI will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	Kandi BVI will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	Kandi BVI will not be required to conduct advisory votes on executive compensation;

●	Kandi BVI will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	Kandi BVI will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	Kandi BVI will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	Kandi BVI will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

If Kandi BVI takes advantage of these exemptions if the Merger is effected, after the completion of the Merger, if you hold Kandi BVI securities, you may receive less information about Kandi BVI and its business than you currently receive with respect to Kandi and be afforded less protection under the U.S. federal securities laws than you are entitled to currently. However, consistent with our policy of seeking input from, and engaging in discussions with, our shareholders, on executive compensation matters, Kandi BVI intends to provide disclosure relating to its executive compensation philosophy, policies and practices and conduct an advisory vote on executive compensation once every year after the Merger is effected. However, Kandi BVI expects to review this practice after the next such advisory vote and may at that time or in the future determine to conduct such advisory votes more or less frequently or to not conduct them at all.

If Kandi BVI fails to qualify as a foreign private issuer upon completion of the Merger, or loses its status as a foreign private issuer at some future time, Kandi BVI would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Following completion of the Merger, Kandi BVI is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, Kandi BVI will be exempt from certain rules under the Exchange Act that would otherwise apply if Kandi BVI were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. As a foreign private issuer, Kandi BVI will not be required to provide its shareholders with the same information as Kandi would if Kandi remained a U.S. public issuer and, as a result, you may not receive as much information about Kandi BVI as you did about Kandi and you may not be afforded the same level of protection as a shareholder of Kandi BVI under applicable laws and the Kandi BVI memorandum and articles of association as you were as a shareholder of Kandi under applicable laws and the Kandi certificate of incorporation and bylaws. While Kandi BVI is expected to qualify as a foreign private issuer following the completion of the Merger, if Kandi BVI fails to qualify as a foreign private issuer upon completion of the Merger, or loses its status as a foreign private issuer at some future time, Kandi BVI will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

If we decide to convert the accounting standards of our financial statements from U.S. GAAP to IFRS following the Merger, there may be a significant effect on our reported financial results.

The SEC permits foreign private issuers to file financial statements in accordance with IFRS as issued by the IASB. At any time in the future, as a foreign private issuer, we may decide to convert the accounting standards of our financial statements from U.S. GAAP to IFRS as issued by the IASB. The application by us of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC’s acceptance of such rules, could have a significant effect on our reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. IFRS may also be subject to interpretation by some or all of these entities. A change in these principles or interpretations could have a significant effect on our reported financial results.

Changes in domestic and foreign laws, including tax law changes, could adversely affect Kandi BVI, its subsidiaries and its shareholders, and our effective tax rate may increase whether we effect the Merger or not.

Changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, in both or either of the U.S. or the British Virgin Islands, could adversely affect the tax consequences of the Merger to Kandi BVI and its shareholders and/or our effective tax rates (whether associated with the Merger or otherwise). While the Merger is not anticipated to have any material impact on our effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where we operate, and our effective tax rate may increase and any such increase may be material.

The market for Kandi BVI shares may differ from the market for Kandi shares.

Although it is anticipated that the Kandi BVI ordinary shares will be authorized for listing on NASDAQ under the symbol “KNDI”, as a company incorporated under the laws of the British Virgin Islands, shares of Kandi BVI may appeal to different institutional investors, or impact the level of investment by current investors who may prefer or be required by internal guidelines to invest in companies that are incorporated in the United States. Accordingly, the reorganization may impact our institutional investor base, or the level of their respective investments in our securities, and may result in a change in the market prices, trading volume and volatility of the Kandi BVI shares from those of Kandi shares.

Our Board of Directors may choose to defer or abandon the Merger.

Completion of the Merger may be deferred or abandoned, at any time, by action of our Board of Directors. While we currently expect the Merger to take place promptly, our Board of Directors may defer completion either before or for a significant time may abandon the Merger because of, among other reasons, changes in existing or proposed laws, our determination that the Merger would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the Merger would otherwise be reduced, a dispute with the taxation authorities over the Merger (or certain aspects thereof), an unexpected increase in the cost to complete the Merger or any other determination by our Board of Directors that the Merger would not be in the best interests of Kandi or its shareholders or that the Merger would have material adverse consequences to Kandi or its shareholders.

Risks Related to Our Corporate Structure and Doing Business in the PRC

Substantial uncertainties and restrictions on the political and economic policies of the PRC government, PRC laws and regulations which can change quickly with little advance notice, and Chinese government’s tendency to intervene or influence your operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers could have a significant impact upon the business that we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition; may restrict the level of legal protections to foreign investors and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Kandi Technologies’ business operations conducted through our PRC operating entities may be adversely affected by the current and future political environment in the PRC. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our PRC operating entities’ ability to operate in China may be adversely affected by changes in Chinese laws and regulations. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements. Only after 1979 did the Chinese government begin to promulgate a comprehensive system of laws that regulate economic affairs in general, deal with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, as well as encourage foreign investment in China. Although the influence of the law has been increasing, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. Also, because these laws and regulations are relatively new, and because of the limited volume of published cases and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. In addition, there have been constant changes and amendments of laws and regulations over the past 30 years in order to keep up with the rapidly changing society and economy in China. Because government agencies and courts provide interpretations of laws and regulations and decide contractual disputes and issues, their inexperience in adjudicating new business and new polices or regulations in certain less developed areas causes uncertainty and may affect our operating entities’ business. Consequently, we cannot predict the future direction of Chinese legislative activities with respect to either businesses with foreign investment or the effectiveness on enforcement of laws and regulations in China. The uncertainties, including new laws and regulations and changes of existing laws, as well as judicial interpretation by inexperienced officials in the agencies and courts in certain areas, may cause possible problems to foreign investors. Although the PRC government has been pursuing economic reform policies for more than two decades, the PRC government continues to exercise significant control over economic growth in the PRC through the allocation of resources, controlling payments of foreign currency, setting monetary policy and imposing policies that impact particular industries in different ways. We cannot assure you that the PRC government will continue to pursue policies favoring a market oriented economy or that existing policies will not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting political, economic and social life in the PRC. The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities being offered. Any adverse changes in Chinese laws and regulations and the Chinese government’s significant oversight and discretion over the conduct of our business could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Our current corporate structure and business operations and the market price of our ordinary shares may be affected by the newly enacted Foreign Investment Law.

Post the Merger, because Kandi BVI is an exempted company incorporated in the British Virgin Islands with limited liability, it is classified as a foreign enterprise under PRC laws and regulations, and our wholly foreign-owned enterprises in the PRC will be foreign-invested enterprises.

We believe that our corporate structure comply with the current applicable PRC laws and regulations, However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Thus, the PRC governmental authorities may take a view contrary to ours.

On March 15, 2019, the National People’s Congress, China’s national legislative body (the “NPC”) approved the Foreign Investment Law, which took effect on January 1, 2020. On December 26, 2019, the PRC State Council approved the Implementation Rules of the Foreign Investment Law, which came into effect on January 1, 2020. Since they are relatively new, uncertainties exist in relation to their interpretation.

According to the Foreign Investment Law, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Negative List. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other approvals from relevant PRC government authorities. Pursuant to the Negative List, the development, manufacture and sale of EVs does not fall within the prohibited” or “restricted” category. However, since the Negative List has been adjusted and updated almost on an annual basis in the recent years, we cannot assure you that the aforementioned business of EV manufacturing and sales will continuously be beyond the “prohibited” category. If any of our subsidiaries is “restricted” or “prohibited” from foreign investment under the “Negative List” effective at the time, we may be deemed to be in violation of the Foreign Investment Law, may be required to restructure our business operations, any of which may have a material adverse effect on our business operation and the market price of our ordinary shares.

Furthermore, if future laws, administrative regulations or provisions mandate further actions to be taken by companies with respect to existing contractual arrangements, we may face substantial uncertainties as to whether we can complete such actions in a timely manner, or at all. Failure to take timely and appropriate measures to cope with any of these or similar regulatory compliance challenges could materially and adversely affect our current corporate structure and business operations and the market price of our ordinary shares.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with China-based operations, all of which could increase our compliance costs, subject us to additional disclosure requirements.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of restricting the scope of our operations in China, or causing the suspension or termination of our business operations in China entirely, all of which will materially and adversely affect our business, financial condition and results of operations. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost-efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies before their registration statements will be declared effective. On August 1, 2021, the China Securities Regulatory Commission stated in a statement that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. We cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference in China.

Compliance with China’s new Data Security Law, Measures on Cybersecurity Review (revised draft for public consultation), Personal Information Protection Law (second draft for consultation), regulations and guidelines relating to the multi-level protection scheme and any other future laws and regulations may entail significant expenses and could materially affect our business.

Recently, the Cyberspace Administration of China has taken action against several Chinese internet companies in connection with their initial public offerings on U.S. securities exchanges, for alleged national security risks and improper collection and use of the personal information of Chinese data subjects. According to the official announcement, the action was initiated based on the National Security Law, the Cyber Security Law and the Measures on Cybersecurity Review, which are aimed at “preventing national data security risks, maintaining national security and safeguarding public interests.” On July 10, 2021, the Cyberspace Administration of China published a revised draft of the Measures on Cybersecurity Review, expanding the cybersecurity review to data processing operators in possession of personal information of over 1 million users if the operators intend to list their securities in a foreign country.

It is unclear at the present time how widespread the cybersecurity review requirement and the enforcement action will be and what effect they will have on our business. China’s regulators may impose penalties for non-compliance ranging from fines or suspension of operations, and this could lead to us delisting from the U.S. stock market.

Also, on August 20, 2021, the National People’s Congress passed the Personal Information Protection Law, which will be implemented on November 1, 2021. The law creates a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons in China outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The law also proposes that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to-be-set by Chinese cyberspace regulators are also required to store in China personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Lastly, the draft contains proposals for significant fines for serious violations of up to RMB 50 million or 5% of annual revenues from the prior year.

Interpretation, application and enforcement of these laws, rules and regulations evolve from time to time and their scope may continually change, through new legislation, amendments to existing legislation and changes in enforcement. Compliance with the Cyber Security Law and the Data Security Law could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. Despite our efforts to comply with applicable laws, regulations and other obligations relating to privacy, data protection and information security, it is possible that our practices, offerings or platform could fail to meet all of the requirements imposed on us by the Cyber Security Law, the Data Security Law and/or related implementing regulations. Any failure on our part to comply with such law or regulations or any other obligations relating to privacy, data protection or information security, or any compromise of security that results in unauthorized access, use or release of personally identifiable information or other data, or the perception or allegation that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing counterparties from contracting with us or result in investigations, fines, suspension or other penalties by Chinese government authorities and private claims or litigation, any of which could materially adversely affect our business, financial condition and results of operations. Even if our practices are not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, financial condition and results of operations. Moreover, the legal uncertainty created by the Data Security Law and the recent Chinese government actions could materially adversely affect our ability, on favorable terms, to raise capital, including engaging in follow-on offerings of our securities in the U.S. market.

The CSRC has released the Trial Administrative Measures of Overseas Securities Offering and Listing by domestic companies and five guidelines, which Became effective on March 31, 2023. Currently it does not pose any additional burden to the Company, however, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our common stock to investors and could cause the value of our common stock to significantly decline or become worthless.

On February 17, 2023, with the approval of the State Council, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which became effective on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; and (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (2) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC according to the requirements; (3) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies; and (4) domestic companies that are already listed on overseas exchanges by or before March 31, 2023 are not required to make any filings with CSRC unless they raise additional equity financing.

As of the date of proxy statement/prospectus, neither we nor our PRC subsidiary has been subject to any investigation, or received any notice, warning, or sanction from the CSRC or other applicable government authorities related to our listing. As a China-based issuer already listed on the Nasdaq Stock Market, we are not subject to the filing requirements of the Trial Measures, other than that we are required to file with the CSRC for our future offering within three days upon completion. There is no assurance that we can complete such filing in a timely manner or even at all. Any failure by us to comply with such filing requirements may result in an order to rectify, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities.

Recent greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, the CAC and other relevant PRC governmental authorities jointly promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures provide that net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures require that an online platform operator which possesses the personal information of at least one million users must apply for a cybersecurity review by the CAC if it intends to be listed in foreign countries.

On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

As advised by our PRC Counsel, Zhejiang Lizhou (Jinhua) Law Firm, as of the date of this report, (i) the Company does not hold personal information of over one million users; (ii) the Company and its subsidiaries have not been informed by any PRC governmental authority of any requirement that it file for a cybersecurity review; and (iii) the Company and its subsidiaries have never disclosed any customer or supplier information within China (except when requested by related parties, the company and its subsidiaries tailor their customer or supplier information disclosures to the narrowest possible scope), therefore, the Company believes it is not required to pass cybersecurity review of CAC. We are also not aware that there are relevant laws or regulations in the PRC explicitly requiring us to seek approval from the China Securities Regulatory Commission for our overseas listing. Further, as of the date of this report, Kandi Technologies and its subsidiaries 1) did not collect any data that will or may negatively influence PRC’s national security; and 2) strictly follow the relevant PRC laws and regulations. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operation or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

As of the date of this proxy statement/prospectus, neither Kandi, nor any of its subsidiaries, including the PRC Operating Entities are currently required to obtain approval from Chinese authorities, including the China Securities Regulatory Commission, or CSRC, or Cybersecurity Administration Committee, or CAC, to list on U.S exchanges or issue securities to foreign investors. Any failure of us to fully comply with new regulatory requirements, such as being denied permissions from Chinese authorities, may significantly limit or completely hinder our ability to continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which could materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. In addition, the PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that requires Kandi BVI and its subsidiaries, including the PRC Operating Entities, to obtain other regulatory approval from Chinese authorities to continue listing in the U.S. Upon that time, if we were required to obtain approval and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

Investors may experience difficulties in effecting service of legal process, enforcing judgements or bringing original actions based on United States or foreign laws against us or our management.

We, through our PRC operating entities, conduct substantially all of our operations in China and almost all of our assets are located in China. In addition, almost all of our senior executive officers reside in China. As a result, it may not be possible to effect service of process on our senior executive officers within the United States or elsewhere outside China, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws.

From time to time, Kandi is involved in several litigations that we believe to be without merit, some have been dismissed, while others are still pending. In March 2017 and December 2020, several putative shareholder class actions were filed against Kandi Technologies Group, Inc. (“Kandi”) and certain of its current and former directors and officers alleging violations of the federal securities laws. In February 2019, a shareholder commenced a derivative action against certain current and former directors of Kandi. All of these pending shareholder litigations are tried in the courts in the United States. We believe we can successfully defend ourselves, however, if finally judgements are made against us, as advised by our Chinese Counsel, the shareholders may face substantial difficulties in executing such judgement since China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of court orders and final judgments. In addition, the effect of the merger on these pending shareholder litigation is uncertain and, there can be no assurance that the merger will not have a material effect on any potential judgments in these cases or provide parties with a basis to pursue new litigation against us, our parent company, and/or our respective directors and officers.

It may be difficult for U.S. regulators, such as the Department of Justice, the SEC, and other authorities, to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigations initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with regulatory authorities in the Unities States — including the SEC and the Department of Justice — may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC territory. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties you face in protecting your interests.

Our previous auditor, Kreit & Chiu CPA LLP is headquartered in New York, and our current auditor, ARK, headquartered in Hong Kong, both are subject to inspection by the PCAOB on a regular basis. To the extent that our independent registered public accounting firm’s audit documentation related to their audit reports for our company become located in China, the PCAOB may not be able inspect such audit documentation and, as such, you may be deprived of the benefits of such inspection and our Ordinary Shares could be delisted from the stock exchange pursuant to the Holding Foreign Companies Accountable Act.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On June 22, 2021, the U.S. Senate passed AHFCAA which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, under this proposal, if the auditor is not subject to PCAOB inspections for two consecutive years, it will trigger the prohibition on trading, thus posing more risks on potential delisting as well as the price of Company’s Ordinary Shares especially on foreign companies. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”), which the AHFCAA forms a part, was signed into law, and it officially reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCAA from three years to two, thus, would reduce the time before an applicable issuer’s securities may be prohibited from trading or delisted.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, the Public Company Accounting Oversight Board (the “PCAOB”) issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in parts of the PRC including: (i) Mainland China, and (ii) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. The PCAOB reassessed the 2021 PCAOB Determinations that the positions taken by PRC authorities prevented the PCAOB from inspecting and investigating in mainland China and Hong Kong completely. The PCAOB sent its inspectors to conduct on-site inspections and investigations of firms headquartered in mainland China and Hong Kong from September to November 2022. On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to the audit of our financial statements. There is a risk that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, and that the PCAOB may re-evaluate its determinations as a result of any obstruction with the implementation of the Protocol. Such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, under the HFCAA as incorporated into the CAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our ordinary shares being delisted by an exchange. Our previous auditor, Kreit & Chiu CPA LLP, headquartered in New York and our current auditor, ARK, headquartered in Hong Kong, both are subject to inspection by the PCAOB once every two years or as determined by the PCAOB. Our auditor is not identified in this report as a firm subject to the PCAOB’s determination.

Our independent registered public accounting firm issued an audit opinion on the financial statements included in this report filed with the SEC and will issue audit reports related to us in the future. As auditors of companies that are traded publicly in the United States and a firm registered with the PCAOB, our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. However, to the extent that our auditor’s work papers become located in China, such work papers will not be subject to inspection by the PCAOB because the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities. Inspections of certain other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. We are required by the HFCAA to have an auditor that is subject to the inspection by the PCAOB. While our present auditor is located in the United States and the PCAOB is able to conduct inspections on such auditor, to the extent this status changes in the future and our auditor’s audit documentation related to their audit reports for our company becomes outside of the inspection by the PCAOB or if the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, trading in our Ordinary Shares could be prohibited under the HFCAA, and as a result our Ordinary Shares could be delisted from Nasdaq.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA, which became effective on May 5, 2021. We will be required to comply with these rules if the SEC identifies our auditors as having a “non-inspection” year under a process to be subsequently established by the SEC.

On May 13, 2021, the PCAOB proposed a new rule for implementing the HFCAA. Among other things, the proposed rule provides a framework for the PCAOB to use when determining, under the HFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The proposed rule would also establish the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information it will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the board of the PCAOB can modify or vacate its determinations. The proposed rule was adopted by the PCAOB on September 22, 2021 and approved by the SEC on November 5, 2021.

The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to the PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCAA. However, some of the recommendations were more stringent than the HFCAA. For example, if a company was not subject to the PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

On December 2, 2021, the SEC issued amendments to finalize the interim final rules previously adopted in March 2021, and established procedures to identify issuers and prohibit the trading of the securities of certain registrants as required by the HFCAA.

While the HFCAA is not currently applicable to the Company because the Company’s current auditors are subject to PCAOB review, if this changes in the future for any reason, the Company may be subject to the HFCAA. The implications of this regulation if the Company were to become subject to it are uncertain. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on Nasdaq earlier than would be required by the HFCAA. If our Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase the Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of the Ordinary Shares.

Changes in currency conversion policies in China may have a material adverse effect on us.

Renminbi (“RMB”) is still not a freely exchangeable currency. Since 1998, the State Administration of Foreign Exchange of China has promulgated a series of circulars and rules in order to enhance verification of foreign exchange payments under Chinese entity’s current account items, and has imposed strict requirements on borrowing and repayments of foreign exchange debts from and to foreign creditors under the capital account items and on the creation of foreign security in favor of foreign creditors.

This may complicate foreign exchange payments to foreign creditors under the current account items and thus may affect the ability to borrow under international commercial loans, the creation of foreign security, and the borrowing of RMB under guarantees in foreign currencies. Moreover, the value of RMB may become subject to supply and demand, which could be largely impacted by international economic and political environments. Any fluctuations in the exchange rate of RMB could have an adverse effect on the operational and financial condition of the Company and its subsidiaries in China.

Restrictions on currency exchange may limit our ability to receive and use our revenue effectively.

Some of our revenue is denominated in Renminbi. As a result, restrictions on currency exchange may limit our ability to use revenue generated in Renminbi to fund any business activities we may have outside China in the future or to make dividend payments to our shareholders in U.S. dollars. Under current PRC laws and regulations, Renminbi is freely convertible for current account items, such as trade and service-related foreign exchange transactions and dividend distributions. However, Renminbi is not freely convertible for direct investment or loans or investments in securities outside China, unless such use is approved by SAFE. For example, foreign exchange transactions under our subsidiary’s capital account, including principal payments in respect of foreign currency-denominated obligations, remain subject to significant foreign exchange controls and the approval requirement of SAFE. These limitations could affect our ability to convert Renminbi into foreign currency for capital expenditures. To the extent cash and/or assets in the business is in the PRC or a PRC entity, the funds and/or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. And the Chinese government is further strengthening the control of foreign exchange, we will not be able to change the Chinese government’s decision in our own power.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RMB and between those currencies and other currencies in which our sales may be denominated. Because substantially all of our earnings and cash assets are denominated in RMB, fluctuations in the exchange rate between the U.S. dollar and the RMB will affect our balance sheet and our earnings per share in U.S. dollars. In addition, appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA/MANAGEMENT’S DISCUSSION
AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For information regarding the selected historical consolidated financial data of Kandi, and Management’s Discussion and Analysis of its Financial Condition and Results of Operations, please see Kandi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, incorporated by reference in this proxy statement/prospectus.

As neither Kandi BVI nor Merger Sub has any operations or assets, we have not included any information about the historical financial data of such entities, or a separate discussion of their financial performance, in this proxy statement/prospectus.

SUMMARY PRO FORMA FINANCIAL INFORMATION

Pro forma condensed consolidated financial statements for Kandi BVI are not presented in this proxy statement/prospectus because there are no significant pro forma adjustments required to be made to the historical consolidated financial statements of Kandi to give effect to the transaction. The transaction will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Please see the section entitled “Merger and Merger Agreement — Accounting Treatment of the Merger.” Costs incurred in connection with the Merger and reorganization are not expected to be material and will be expensed as incurred.

BUSINESS/PROPERTIES LEGAL PROCEEDINGS

For information regarding the business, properties and legal proceedings of Kandi, please see the Annual Report on Form 10-K of Kandi Technologies for the fiscal year ended December 31, 2022 that is incorporated by reference into this proxy statement/prospectus.

Kandi BVI does not have any operations or assets. Accordingly a separate discussion of its business, properties and legal proceedings is not included in this proxy statement/prospectus.

MERGER

The following includes a brief summary of the material provisions of the Merger and Merger Agreement, a copy of which is attached as Appendix A and incorporated by reference into this proxy statement/prospectus. We encourage you to read the Merger Agreement in its entirety for a more complete description of the Merger. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

Introduction

The Merger Agreement provides for a merger that would result in your shares of Kandi common stock being converted into the right to receive an equal number of ordinary shares in the capital of Kandi BVI, a company incorporated under the laws of the British Virgin Islands. Under the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Kandi BVI, which itself is currently a wholly-owned subsidiary of Kandi, will merge with and into Kandi, with Kandi surviving the Merger as a wholly-owned subsidiary of Kandi BVI. If the Merger Agreement is adopted by the majority of shareholders of Kandi, we anticipate that the Merger will become effective on or about December 30, 2023. Following the Merger, Kandi BVI, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by Kandi and its subsidiaries. Immediately following the Merger, you will own an interest in Kandi BVI, which will be managed by the same Board of Directors and executive officers that managed Kandi immediately prior to the Merger. Additionally, the consolidated assets and employees of Kandi BVI will be the same as those of Kandi immediately prior to the Merger.

The Parties to the Merger

Headquartered in Jinhua City, Zhejiang Province, People’s Republic of China (“China” or “PRC”), the Company is a producer and manufacturer of electric vehicle (“EV”) products, EV parts, and off-road vehicles with operations primarily based in China for sale in the Chinese and the global markets. The Company conducts its primary business operations through its wholly-owned subsidiaries, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), Kandi Vehicles’ wholly and partially-owned subsidiaries, and SC Autosports LLC (“SC Autosports”, d/b/a Kandi America). In March 2021, Zhejiang Kandi Vehicles Co., Ltd. changed its name to Zhejiang Kandi Technologies Group Co., Ltd. (“Zhejiang Kandi Technologies”). Kandi BVI is a newly-formed company incorporated under the laws of the British Virgin Islands and currently a wholly-owned subsidiary of Kandi. Kandi BVI does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the Merger. Following the Merger, Kandi BVI, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by Kandi and its subsidiaries.

Merger Sub will be formed as a Delaware corporation and a wholly-owned subsidiary of Kandi BVI. Merger Sub will be formed to accomplish the proposed reorganization merger and will not have a significant amount of assets or liabilities and will not engage in any business following its formation other than activities associated with its anticipated participation in the Merger.

The principal executive offices of each of Kandi, Kandi BVI and Merger Sub are or will be located at Jinhua New Energy Vehicle Town, Zhejiang Province, PRC, 321016 and the telephone number of each company is (86-579) 82239856.

Background and Reasons for the Merger

We believe the Merger, which would change our place of incorporation from the United States to the British Virgin Islands, would be in the best interests of our shareholders and would allow us to reduce operational, administrative, legal and accounting costs over the long term.

We currently have most of our assets and operations outside the United States and we believe there is no particular business reason to remain a company incorporated, and to maintain key corporate functions, in the United States. We believe that by reincorporating to a jurisdiction outside the United States, we will be able to qualify as a “foreign private issuer” under the rules and regulations of the SEC and thereby provide us with more flexibility in corporate development to grow and strengthen our business through the mergers and acquisitions, spin-off and separate listing and reduce our operational, administrative, legal and accounting costs. We have chosen to reorganize under the laws of the British Virgin Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services. We could have selected a different jurisdiction outside of the United States, but we believe many non-Chinese companies operating in China are incorporated in the British Virgin Islands and as a result many of our current and potential strategic partners have substantial experience doing business with British Virgin Islands companies and corporate structures.

As noted, following the completion of the Merger, Kandi BVI is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC and if we take advantage of the reduced reporting obligations associated with being a foreign private issuer, it will reduce operational, administrative, legal and accounting costs in the long term. Kandi BVI will remain subject to the mandates of the Sarbanes-Oxley Act, and, as long as Kandi BVI’s ordinary shares are listed on NASDAQ, the governance and disclosure rules of that stock exchange. However, as a foreign private issuer, Kandi BVI will be exempt from certain rules under the Exchange Act that would otherwise apply if Kandi BVI were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer.

Additionally, as a foreign private issuer, Kandi BVI will be permitted to follow corporate governance practices in accordance with the laws of the British Virgin Islands in lieu of certain NASDAQ corporate governance standards, such as the following NASDAQ corporate governance standards requiring that:

●	the majority of the Board of Directors be comprised of independent directors;

●	executive compensation be determined by independent directors or a committee of independent directors;

●	director nominees be selected, or recommended for selection by the Board of Directors, by independent directors or a committee of independent directors;

●	an audit committee be comprised of at least three members, each of whom is an independent director and one of whom has finance and accounting experience; and

●	all related party transactions be reviewed by the audit committee or another independent body of the Board of Directors.

Ogier, our British Virgin Islands counsel, has advised us that there are no comparable laws of the British Virgin Islands related to the above corporate governance standards. Notwithstanding the foregoing, we do not intend to initially rely on NASDAQ exemptions or accommodations for foreign private issuers following the Merger.

We believe the Merger and the related reorganization will enhance shareholder value. However, we cannot predict what impact, if any, the Merger and reorganization will have in the long term in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business.

For a discussion of the risk factors associated with the Merger and reorganization, please see the section entitled “Risk Factors — Risks Relating to the Merger and Reorganization.”

Disadvantages of Reorganizing in the British Virgin Islands

There are certain disadvantages that accompany reorganizing in the British Virgin Islands, including:

●	The British Virgin Islands has a different body of securities laws and corporate laws as compared to the United States and may provide significantly less protection to investors;

●	British Virgin Islands companies may not have standing to sue before the federal courts of the United States; and

●	Kandi BVI’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between it and our officers, directors and shareholders be arbitrated.

Kandi BVI’s corporate affairs are governed by its memorandum and articles of association, by the Act and by the common law of the British Virgin Islands. The rights of shareholders to take action against Kandi BVI’s directors, actions by minority shareholders and the fiduciary responsibilities of Kandi BVI’s directors to Kandi BVI under the British Virgin Islands law are to a large extent governed by the common law of the British Virgin Islands. The common law in the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands and from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the British Virgin Islands. The rights of Kandi BVI’s members and the fiduciary responsibilities of its directors, although clearly established under the British Virgin Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedents in some jurisdictions of the United States. In particular, the British Virgin Islands has a different body of securities laws relative to the United States. Therefore, Kandi BVI’s members may have more difficulty protecting their interests in the face of actions by Kandi BVI’s management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States. In addition, shareholders of British Virgin Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. The British Virgin Islands courts are also unlikely to impose liability against Kandi BVI, in original actions brought in the British Virgin Islands, based on certain civil liabilities provisions of U.S. securities laws. Please see the section entitled “Enforceability of Civil Liabilities.” Please see also the risk factors above under the heading “Risks Relating to the Merger and Reorganization.”

Additionally, most of our operations are conducted in the PRC, and a significant portion of our assets are located in the PRC. After the Merger, a majority of Kandi BVI’s directors and all of its executive officers will continue to reside outside of the United States, and all or a substantial portion of such persons’ assets are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon Kandi BVI or such persons, or to enforce against them in courts of the United States, the British Virgin Islands or PRC, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

For a discussion of the enforceability of civil liabilities following the merger and reorganization, please see the section entitled “Enforceability of Civil Liabilities.”

The Merger

The steps that have been taken to date, and that will be taken, to complete the Merger are:

●	Kandi has formed Kandi BVI, with Kandi holding 1,000 ordinary shares issued by Kandi BVI.

●	Kandi BVI, in turn, will form Merger Sub and hold 100 shares of common stock of Merger Sub.

●	Upon the effectiveness of the Merger, (i) Merger Sub will merge with and into Kandi, with Kandi surviving, and (ii) the 100 shares of common stock of Merger Sub held by Kandi BVI will be converted into 100 shares of common stock of Kandi, as the surviving corporation in the Merger. All outstanding shares of Kandi common stock will be converted into the right to receive an equal number of ordinary shares of Kandi BVI, which shares will be issued by Kandi BVI as part of the Merger.

●	Kandi BVI will repurchase the 1,000 ordinary shares issued to Kandi prior to the Merger.

●	As a result, Kandi will, upon completion of the Merger, become a wholly-owned subsidiary of Kandi BVI.

The following diagram depicts our organizational structure immediately before and after the Merger.

At the Effective Time, Kandi BVI will adopt and assume the obligations of Kandi under or with respect to certain contracts or agreements as described in the Merger Agreement. The contracts and agreements will become the obligations of Kandi BVI and will be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated.

Possible Abandonment

Pursuant to the Merger Agreement, the Board of Directors of Kandi may exercise its discretion to terminate the Merger Agreement, and therefore abandon the Merger, at any time prior to the Effective Time, including after the adoption of the Merger Agreement by Kandi’s shareholders. Please see the section entitled “Risk Factors — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the Merger.”

Additional Agreements

As part of the Merger, Kandi BVI will assume Kandi’s agreements with its executive employees as provided in the Merger Agreement, all of the foregoing as may be amended immediately prior to the Effective Time. Although the Merger will constitute a change in control for purposes of the foregoing agreements with Kandi’s executive officers, we will not incur any obligation as a result of the Merger under the terms of the agreements since Kandi BVI will assume the agreements and any such obligation will be waived in connection with the Merger, if applicable.

Conditions to Completion of the Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the Merger and reorganization:

1.	the Merger Agreement has been adopted by the requisite vote of shareholders of Kandi;

2.	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the Merger;

3.	the registration statement of which this proxy statement/prospectus is a part has been declared effective by the SEC and no stop order is in effect;

4.	the Kandi BVI ordinary shares to be issued pursuant to the Merger have been authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions;

5.	all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Kandi, Kandi BVI or their subsidiaries to consummate the Merger have been obtained or made; and

6.	the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our Board of Directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of our shareholders and that such change to the terms of the Merger does not make the disclosure provided to our shareholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to Kandi or our shareholders), our Board of Directors will not resolicit shareholder approval or consent of the Merger. If a waiver of any condition listed above would make the disclosure provided to our shareholders materially misleading, our Board of Directors will resolicit shareholder approval or consent of the Merger. Additionally, our Board of Directors reserves the right to defer or abandon the Merger as well for the reasons described under “Risk Factors — Risks Relating to the Merger and Reorganization — Our Board of Directors may choose to defer or abandon the Merger.”

Effective Time

If we obtain the requisite shareholder consent, we anticipate that the Merger will become effective on or about December 30, 2023, and at least twenty (20) calendar days after the filing and mailing of this proxy statement/prospectus, pending the approval from NASDAQ. Our Board of Directors will have the right, however, to defer or abandon the Merger at any time if it concludes that completion of the Merger would not be in the best interests of Kandi or our shareholders.

Management of Kandi BVI

Immediately prior to the Effective Time, the directors and officers of Kandi at such time will be elected or appointed as the directors and officers of Kandi BVI (to the extent the directors and officers of Kandi BVI and Kandi are not already identical), each such person to have the same office(s) with Kandi BVI (and the same committee memberships in the case of directors) as he or she held with Kandi, with the directors to serve until the earlier of the next meeting of the Kandi BVI shareholders at which an election of directors is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the Merger are compliance with U.S. federal and state securities laws, NASDAQ rules and regulations and Delaware corporate law (including the filing of articles of merger with the Secretary of State of the State of Delaware).

Rights of Dissenting Shareholders

Under the DGCL, you will not have appraisal rights in connection with the Merger because, among other reasons, the Kandi BVI shares you receive in the Merger will be listed on NASDAQ.

Ownership in Kandi BVI

The Kandi common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Kandi BVI ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in Kandi BVI’s register of members upon completion of the Merger, without any further action on your part. Upon completion of the Merger, only registered shareholders reflected in Kandi BVI’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon Kandi BVI ordinary shares registered in their respective names. Any attempted transfer of Kandi stock prior to the Merger that is not properly documented and reflected in the stock records maintained by Kandi’s transfer agent as of immediately prior to the Effective Time will not be reflected in Kandi BVI’s register of members upon completion of the Merger. Registered holders of Kandi BVI’s ordinary shares seeking to transfer Kandi BVI ordinary shares following the Merger will be required to provide customary transfer documents required by Kandi BVI’s transfer agent to complete the transfer.

If you hold Kandi common stock in uncertificated book-entry form (for example, if you hold your shares through a broker), at the Effective Time, the Kandi common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive an equal number of Kandi BVI ordinary shares and such shares will be registered in your name (or your broker’s name, as applicable) in the register of members of Kandi BVI without any action on your part.

If you hold Kandi common stock in certificated form, you may exchange your Kandi stock certificates for new Kandi BVI share certificates promptly following the Merger. We will request that all Kandi stock certificates be returned to Kandi BVI’s transfer agent following the Merger. Soon after the closing of the Merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, Equiniti Trust Company will be appointed as our exchange agent for the Merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your Kandi stock certificates for new Kandi BVI share certificates.

Kandi’s current transfer agent is Equiniti Trust Company, which will continue to serve as the transfer agent for Kandi BVI’s ordinary shares after the Effective Time.

Stock Exchange Listing

Kandi’s common stock is currently listed on NASDAQ under the symbol “KNDI”. There is currently no established public trading market for Kandi BVI’s ordinary shares, however, it is a condition to the completion of the Merger that the shares of Kandi BVI will be authorized for listing on NASDAQ, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the Effective Time, Kandi BVI’s ordinary shares will be authorized for listing on NASDAQ, and we expect such shares will be traded on the exchange under the symbol “KNDI”.

It is anticipated that Kandi BVI will qualify as a foreign private issuer in the U.S. following the Merger. As a foreign private issuer, Kandi BVI will be permitted to follow corporate governance practices in accordance with the British Virgin Islands laws in lieu of certain NASDAQ corporate governance standards. However, we do not intend to initially rely on NASDAQ exemptions or accommodations for foreign private issuers following the Merger.

Accounting Treatment of the Merger

The Merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost as an exchange between entities under common control.

BVI Taxation

The BVI does not impose a withholding tax on dividends paid by Kandi BVI to holders of its ordinary shares, nor does the BVI levy any capital gains or income taxes on Kandi BVI. Further, a holder of Kandi BVI’s ordinary shares who is not a resident of the BVI is exempt from the BVI income tax on dividends paid with respect to the ordinary shares. Holders of ordinary shares are not subject to the BVI income tax on gains realized on the sale or disposition of the ordinary shares.

No stamp duties or other similar taxes or charges are payable under the laws of the BVI in respect of the execution or delivery of any of the documents relating the proposed merger or the performance or enforcement of any of them.

Kandi BVI’s ordinary shares are not subject to transfer taxes, stamp duties or similar charges in the BVI. However, as a company incorporated under the BVI Act, we are required to pay the BVI government an annual license fee based on the number of shares we are authorized to issue.

There is no income tax treaty or convention currently in effect between the United States and the BVI.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the Merger and of the ownership and disposition of Kandi BVI ordinary shares after the Merger, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary deals only with holders who hold the common stock of Kandi surrendered, and who will hold the ordinary shares of Kandi BVI received in the Merger, as capital assets within the meaning of Section 1221 of the Code. This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income consequences different from those set forth below. We have not sought any ruling from the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of particular circumstances, nor does it address the U.S. federal income tax consequences to persons who are subject to special rules under U.S. federal income tax law, including:

●	banks, insurance companies or other financial institutions;

●	regulated investment companies or real estate investment trusts;

●	persons liable for the alternative minimum tax;

●	tax-exempt organizations;

●	partnerships or other pass-through entities for U.S. federal income tax purposes;

●	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid United States federal income tax;

●	certain former citizens or long-term residents of the United States;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock;

●	holders who acquired our stock as compensation or pursuant to the exercise of a stock option;

●	persons who hold our common stock as part of a hedging, integrated or conversion transaction, constructive sale or a straddle; or

●	U.S. holders whose “functional currency is not the U.S. dollar.

In addition, this discussion does not address any foreign, state, or local laws or U.S. federal estate and gift tax laws and does not address the Medicare tax on net investment income. Holders are urged to consult their own tax advisors as to specific tax consequences to them of the Merger and of the ownership and disposition of Kandi BVI ordinary shares after the Merger in light of their particular circumstances, including the applicability and effect of any state, local, or foreign tax laws and of changes in applicable tax laws.

For purposes of this discussion, a U.S. holder is a beneficial owner of common stock that is, for U.S. federal income tax purposes, any of the following: (i) an individual who is a citizen or resident of the United States; (ii) a corporation, or any other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (b) it has a valid election in effect under applicable law and regulations to be treated as a United States person. A non-U.S. holder is a beneficial owner of common stock (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

In the case of a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partners of partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Merger and of the ownership and disposition of Kandi BVI ordinary shares.

Tax Consequences of the Merger to Kandi and Kandi BVI

Notwithstanding the Reincorporation in the BVI, under Section 7874 of the Code Kandi BVI will be treated for U.S. federal income tax purposes as a U.S. corporation and, among other consequences, will be subject to U.S. federal income tax on its worldwide income in the same manner as applies to Kandi. Because Kandi BVI will be treated as a U.S. corporation for all purposes under the Code, Kandi BVI will not be treated as a “passive foreign investment company,” as such rules apply only to non-U.S. corporations for U.S. federal income tax purposes.

We expect that neither Kandi nor Kandi BVI will incur U.S. federal income tax as a result of the completion of the Merger.

This discussion assumes that Section 7874 of the Code continues to apply to treat Kandi BVI as a U.S. corporation for all purposes under the Code. If, for some reason (e.g., future repeal of Section 7874 of the Code), Kandi BVI were no longer treated as a U.S. corporation under the Code, the U.S. federal income tax consequences described herein could be materially and adversely affected.

Tax Consequences of the Merger to U.S. Holders

The Merger should be characterized for U.S. federal income tax purposes as either a “reorganization” within the meaning of Section 368(a) of the Code, or as a transaction qualifying under Section 351 of the Code. In either case, U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of Kandi BVI ordinary shares in exchange for Kandi common stock. The aggregate tax basis in the ordinary shares of Kandi BVI received in the Merger will equal each U.S. holder’s aggregate tax basis in the Kandi common stock surrendered. A U.S. holder’s holding period for the ordinary shares of Kandi BVI that are received in the Merger will include such U.S. holder’s holding period for the common stock of Kandi surrendered.

Certain U.S. holders who receive Kandi BVI ordinary shares in exchange for common stock of Kandi as a result of the Merger may be required to report certain information to the IRS on such U.S. holders’ U.S. federal income tax returns for the year in which the Merger takes place and to retain certain records related to the Merger.

The IRS could challenge a U.S. holder’s treatment of the Merger as a tax-free reorganization under Section 368 of the Code or as a transaction qualifying under Section 351 of the Code. If this treatment were successfully challenged, then the Merger would be treated as a taxable transaction. In that case, a U.S. holder would recognize gain or loss in an amount equal to the difference, if any, between (i) the fair market value (expressed in U.S. dollars) of the Kandi BVI ordinary shares received in exchange for Kandi common stock pursuant to the Merger and (ii) the adjusted tax basis (expressed in U.S. dollars) of such U.S. holder in the Kandi common stock exchanged therefor. Any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if such common stock exchanged is held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. holder that is an individual, estate, or trust. Deductions for capital losses are subject to complex limitations under the Code.

Tax Consequences of the Ownership and Disposition of Kandi BVI Ordinary Shares to U.S. Holders

Distributions

Kandi BVI does not currently anticipate paying distributions on its ordinary shares. In the event that Kandi BVI does make a distribution of cash or other property (other than certain pro rata distributions of Kandi BVI ordinary shares) in respect of its ordinary shares, the gross amount of such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from the current or accumulated earnings and profits of Kandi BVI, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds the current and accumulated earnings and profits of Kandi BVI generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a U.S. holder’s Kandi BVI ordinary shares, and to the extent the amount of the distribution exceeds a U.S. holder’s adjusted tax basis in the Kandi BVI ordinary shares, the excess will be treated as gain from the disposition of such ordinary shares (the tax treatment of which is discussed below under “— Sale or Other Disposition”). Subject to certain holding period and other requirements, (a) any dividends received by a U.S. holder that is a corporation will be eligible for the dividends received deduction and (b) any dividends received by a non-corporate U.S. holder (including an individual) will be eligible for the reduced tax rates that apply to “qualified dividend income.”

The amount of any dividend paid in foreign currency will equal the dollar value of the foreign currency received calculated by reference to the exchange rate in effect on the date the dividend is actually or constructively received by a U.S. holder, regardless of whether the foreign currency is converted into dollars. If the foreign currency received as a dividend is converted into dollars on the date it is received, a U.S. holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income. If the foreign currency received as a dividend is not converted into dollars on the date of receipt, a U.S. holder will have a basis in the foreign currency equal to its dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the foreign currency will be treated as U.S. source ordinary income or loss.

Sale or Other Disposition

U.S. holders of Kandi BVI ordinary shares will recognize capital gain or loss on any sale, exchange, or other taxable disposition of ordinary shares in an amount equal to the difference between the amount realized for the Kandi BVI ordinary shares and the U.S. holder’s tax basis in the ordinary shares. Such gain or loss generally will be long-term capital gain or loss if the ordinary shares have been held for more than one year. A U.S. holder’s holding period for Kandi BVI ordinary shares will generally include such U.S. holder’s holding period for the common stock of Kandi surrendered in the Merger. Under current law, long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, information reporting will apply to dividends in respect of Kandi BVI ordinary shares and the proceeds from the sale, exchange or other disposition of Kandi BVI ordinary shares that are paid to a U.S. holder within the United States (and in certain cases, outside the United States), unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if a U.S. holder fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Tax Consequences of the Merger to Non-U.S. Holders

The Merger should be characterized for U.S. federal income tax purposes as either a “reorganization” within the meaning of Section 368(a) of the Code, or as a transaction qualifying under Section 351 of the Code. In either case, the receipt of Kandi BVI ordinary shares in exchange for Kandi common stock will not be a taxable transaction to non-U.S. holders for U.S. federal income tax purposes.

The IRS could challenge a non-U.S. holder’s treatment of the Merger as a tax-free reorganization under Section 368 of the Code or as a transaction qualifying under Section 351 of the Code. If this treatment were successfully challenged, then the Merger would be treated as a taxable transaction. In that case, a non-U.S. holder would generally not recognize gain or loss for U.S. federal income tax purposes unless: (i) gain with respect to the Kandi common stock transferred in the Merger is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States; or (ii) in the case of gain realized by an individual non-U.S. holder, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of the sale and certain other conditions are met.

Tax Consequences of the Ownership and Disposition of Kandi BVI Ordinary Shares to Non-U.S. Holders

Distributions

The rules applicable to non-U.S. holders for determining the extent to which distributions on Kandi BVI ordinary shares, if any, constitute dividends for U.S. federal income tax purposes are the same as for U.S. holders. See “— Tax Consequences of the Ownership and Disposition of Kandi BVI Ordinary Shares to U.S. Holders — Distributions.”

Kandi BVI does not currently anticipate paying distributions on its ordinary shares. Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if the Kandi BVI ordinary shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Other Disposition

Subject to the discussion of backup withholding and FATCA below, any gain realized by a non-U.S. holder on the sale or other disposition of Kandi BVI ordinary shares generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

●	Kandi BVI is or has been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S.-source capital losses even though the individual is not considered a resident of the United States.

Generally, a U.S. corporation is a “United States real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Because we do not currently own significant U.S. real property, we believe Kandi BVI is not currently and will not become a “United States real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of Kandi BVI ordinary shares made within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

FATCA

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends on Kandi BVI ordinary shares paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Tax Consequences of the Ownership and Disposition of Kandi BVI Ordinary Shares to Non-U.S. Holders — Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders should consult their own tax advisors regarding these requirements and whether they may be relevant to a particular holder’s ownership of Kandi BVI ordinary shares.

DESCRIPTION OF SHARE CAPITAL OF KANDI BVI

The following description of the material terms of Kandi BVI’s shares following the Merger includes a summary of specified provisions of the memorandum and articles of association of Kandi BVI that will be the public company’s memorandum and articles of association upon the completion of the Merger. This description is qualified by reference to the memorandum and articles of association of Kandi BVI, a copy of which is attached as Appendix B to this proxy statement/prospectus and incorporated herein by reference. You are encouraged to read the relevant provisions of the British Virgin Islands law as they relate to the following summary.

Authorized Share Capital

Kandi BVI will be authorized to issue 1,000,000,000 ordinary shares of a nominal or par value of $0.001 each. The ordinary shares may be issued from time to time at the discretion of the Board of Directors without shareholder approval. The Board of Directors of Kandi BVI is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper.

As of the close of business on November 6, 2023, Kandi BVI had 1,000 ordinary shares outstanding. If the Merger is completed, Kandi BVI will issue approximately 87,522,800 ordinary shares in the Merger and the 1,000 ordinary shares outstanding prior to the Merger will be repurchased.

The rights, privileges, restrictions or conditions attaching to a class of shares may not be modified other than with the approval of the holders of such class, voting separately as a class. Please also see the subsections entitled “Changes to Rights of a Class or Series” and “Voting” below.

Register of Members

Under British Virgin Islands law, a share in a British Virgin Islands company is duly issued only when the name of the shareholder is entered in the register of members of a company, and the register of members is by statute regarded as prima facie evidence of the shareholders of a company. A person becomes a shareholder of a British Virgin Islands company, and is therefore able to benefit from the rights attaching to such shares, only on the date that such person is entered on the register of members. Upon completion of the Merger, Kandi BVI will immediately update the register of members to record and give effect to the issue of shares by Kandi BVI to Kandi shareholders. Once the register of members of Kandi BVI has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name. No consents or approvals are required by British Virgin Islands law from any governmental authorities or agencies or other official bodies in the British Virgin Islands in connection with updating the register of members of Kandi BVI.

Voting

Holders of Kandi BVI ordinary shares are entitled to receive notice of any meeting of shareholders and to one vote for each share held of record on all matters at all meetings of shareholders, except at a meeting where holders of a particular class or series of shares are entitled to vote separately. Kandi BVI’s ordinary shareholders have no cumulative voting rights. Kandi BVI’s members take action by a majority of votes cast, unless otherwise provided by the Companies Law of the British Virgin Islands or Kandi BVI’s memorandum and articles of association.

Under the Kandi BVI’s memorandum and articles of association, some matters, such as altering or adding to the memorandum of association require the approval of shareholders by a resolution that is either (a) passed by a majority of shareholders as, being entitled to do so, vote in person or by proxy at a general meeting or (b) that is signed by a majority of the shareholders entitled to vote on that resolution.

Changes to Rights of a Class or Series

Kandi BVI’s memorandum and articles of association, if at any time the shares which Kandi BVI is authorized to issue are divided into different classes of shares, the rights attaching to any class may only be changed by a consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by the holders of at least a two-thirds of the shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of the class. At such a separate general meeting, the quorum shall be at least the shareholders holding or representing by proxy at least a majority of the issued shares of the class. Any holder of shares of the class present in person or by proxy at such meeting may demand a poll.

Quorum for General Meetings

A meeting of Members is duly constituted if at the commencement of the Annual Meeting there are present in person or by proxy not less than 50 percent of the votes of the shares or class or series of shares entitled to vote on resolutions of the Kandi BVI shareholders to be considered at the Annual Meeting.

Special Meetings of Shareholders

A special meeting of Kandi BVI may be called only by Kandi BVI’s Board of Directors or one or more shareholders in the aggregate entitled to exercise 30 percent or more of the voting rights in respect of a matter for which the meeting is requested.

Dividend Rights

Kandi BVI’s Board of Directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of Kandi BVI’s lawfully available funds. For information regarding Kandi BVI’s expected future dividend payments, please see the section entitled “Market for our Common Stock; Dividends — Dividend Policy.”

Rights Upon Liquidation

Upon the winding up of Kandi BVI, after creditors of the corporation have been paid in full, the assets shall be distributed to, or the losses shall be borne by the shareholders of Kandi BVI in proportion to the par value of the shares held by them at the commencement of the winding up (up to the amount paid in shares by each shareholder, respectively).

No Liability for Further Calls or Assessments

The Kandi BVI ordinary shares to be issued in the Merger will be duly and validly issued, fully paid and non-assessable.

No Preemptive Rights

Kandi BVI shareholders have no preemptive rights to subscribe for or purchase any additional securities issued by Kandi BVI.

Redemption of Ordinary Shares

Kandi BVI may (i) issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of Kandi BVI or the shareholder on such terms and in such manner as the shareholders of Kandi BVI may, before the issue of the shares, by at least two-thirds majority determine; (ii) purchase its own shares, including any redeemable shares, in accordance with the articles of association; or (iii) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

Restrictions on Transfer

Kandi BVI’s share register is determinative of membership in Kandi BVI. A written instrument of transfer is required under the British Virgin Islands Laws, in order to register on Kandi BVI’s register of members any transfer of shares. The articles of association of Kandi BVI further provide that such written instrument of transfer must be signed by the transferor and contain the name and address of the transferee. The articles of association of Kandi BVI also provide that the Board of Directors of Kandi BVI may resolve to refuse or delay the registration of the transfer for reasons that shall be specified in the resolution, but where the Board passes such a resolution, Kandi BVI must notify the transferor and the transferee.

Transfer Agent

The registrar for Kandi BVI’s ordinary shares is expected to be Vistra Corporate Services Centre located at Wikhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. The transfer agent for Kandi BVI remains the same as Kandi, i.e., Equiniti Trust Company.

Anti-Takeover Provisions

Neither Kandi nor Kandi BVI has a shareholder rights plan.

There are material differences between the DGCL and the Companies Law of the British Virgin Islands that both have the effect of reducing the anti-takeover provisions applicable with respect to Kandi BVI. British Virgin Islands. Please see the sections entitled “Differences in Corporate Law — Interested Shareholder Transactions” and “Differences in Corporate Law — Acquisition of Controlling Interest.”

DIFFERENCES IN CORPORATE LAW

Your rights as a shareholder of Kandi are governed by the DGCL and Kandi’s certificate of incorporation and bylaws. After the Merger, you will become a shareholder of Kandi BVI and your rights will be governed by the Companies Law of the British Virgin Islands, as amended, or the British Virgin Islands Companies Law (the “Act”), and Kandi BVI’s memorandum and articles of association.

The principal attributes of Kandi’s common stock and Kandi BVI’s ordinary shares are similar. However, there are differences between your rights under the DGCL and under the Act. In addition, there are differences between Kandi’s certificate of incorporation and bylaws and Kandi BVI’s memorandum and articles of association. The following discussion is a summary of the material differences in your rights that would result from the Merger. As such, this summary does not cover all the differences between the Act and the DGCL affecting corporations and their shareholders or all of the differences between Kandi’s certificate of incorporation and bylaws and Kandi BVI’s memorandum and articles of association. While we believe this summary is accurate in all material respects, the following descriptions are qualified in their entirety by reference to the complete text of the relevant provisions of the Act, the DGCL, Kandi’s certificate of incorporation and bylaws and Kandi BVI’s memorandum and articles of association. A copy of Kandi BVI’s memorandum and articles of association that will become the public company’s memorandum and articles of association upon consummation of the Merger is attached to this proxy statement/prospectus as Appendix B. For information as to how you can obtain a copy of Kandi’s certificate of incorporation and bylaws, please see the section entitled “Where You Can Find Additional Information.” We encourage you to read the laws and documents referenced above.

Differences of Shareholder Rights

Upon the completion of the Merger, the Amended and Restated Memorandum and Articles of Association of Kandi BVI (the “Charter Documents”) will become the governing documents of the surviving corporation. The Charter Documents will be amended prior to the Annual Meeting to include protective provisions substantially similar to those contained in Kandi’s amended and restated certificate of incorporation immediately prior to the Merger. Upon the effectiveness of such amendment, there will not be any material differences between the provisions of Kandi’s amended and restated certificate of incorporation and Kandi BVI’s Charter Documents A comparison of the material provisions of Kandi’s and Kandi BVI’s governing documents, as well as a comparison of the material provisions of the Delaware and BVI corporate statutes, and all material differences, if any in Kandi management’s judgment, are summarized below. Shareholders should refer to the annexes of the forms of the Memorandum and Articles of Association, the DGCL and the corporate law of the British Virgin Islands, including the Act, to understand how these laws apply to Kandi and Kandi BVI and may affect you. Under BVI law, holders of a company’s stock or shares are referred to as shareholders, as opposed to shareholders.

Provision	Kandi	Kandi BVI
Authorized Capital/Shares	100,000,000 shares of common stock authorized, par value $0.001 per share	1,000,000,000 shares of common stock authorized, par value $0.001 per share (Immediately prior to the Merger)

Par Value	Stated in U.S. dollars

	Changes in capital generally require shareholder approval	Changes in the number of shares the company may issue, pursuant to the Charter Documents, may be made by resolution of shareholders or resolution of directors

Preferred Shares	Directors may fix the designations, powers, preferences, rights, qualifications, limitations and restrictions by resolution	Preferred shares must be authorized in the Charter Documents and the rights attaching to such shares set out in the memorandum of Association

Registered Shares	Shares of capital stock of Kandi to be registered shares	Same as Kandi

Provision	Kandi	Kandi BVI
Purpose of Corporation	To engage in any lawful act not prohibited by law	To carry on or undertake any business activity irrespective of corporate benefit and not prohibited by law

Amended and Restated Certificate of Incorporation/memorandum and articles of association	Requires shareholder vote and, except in limited circumstances, by the board of directors	Requires vote of the shareholders or, as permitted by the Act and the Charter Documents, by resolution of the board of directors only where such amendment is required to provide for the rights conferred by preferred shares on their holders pursuant to the Charter Documents

Registered Office	c/o Corporation Service Company 251 Little Falls Drive Wilmington, DE 19808	Vistra Corporate Services Centre located at Wikhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands

Transfer Agent	Equiniti Trust Company	Same as Kandi

Voting Rights	Common stock: one share, one vote on all matters before the holders of the common stock	Ordinary shares: one share, one vote on all matters before the holders of the ordinary shares

Other classes of equity may have voting rights as assigned to them by the board of directors or as approved by shareholders

	Directors elected by plurality, all other matters either by majority of issued and outstanding or majority of those present and entitled to vote as specified by law	Directors elected by plurality as provided in Charter Documents; all other matters by a majority of those shares present and entitled to vote

Redemption of Equity	Shares may be repurchased or otherwise acquired, provided the capital of the company will not be impaired by the Merger	Shares may be repurchased or otherwise acquired, provided the company will remain solvent after the Merger

	Company may hold or sell treasury shares	Same as Kandi

Shareholder consent	Permitted as required for a vote at a meeting	Same as Kandi

Notice Requirements for Shareholder Nominations and Other Proposals	In general, to bring a matter before an annual meeting or to nominate a candidate for director, a shareholder must give notice of the proposed matter or nomination not less than 90 days and not more than 120 days prior to public disclosure of the date of annual meeting	The Charter Documents do not contain an express right for shareholders to bring a matter before an annual meeting or nominate a director candidate

Provision	Kandi	Kandi BVI
In the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholder, to be timely, the notice must be received by the company no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure was made, whichever first occurs

Meetings of Shareholders — Presence	In person or by proxy or other appropriate electronic means	In person or by proxy or by telephone or other electronic means and all shareholders can hear one another

Meeting of Shareholder — Notice	Not less than 10 days or more than 60 days	Not less than seven days; no maximum limit

Meeting of Shareholders — Call of Meeting	Regular and annual meetings shall be called by the directors. Special meetings may be called only by majority of board of directors, chief executive officer or by a majority of the issued and outstanding capital stock entitled to vote	Meetings may be called by the directors or by shareholders holding 30% of the outstanding votes. The articles require an annual meeting of the members for the election of directors to be called by the directors

Meetings on short notice may be called upon waiver or presence of all the members holding shares entitled to vote or 90% of the total number of shares entitled to vote agree to short notice

Meeting of Shareholders — Place	Within or outside Delaware	Within or outside the BVI as the directors consider necessary or desirable

Meeting of Shareholders — Quorum	Majority of the capital stock issued and outstanding and entitled to vote at meeting. Meeting may be adjourned for up to 30 days without additional notice to shareholders.	Not less than 50% of the votes of the shares entitled to vote. Adjournment to the next business day at the same time and the same place if quorum is not present.

Meeting of Shareholders — Record Date	As fixed by the directors, no more than 60 days and no less than 10 days before the meeting. If not fixed, the day before notice of meeting is given	As fixed by the directors, may be the date on which notice of the meeting is given to the shareholders or such later date as specified in the notice, being a date not earlier than the date of the notice.

Directors — Election	By the shareholders as entitled by their terms, including the holders of common stock	By the shareholders, including the holders of ordinary shares, or by the directors who have the power to appoint additional directors and the filling of any vacancy in that connection.

Directors — Removal	By the shareholders for cause	By resolution of shareholders, passed by a majority vote or by resolution of directors passed by majority vote, in either case with or without cause.

Provision	Kandi	Kandi BVI
Directors — Vacancy	May be filled by majority of remaining directors (unless they are the result of the action of shareholders) and newly created vacancies may be filled by majority of remaining directors	Same as Kandi

Directors — Number	Unless established by the amended and restated certificate of incorporation, as determined by board of directors, but not less than one	There is no minimum or maximum number of directors

Directors — Quorum and Vote Requirements	A majority of the entire board. The affirmative vote of a majority of directors present at a meeting at which there is a quorum constitutes action by the board of directors	Not less than one-third of the total number of directors (with a minimum of 2) present in person or by alternate, except if there is only one director, then a quorum will be one director, and a sole director passes resolution by written consent. A resolution is passed at a meeting by the affirmative vote of a majority of the directors or consented to in writing by all directors

Directors — Powers	All powers to govern the corporation not reserved to the shareholders	Same as Kandi

Directors — Committees	Directors may establish one or more committees with the authority that the board determines	Directors may establish one or more committees with the authority that the board determines, subject to certain restrictions under the Act

Directors — Consent Action	Directors may take action by written consent of all directors, in addition to action by meeting	Same as Kandi

Director — Alternates	Not permitted	Directors may, by written instrument, appoint an alternate who need not be a director, who may attend meetings in the absence of the director and vote in the place of the directors

Directors — Appoint Officers	Directors appoint the officers of the corporation, subject to the by-laws, with such powers as they determine	Same as Kandi, subject to the Charter Documents and certain restrictions under the Act

Provision	Kandi	Kandi BVI
Director — Limitation of Liability	Directors liability is limited, except for (i) breach of loyalty, (ii) act not in good faith or which involves international misconduct or a knowing violation of law, (iii) willful violation of law in respect of payment of dividend or converting shares, or (iv) actions in which director receives improper benefit	Duty to act honestly and in good faith with a view to the best interests of the company and exercise care, diligence and skill that a reasonable director would exercise in the same circumstances, taking the factual circumstances into account. No provisions in the memorandum, articles or agreement may relieve a director from the duty to act in accordance with the memorandum or articles or from personal liability arising from the management of the business or affairs of the company. Further, a director who vacates office remains liable in respect of acts or omissions that occurred while he was a director.

Director — Indemnification Insurance	Company may purchase insurance in relation to any person who is or was a director or officer of the company	Same as Kandi

Amendments to Organizational Documents	Amendments must be approved by the board of directors and by a majority of the outstanding stock entitled to vote on the amendment, and if applicable, by a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series. By-laws may be amended by the shareholders entitled to vote at any meeting or, if so provided by the amended and restated certificate of incorporation, by the board of directors	Amendments to the Charter Documents, with certain restrictions, may be made by resolution of the shareholders or by the resolution of the board of directors

Sale of Assets	The sale of all or substantially all the assets of the company requires shareholder approval	The sale of more than 50% of the assets of the company requires shareholder approval, other than in the regular course of business

Dissenters’ Rights	Provision is made under Delaware corporate law to dissent and obtain fair value of shares in connection with certain corporate actions that require shareholder approval or consent	Provision is made under the Act to dissent and obtain fair value of shares in connection with certain corporate actions that require shareholder approval or consent

Indemnification of Officers and Directors

British Virgin Island law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under Kandi BVI’s memorandum and articles of association, subject to the Act, Kandi BVI may and shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of Kandi BVI (excluding the auditors), or who is or was serving at the request of Kandi BVI as a director or officer of another company, partnership, joint venture, trust or other enterprise (referred to herein as an “Indemnified Person”). Each such Indemnified Person shall be indemnified out of the assets of Kandi BVI against any liability, action, proceeding, claim, demand, judgments, fines, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may reasonably incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. In addition, to be entitled to indemnification, an Indemnified Person must not have acted in such a manner as to have incurred the liability by virtue of having committed actual fraud or willful default but no person shall be found to have committed actual fraud or willful default unless or until a court of competent jurisdiction shall have made a finding to that effect.

Kandi BVI may purchase and maintain insurance for the benefit of any director or other officer of Kandi BVI against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to Kandi BVI.

Defenses Against Hostile Takeovers

While the following discussion summarizes the reasons for, and the operation and effects of, the principal provisions of Kandi BVI’s Amended and Restated Memorandum and Articles of Association that management has identified as potentially having an anti-takeover effect, it is not intended to be a complete description of all potential anti-takeover effects, and it is qualified in its entirety by reference to the full texts of Kandi BVI’s Amended and Restated Memorandum and Articles of Association.

In general, the anti-takeover provisions of Kandi BVI’s Amended and Restated Memorandum and Articles of Association are designed to minimize susceptibility to sudden acquisitions of control that have not been negotiated with and approved by Kandi BVI’s board of directors. As a result, these provisions may tend to make it more difficult to remove the incumbent members of the board of directors. The provisions would not prohibit an acquisition of control of Kandi BVI or a tender offer for all of Kandi BVI’s shares. The provisions are designed to discourage any tender offer or other attempt to gain control of Kandi BVI in a transaction that is not approved by the board of directors, by making it more difficult for a person or group to obtain control of Kandi BVI in a short time and then impose its will on the remaining shareholders. However, to the extent these provisions successfully discourage the acquisition of control of Kandi BVI or tender offers for all or part of Kandi BVI’s shares without approval of the board of directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by shareholders to be in their best interests.

Tender offers or other non-open market acquisitions of shares will generally be made at prices above the prevailing market price of Kandi BVI’s shares. In addition, acquisitions of shares by persons attempting to acquire control through market purchases may cause the market price of the shares to reach levels that are higher than would otherwise be the case. Anti-takeover provisions may discourage such purchases, particularly those of less than all of Kandi BVI’s shares, and may thereby deprive shareholders of an opportunity to sell their shares at a temporarily higher price. These provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those shareholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but also any attempts to acquire control that are not approved by the board of directors, whether or not shareholders deem such transactions to be in their best interest.

Shareholder Meetings

The Act provides that shareholder meetings shall be convened by the board of directors upon the written request of shareholders holding more than 30% of the votes of the outstanding voting shares of the company. Kandi BVI’s Amended and Restated Articles of Association provide that annual shareholder meetings for the election of directors may be called by the directors or by shareholders holding more than 30% of the votes of the outstanding voting shares of the company.

Directors

Number of Directors and Filling Vacancies on the Board of Directors. The Act requires that the board of directors of a company consist of one or more directors and that the number of directors may be fixed by the company’s Articles of Association. Kandi BVI’s Amended and Restated Articles of Association provide for no maximum number of directors, subject to any subsequent amendment to change the number of directors. The power to determine the number of directors is vested in the board of directors and the shareholders. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in the board of directors in the interim period between annual or special meetings of members called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection. Directors may be removed by the members for cause or without cause on a vote of a majority of the shareholders passed at a meeting called for the purpose of removing the director or by written resolution or with cause by a resolution of directors passed at a meeting or by written resolution.

Election of Directors. Under the Act, there is no cumulative voting by shareholders for the election of the directors. The absence of cumulative voting rights effectively means that the holders of a majority of the shares voted at a shareholders meeting may, if they so choose, elect all directors of Kandi BVI, thus precluding a small group of shareholders from controlling the election of one or more representatives to the board of directors.

Rights of Minority Shareholders

There is statutory protection of minority shareholders under the Act. The principal protection under the Act is that shareholders may bring an action to enforce the memorandum and articles of association of the company. The Act sets forth the procedure to bring such an action. Shareholders are entitled to have the affairs of the company conducted in accordance with the general law and the company’s memorandum and articles of association. The company is obliged to hold an annual general meeting under its memorandum and articles of association and provide for the election of directors. Companies may appoint an independent auditor and shareholders may receive the audited financial statements of the company, but are not entitled to do so under the Act.

The Act has introduced a series of remedies available to shareholders. Where a company incorporated under the new legislation conducts some activity which breaches the Act or the company’s memorandum and articles of association, the court can issue a restraining or compliance order. Shareholders can now also bring derivative, personal and representative actions under certain circumstances. The traditional English basis for shareholders’ remedies have also been incorporated into the Act — where a shareholder of a company considers that the affairs of the company have been, are being or are likely to be conducted in a manner likely to be oppressive, unfairly discriminating or unfairly prejudicial to him, he may now apply to the court for an order on such conduct.

Any shareholder of a company may apply to court for the appointment of a liquidator for the company and the court may appoint a liquidator for the company if it is of the opinion that it is just and equitable to do so.

The Act provides that any shareholder of a company is entitled to payment of the fair value of his shares upon dissenting from any of the following: (a) a merger; (b) a consolidation; (c) any sale, transfer, lease, exchange or other disposition of more than 50% in value of the assets or business of the company if not made in the usual or regular course of the business carried on by the company but not including (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the shareholders in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a redemption of 10%, or fewer of the issued shares of the company required by the holders of 90%, or more of the shares of the company pursuant to the terms of the Act; and (e) an arrangement, if permitted by the court.

Generally any other claims against a company by its shareholders must be based on the general laws of contract or tort applicable in the British Virgin Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for BVI business corporations is limited. Under the general rule pursuant to English company law, known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the board of directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to law and the constituent documents of the corporation. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum and articles of association, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (i) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority, (ii) acts that constitute fraud on the minority where the wrongdoers control the company, (iii) acts that infringe on the rights of the shareholders, such as the right to vote, and (iv) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders.

Under the law of Delaware, the rights of minority shareholders are similar to that which will be applicable to the shareholders of Kandi BVI. The principal difference, as discussed elsewhere, will be the methodology and the forum for bringing such an action. It is also generally the case that the Delaware courts can exercise a wide latitude in interpretation and wide discretion in fashioning remedies in a particular case. Under English precepts of the law of minority shareholders, there is generally a more restricted approach to the enforcement of the rights through the interpretation of the law and the memorandum and articles of association.

Transfer of Kandi BVI Securities Upon Death of Holder

Because Kandi BVI is a BVI company, the transfer of the securities of Kandi BVI, including ordinary shares, for estate administration purposes will be governed by BVI law. This may require that the estate of a decedent security holder of Kandi BVI seek to obtain a grant of probate or letters of administration from a BVI court in order to transfer the shares upon the shareholder’s death. Kandi BVI has attempted to modify this requirement by inserting in its Articles of Association a provision that permits the board of directors to decide whether or not to permit decedent transfers based on estate documentation from non-BVI jurisdictions, more in accordance with U.S. practice, without any action having to be taken in the British Virgin Islands. The board of directors intends to follow this procedure. There is no assurance that this will result in an enforceable transfer. The board of directors will be fully indemnified for its actions in this regard pursuant to the Articles of Association.

Status as a Foreign Private Issuer

Upon consummation of the Merger, Kandi BVI may be a foreign private issuer within the meaning of the rules promulgated under the Exchange Act, depending upon the composition of its shareholder base, location of assets and certain other factors. As such, it would be exempt from certain provisions applicable to the U.S.-incorporated public companies including:

●	The rules requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	The sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under such Act;

●	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

●	The sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

Therefore, Kandi BVI’s members may not be afforded the same protections or information generally available to investors holding shares in public companies organized in the United States.

ENFORCEABILITY OF CIVIL LIABILITIES

Kandi BVI was incorporated under the laws of the British Virgin Islands because of certain benefits associated with being a British Virgin Islands company, such as political and economic stability, an effective judicial system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Additionally, most of our operations are conducted in the PRC, and a significant portion of our assets are located in the PRC. In addition, after the Merger a majority of Kandi BVI’s directors and all of its executive officers will continue to reside in the PRC, and all or a substantial portion of their assets are located in the PRC. As a result, it may be difficult for you to effect service of process within the United States upon Kandi BVI or such persons, or to enforce against them in courts of the United States, British Virgin Islands or PRC, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Kandi BVI has appointed Ms. Kewa Luo as its agent to receive service of process with respect to any action brought against it in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against it in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

Ogier, our counsel as to the British Virgin Islands law, have advised us that there is uncertainty as to whether the courts of the British Virgin Islands (1) recognize or enforce judgments of United States courts obtained against Kandi BVI or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the British Virgin Islands against Kandi BVI or its directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that although there is no statutory enforcement in the British Virgin Islands of judgments obtained in the United States, the courts of the British Virgin Islands will recognize a valid and conclusive judgment as the basis for a claim at common law in the British Virgin Islands provided that:

●	the U.S. court issuing the judgment had proper jurisdiction over the company subject to such judgment;

●	there is due compliance with the correct procedures under the laws of the British Virgin Islands;

●	the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

●	in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

●	no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands;

●	recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy of the British Virgin Islands; and

●	the proceedings pursuant to which judgment was obtained were not contrary to natural justice of the British Virgin Islands.

BVI courts are also unlikely:

●	to recognize or enforce judgments against Kandi BVI of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	to impose liabilities against Kandi BVI in original actions brought in BVI, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

There are grounds upon which a BVI court may not enforce the judgments of U.S. courts and some remedies available under the laws of U.S. jurisdictions, including some remedies available under U.S. federal securities laws, may not be permitted under the BVI courts as contrary to public policy in the BVI. Furthermore, no claim may be brought in the BVI by or against Kandi BVI or its directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial application under BVI law and do not have force of law in the BVI, however, a BVI court may impose civil liability, including the possibility of monetary damages, on Kandi BVI or its directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under BVI law.

LEGAL MATTERS

Pryor Cashman LLP has advised us in connection with certain U.S. legal matters with respect to the Merger and has rendered an opinion to us regarding the material U.S. federal income tax consequences of the Merger described in the section entitled “Material U.S. Federal Income Tax Considerations.” Ogier has advised us in connection with certain British Virgin Islands legal matters with respect to the Merger, including legal matters with respect to Kandi BVI shares.

EXPERTS

The consolidated financial statements incorporated in this Registration Statement by reference from Kandi Technology Group, Inc.’s Annual Report on Form 10-K for the fiscal years ended December 31, 2022 and 2021 and the effectiveness of the internal control over financial reporting have been audited by Kreit & Chiu CPA LLP. Kreit & Chiu CPA LLP is independent registered public accounting firm, as stated in their reports, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROPOSAL 2

ELECTION OF DIRECTORS

Nominees

Our Bylaws provide that the Board shall consist of not less than one (1) nor more than eleven (11) directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board) will serve for the remainder of the one year term in which the vacancy occurred and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

Our Board currently consists of seven (7) members. All of our current directors will stand for re-election at the Annual Meeting. The seven nominees were previously elected by our shareholders at the Annual Meeting of Shareholders for the year ended December 31, 2022. If elected as a director at the Annual Meeting, each of the nominees will serve a one-year term expiring at the 2023 Annual Meeting of Shareholders and until his successor has been duly elected and qualified. Biographical information regarding each of the nominees is set forth below. No family relationships exist among any of our director nominees or executive officers.

Each of the nominees has consented to serve as a director if elected. If any nominee should be unavailable to serve for any reason (which is not anticipated), the Board may designate a substitute nominee or nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancies to remain open until a suitable candidate or candidates are located, or by resolution provide for a lesser number of directors.

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of November 6, 2023:

Name	Age	Position	Served From
Hu Xiaoming	66	Chairman of the Board	June 2007
Chen Liming(1),(2),(3)	86	Director (Independent)	May 2012
Lin Yi(2),(3)	70	Director (Independent)	May, 2017
Jerry Lewin(1)	68	Director (Independent)	November 2010
Henry Yu(1),(2),(3)	69	Director (Independent)	July 2011
Dong Xueqin(4)	41	President and Chief Executive Officer, Director	December 2021
Wang Lin	35	Director	December 2019

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Nominating and Corporate Governance Committee
(4)	Dr. Dong Xueqin has been appointed to be the Chief Executive Officer of the Company effective January 10, 2023.

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no membership qualifications for directors. There are no arrangements or understandings pursuant to which our directors are selected or nominated.

Biographical Information of the Director Nominees

Hu Xiaoming was appointed as our Chief Executive Officer, President and Chairman of the Board in June 2007. Prior to joining the Company, from October 2003 to April 2005, Mr. Hu served as the Project Manager (Chief Scientist) in the WX Pure Electric Vehicle Development Important Project of Electro-vehicle in the State 863 Plan. From October 1984 to March 2003, Mr. Hu served as: (i) Factory Director of the Yongkang Instrument Factory, (ii) Factory Director of the Yongkang Mini Car Factory, (iii) Chairman and General Manager of the Yongkang Vehicle Company, (iv) General Manager of the Wan Xiang Electric Vehicle Developing Center and (v) the General Manager of the Wan Xiang Battery Company. Mr. Hu personally owned 4 invention patents and 7 utility model patents, which he transferred to the Company in fiscal year 2012. Mr. Hu’s experience as our former Chief Executive Officer and President, as well as Chairman of the Board, and extensive scientific and operational knowledge and expertise qualifies him to serve as Chairman of the Board and led the Board to conclude that he should be nominated to serve another term as a director.

Dong Xueqin, born in 1981, received a Doctor Engineering degree in Vehicle Engineering from Shanghai Tongji University. Mr. Dong has rich practical experience and extensive knowledge and expertise in the fields of automotive engineering, automotive safety and others. He has successively served as the General Manager of Jiangsu Xingchi Electric Power Technology Co., Ltd , the Deputy General Manager of Jiangsu Yixing Vehicles Co., Ltd , the General Manager of Yijue Automobile (Shanghai) Co., Ltd, the Deputy General Manager of business department of Automobile Design and Research Institute Co., Ltd. of Shanghai Tongji University, and the R & D Engineer of Jiangling Automobile Co., Ltd. In addition, Mr. Dong has also participated in multiple technology R & D projects, including the research and development of Class AO small urban pure electric vehicle, and test, evaluation and standard technology related to whole electric vehicle and its parts as well as infrastructures in the “863” Project of China Ministry of Science and Technology; safety technology of electric vehicles in typical crash mode in the Project of Shanghai Bureau of Quality and Technical Supervision; and so on. Furthermore, he has published 11 papers on automobile and electric vehicle engineering technology. Mr.Dong also owns 18 utility model patents, 2 invention patents and 1 appearance design patent. Mr. Dong’s experience as our board member, Chief Executive Officer and President, his in-depth scientific and operational knowledge and expertise qualifies him to serve on our Board and led the Board to conclude that he should be nominated to serve another term as a director.

Wang Lin has been serving as a director since June 2019. Before joining the Company, Ms. Wang served as Fund Accountant of State Street Technology (Zhejiang) Co., Ltd. from December 2014 to June 2015. At the Company, Ms. Wang is responsible for the preparation of consolidated financial statements in accordance with the U.S. GAAP standards, and the preparation of SEC reports, including the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q. Ms. Wang has knowledge of the basic U.S. GAAP standards and SEC regulations. She is also familiar with the culture and business process of the Company. Mastering good communication and coordination skills, Ms. Wang also has financial management experience of U.S. listed companies. Ms. Wang received her Bachelor degree in Finance from Zhejiang Gongshang University in 2011 and received her Master degree in Accounting from Hofstra University in 2014. Ms. Wang’s accounting knowledge and excellent management and communication skills qualify her to serve on our Board and led the Board to conclude that she should be nominated to serve another term as a director.

Chen Liming was appointed as a director of the Company on May 1, 2012. Mr. Chen serves as an advisor to AA Wind & Solar Energy Development Group, LLC. Prior to his current position, from February 2009 to October 2010, Mr. Chen participated in a joint venture with Mr. Qiu Youmin, the former designer of Geely Automobile Co., Ltd., and assisted in the development of super mini three seat pure electric vehicles. From June 2008 to July 2009, he participated in the development of Lithium Iron Phosphate Battery with Shanghai Yuankai Group. Mr. Chen served as a Professor of Electrical Engineering at Zhejiang University from 1983 to 1997. In addition, Mr. Chen served as a visiting scholar in the Electrical Engineering Department at Columbia University in New York City from 1981 to 1983 and as a professor in Electrical Engineering at Zhejiang University from 1960 to 1981. Mr. Chen received his bachelor degree from Southeast University in Jiangsu, China in 1960. Mr. Chen’s experience in the automobile and mini-car industries, extensive electrical engineering experience and knowledge, and knowledge of current corporate finance and accounting techniques and market activities qualifies him to serve on our Board and led the Board to conclude that he should be nominated to serve another term as a director.

Lin Yi was appointed as a director of Kandi on May 4, 2017. He has extensive experience in automotive engineering and multi-body system dynamics research. Throughout his career, he has been awarded numerous high-ranking national science and technology rewards. He served several key senior roles in academic and industrial organizations and was given Special Government Allowances from the State Council in 1992. Additionally, he was named an “Expert of China’s Machinery Industry” in 1995 and elected to the “Outstanding Young Science Talents in China’s Automobile Industry” in 1998. From 2007 to 2015, he served as a deputy chief engineer at Beijing Automotive Group Co., Ltd., as an executive director of Beijing Automotive New Energy Vehicle Co., Ltd., and as the executive vice president of Beijing Automotive Research Institute. Prior to that, he was a part-time professor at Beijing University of Technology, Beijing University of Aeronautics and Astronautics, Institute of Electrical Engineering at China Academy of Sciences, Shanghai Jiaotong University, and Hunan University. He was appointed as the dean of Automotive Engineering at Jilin University of Technology in 1996 and remained in that position until 2000. Mr. Lin’s extensive engineering experience, as well as his machinery and technical expertise, qualifies him to serve on our Board and led the Board to conclude that he should be nominated to serve another term as a director. Mr. Lin’s experience in the automotive engineering and multi-body system dynamics research qualifies him to serve on our Board and led the Board to conclude that he should be nominated to serve another term as a director.

Jerry Lewin was appointed as a director of the Company in November 2010. Jerry Lewin became Senior Vice President of Field Profitability Globally of Hyatt Hotels Corporation in January of 2015. In his new responsibilities he and his team are to move the company forward with new initiatives to be the best operator in the Hospitality Industry. Prior to this promotion, he served as Senior Vice President of Field Operations for Hyatt Hotels Corporation and is responsible for managing the hotels in North American continent. Mr. Lewin has been with Hyatt since 1987. In his past capacity as Senior Vice President of Operation Lewin supervised a number of areas, including finance, sales and marketing, public relations, customer service, engineering, and human resources. Lewin serves as a member of the Hyatt Hotels Corporation’s Managing Committee and sits on the board of directors of the New York City Hotel Association. Since July 2009, Mr. Lewin has served as a director of several companies in the past. Lewin currently serves as the President of the New York Law Enforcement Foundation and as the President of the NY State Troopers PBA Signal 30 Fund. Mr. Lewin has served in various management capacities for several hotel companies in San Francisco, Oakland, Los Angeles, San Diego and Las Vegas. Mr. Lewin received his Bachelor of Science degree from Cornell University and completed the Executive Development Program at J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Lewin’s leadership skills and extensive management experience qualifies him to serve on our Board and led the Board to conclude that he should be nominated to serve another term as a director.

Henry Yu currently serves as an independent director of Kandi and chairs its Audit Committee. He is also currently Senior Advisor of AsiaPlus Capital Ltd. of Shanghai, a boutique investment banking firm engaged in M&A, trade and investments between companies in the United States and Asia. He is also President of the Hong Kong Association of Atlanta and residing president of the National U.S. Hong Kong Business Associations, both nonprofit and volunteer services promoting business between HK/China and the U.S. Having 37 years’ experience as a banking executive, Henry retired from banking in 2015 when he was Managing Director of Fifth Third Bank of Ohio. His previous affiliations included Standard Chartered Bank China, East West Bank of California, SunTrust Bank of Georgia, Comerica Bank, National City Bank and Bank of America in HK. Henry also served as Chief Operating Officer of Asian Investors Consortium from 2015 through 2017, a PE Fund that invested in healthcare and clean energy in Asia. As Global Business Executive, Henry has vast experience in corporate finance, trade finance, domestic and global lending, compliance, wealth management, treasury management, international banking services and products. Henry has been helping U.S. firms navigate business in Asia as well as helping Asian firms set up offices/manufacturing plants in the U.S. Henry is also an avid promoter of U.S./China relationship as well as a trusted advisor to Atlanta and the state of Georgia on Asian business. Through 30 plus years of doing business globally, Henry’s clients included banks and corporations of most Asian economies and some Emerging Market countries like Mexico, and Brazil. Henry received his BA in Economics from the University of Michigan and MBA in finance & Accounting from the University of Detroit. Mr. Yu’s accounting knowledge and excellent management and communication skills qualify him to serve on our Board and led the Board to conclude that she should be nominated to serve another term as a director.

Biographical Information of Our Other Current Executive Officer

Mr. Jehn Ming Lim, aged 40, has extensive experience in providing financial accounting and advisory services to public and private companies and has been engaging in this profession for more than 15 years. He was the Chief Financial Officer of Takung Art Co., Ltd. (NYSE American: TKAT) from February 2019 to May 2020. Prior to that, he had been the managing director of Albeck Financial Services, a financial consulting firm from January 2013 to February 2019, mainly responsible for overseeing SEC reporting, GAAP technical consultation, financial statement audit preparation, due diligence and internal controls compliance services. He also has extensive experience in auditing private and public companies in his stints as audit manager and senior auditor of two regional accounting firms in the United States, i.e., Kabani & Company, Inc. from October 2008 through December 2012 and Stonefield Josephson, Inc. from September 2006 through October 2008, respectively and as an auditor at Ernst & Young in the United States from September 2004 through to July 2006. Mr. Lim graduated with High Honors from the University of California, Santa Barbara, with a Bachelor of Arts degree in Business Economics.

The Board of Directors recommends that the shareholders vote “FOR” the election of each of the director nominees named in this proxy statement/prospectus.

PROPOSAL 3

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected ARK Pro CPA & Co. (“ARK”) as the Company’s independent auditor for the fiscal year ending December 31, 2023, and has further directed that management submit the selection of ARK for ratification by the shareholders at the Annual Meeting. The shareholders are being asked to ratify this appointment so that the Audit Committee will know the opinion of the shareholders. However, the Audit Committee has sole authority to appoint the independent registered public accounting firm.

No representatives of ARK are expected to be present at the Annual Meeting, either in person or by teleconference. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of ARK.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ark Pro CPA & Co. as the Company’s independent auditor for the fiscal year ending December 31, 2023.

PROPOSAL 4

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE
AUTHORIZED SHARES OF COMMON STOCK

Overview

We are asking our shareholders to approve an amendment to our Certificate of Incorporation, as amended (the “Existing Charter”), to increase the number of authorized shares of our common stock, par value $0.001 per share, from 100,000,000 shares of common stock, to 300,000,000 shares of common stock, and to correspondingly increase the number of authorized shares of preferred stock from 10,000,000 shares to 30,000,000 (the “Charter Amendment”).

If our shareholders approve this proposal at the Annual Meeting, then the Fourth section of the Existing Charter would be amended and restated to read in its entirety as follows:

“The total number of shares of stock which this corporation is authorized to issue is Three Hundred and Thirty Million (330,000,000), of which Three Hundred Million (300,000,000) shares shall be common stock and Thirty Million (30,000,000) shares shall be preferred stock, each with a par value of $.001 per share.”

A copy of the proposed Charter Amendment to our Existing Charter is attached hereto as Appendix C, and we urge you to read Appendix C in its entirety before casting your vote. This Charter Amendment will not be effective if the Merger is consummated.

The Board has unanimously approved, and recommended that our shareholders approve, the Charter Amendment.

For the avoidance of confusion, the Charter Amendment will only be effective if (i) such proposal is passed by the necessary votes, and (ii) in the event the Reincorporation is not consummated and Kandi remains being a Delaware corporation.

General

As of November 6, 2023, the Company is authorized to issue up to 100,000,000 shares of its common stock, of which, 87,522,800 shares were issued and outstanding, and 10,000,000 shares of its preferred stock, none of which were or are issued or outstanding. Additional shares of common stock were reserved for issuance under our equity incentive plan and other outstanding securities, including (collectively, the “Anticipated Share Reserves”):

●	[ ] shares of common stock issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $9.72 per share;

●	[ ] shares of common stock reserved for future issuance under the Company’s 2008 Omnibus Long-Term Incentive Plan, as amended (the “Plan”); and

●	[ ] shares of common stock reserved for future issuance upon the exercise of outstanding warrants.

The purpose of the proposed Charter Amendment is to provide the Company with a sufficient number of shares of common stock available (i) to issue in connection with raising equity capital, (ii) to give us sufficient authorized shares of common stock to generally support our growth and to provide flexibility for future corporate needs, and (iii) to issue in connection with the exercise of stock options and warrants, and (iv) for potential future increases in the number of shares of common stock reserved for issuance under the Plan.

Accordingly, the Board has declared the proposed Charter Amendment to be advisable and in the best interests of the Company and our shareholders and is submitting the Charter Amendment to a vote of our shareholders.

Reasons to Approve the Charter Amendment and Increase Our Authorized Common Stock

The Board believes that the proposed Charter Amendment and increase in the number of authorized shares of our common stock is desirable to enhance our flexibility in taking possible future actions, such as raising additional equity capital, exchanging equity for debt or other transactions that have a similar effect, financings, stock-based acquisitions, stock splits, equity incentive awards, potential strategic transactions, including mergers, acquisitions, and business combinations, as well as other general corporate transactions.

Additionally, by approving the increase to the Company’s authorized shares of common stock now, we will be able to act in a timely manner when such a need arises or when the Board believes it is in the best interests of the Company and our shareholders to take action, without the risk, delay, and expense that would be required at that time to obtain shareholder approval of such an increase at a special meeting of shareholders.

Other than the reserved shares of common stock described above, as of the date of this Proxy Statement/Prospectus, we do not currently have any definitive agreements or plans to issue the additional shares of common stock that would be authorized as a result of approving the proposed Charter Amendment. We review and evaluate potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the Company’s best interest and the best interest of our shareholders.

Effect of the Charter Amendment and Increase in Authorized Shares of Common Stock

Increasing the number of authorized shares of common stock will not alter the number of shares of common stock presently issued and outstanding or reserved for issuance, and will not change the relative rights of holders of any shares. The additional authorized shares of common stock, if and when issued, would have the same rights and privileges as the shares of common stock previously authorized, issued and outstanding. Those rights do not include preemptive rights with respect to the future issuance of any additional shares.

If the proposed Charter Amendment is adopted, other than with respect to the shares of common stock subject to the Anticipated Share Reserves and the Plan, the newly authorized shares of common stock would be unreserved and available for issuance. No further shareholder authorization would be required prior to the issuance of such shares of common stock by the Company, except where shareholder approval is required by our Certificate of Incorporation, Bylaws, as amended, or law.

The increase in our authorized shares of common stock would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing shareholders. However, any subsequent issuance, or the possibility of such issuance, of shares of common stock (including the exercise of stock options and warrants, and the issuance of shares of our common stock under the Plan) would reduce each shareholder’s proportionate interest in the Company, and may depress the market price of our common stock.

Except as set forth in the Charter Amendment, all of the remaining provisions of the Existing Charter will remain in full force and effect without change.

Anti-takeover Effects

SEC rules and regulations require disclosure of the possible anti-takeover effects of an increase in authorized capital stock and other charter and bylaw provisions that could have an anti-takeover effect. Although the Board has not proposed the Charter Amendment and the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares of common stock could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board or management and, thereby, have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the proposed Charter Amendment and authorized common stock increase is approved, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of the Board or management.

This proposal is not prompted by any specific effort or takeover threat currently perceived by the Board or management.

Timing of the Proposed Charter Amendment

If our shareholders approve Proposal 4 at the Annual Meeting, and only in the event the Reincorporation is not consummated in which case Kandi remains as a Delaware corporation, we will file the Charter Amendment to our Existing Charter with the office of the Secretary of State of Delaware to implement the increase in the authorized number of shares of common stock as soon as practicable following the Annual Meeting. Upon approval and following such filing with the Secretary of State of Delaware, the Charter Amendment will become effective on the date it is filed.

Vote Required; Board of Directors Recommendation

The affirmative (“For”) votes from the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is required to approve the increase in the authorized number of shares of common stock.

The Board unanimously recommends a vote “FOR” the approval of this Proposal 4.

PROPOSAL 5

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Say-On-Pay)

The Company is seek a non-binding advisory vote from its shareholders to approve the compensation of the Company’s executive officers as described under “Executive Compensation” and the tabular disclosure regarding our named executive officers’ compensation (together with the accompanying narrative disclosure) in this proxy statement/prospectus. It will remain applicable post-merger.

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on our executive officers’ compensation. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when making future executive officer compensation decisions. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described pursuant to applicable SEC rules in this proxy statement/prospectus.

The Company believes that its compensation policies and decisions are designed to deliver a performance-based pay philosophy, are aligned with the long-term interests of the Company’s shareholders and are competitive. Our principal compensation policies, which enable it to attract and retain talented executive officers to lead the Company in the achievement of our business objectives, include:

●	The Company makes annual cash compensation decisions based on assessment of our performance against measurable financial goals, as well as each executive’s individual performance.

●	The Company emphasizes long-term incentive compensation awards that collectively reward executive officers based on our performance, external and internal peer equity compensation practices, and the executive officer’s job responsibilities.

●	The Company designs pay practices to retain a highly talented and experienced senior executive team.

●	The Company encourages stock ownership by our senior executive officers.

As a result, the Company is presenting this proposal, which gives you as a shareholder the opportunity to approve, on an advisory basis, the Company’s executive officer compensation as disclosed in this proxy statement/prospectus under the heading entitled “Executive Compensation” by voting for or against the following resolution:

“RESOLVED, that the Company’s shareholders approve the compensation of the named executive officers on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in this proxy statement/prospectus (which disclosure includes the compensation tables and the accompanying narratives within the Executive Compensation section).”

Vote Required; Board of Directors Recommendation

This Say-on-Pay proposal is advisory and non-binding. To be approved, on a non-binding advisory basis, this proposal must receive the affirmative vote of a majority of the shares entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting. However, the approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of the Company’s named executive officers and on whether, and if so, how to address shareholder disapproval remains with the Board and the Compensation Committee. Brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want your broker to vote your shares on Proposal 6.

The Board of Directors believes that the compensation of the executive officers is appropriate and recommends a vote “FOR” the approval of the executive compensation as described in the compensation discussion and analysis and the compensation tables and otherwise in this proxy statement/prospectus.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Kandi’s common stock is currently quoted on the NASDAQ Global Market under the symbol “KNDI”. Kandi BVI’s ordinary shares are not yet publicly traded but we expect that as of the effective time of the Merger, the Kandi BVI ordinary shares will be authorized for listing on NASDAQ and we expect that such shares will be traded on the exchange under the symbol “KNDI” which is the same symbol under which shares of Kandi common stock are currently listed.

The closing price per share for Kandi’s common stock was $3.31 on November 6, 2023.

Shareholders

As of November 6, 2023, there were 55 shareholders of record of Kandi’s common stock. This does not include all beneficial holders who hold shares through their brokerage accounts.

Dividend Policy

We have never declared dividends or paid cash dividends. Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the near future. The policy will remain unchanged post-merger.

CORPORATE GOVERNANCE

The merger will have no impact on corporate governance, since Kandi BVI will inherit without change the board of directors, board committees, and other corporate governance structures of the Company.

Leadership Structure and Role in Risk Oversight

Mr. Hu has served as Chairman of the Board since June 2007 and Dr. Dong has served as President and Chief Executive Officer since January 2023. Our Board continues to believe there are important advantages to Mr. Hu serving as Chairman and Dr. Dong serving as Chief Executive Officer at this time. Mr. Hu is the director most familiar with our business and industry and is best situated to propose Board agendas and lead Board discussions on important matters. Mr. Hu provides a strong link between management and the Board, which promotes clear communication and enhances strategic planning and implementation of corporate strategies. Another advantage is the clarity of leadership provided by one person representing us to employees, shareholders and other stakeholders. Dr. Dong is very specialized in vehicle engineering, and his knowledge is the key to te Company’s success in products development and manufacture. Further, four of our seven current Board members have been deemed to be independent by our Board; therefore, we believe our board structure provides sufficient independent oversight of our management.

Our Board is responsible for oversight of the Company’s risk management practices while management is responsible for the day-to-day risk management processes. In the Board’s opinion, this division of responsibilities is the most effective approach for addressing the risks facing the Company. The Board receives periodic reports from management regarding the most significant risks facing the Company. In addition, the Audit Committee assists the Board in its oversight of our risk assessment and risk management policies. Our Audit Committee is empowered to appoint and oversee our independent registered public accounting firm, monitor the integrity of our financial reporting processes and systems of internal controls and provide an avenue of communication among our independent auditors, management, our internal auditing department and our Board.

The Board has not named a lead independent director.

Diversity

The Board does not have a formal policy with respect to Board nominee diversity. However, in recommending proposed nominees to the full Board, the Nominating and Corporate Governance Committee considers diversity in the context of the Board as a whole and considers personal characteristics (gender, ethnicity and age), skills and experiences, qualifications and the background of current and prospective directors as important factors in identifying and evaluating potential director nominees, so that the Board, as a whole, will possess what the Board believes are the appropriate skills, talent, expertise and backgrounds necessary to meet the long-term interests of our shareholders and the goals and objectives of the Company.

Director Independence

Our Board reviews each nominee’s relationship with the Company in order to determine whether a director nominee is independent pursuant to the listing rules of NASDAQ. Our Board has determined that each of Jerry Lewin, Chen Liming, Henry Yu and Lin Yi meets the independence requirements and standards currently established by NASDAQ. All of the members of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent as defined in NASDAQ Rule 5605(a)(2).

As required under applicable NASDAQ listing standards, in the 2022 fiscal year, our independent directors met 4 times in regularly scheduled executive sessions at which only our independent directors were present.

Board Meetings and Committee Meeting; Annual Meeting Attendance

During the year ended December 31, 2022, the Board held 2 meetings and acted through unanimous consent on 5 different occasions. In addition, the Audit Committee held 4 meetings and acted through unanimous consent on 1 occasion; the Nominating and Corporate Governance Committee acted through unanimous consent on 1 occasion; and the Compensation Committee acted through unanimous consent on 1 occasion. During the year ended December 31, 2022, each of the directors attended, in person or by telephone, more than 75% of the Annual Meetings of the Board and the committees on which he or she served. We encourage our Board members to attend our Annual Meetings, but we do not have a formal policy requiring attendance.

Audit Committee

The Audit Committee currently consists of Henry Yu, Jerry Lewin and Chen Liming, each of whom is independent under NASDAQ listing standards. Mr. Yu serves as Chairman of our Audit Committee. The Board determined that each of Mr. Yu and Mr. Lewin qualifies as an “audit committee financial expert”, as defined by Item 407 of Regulation S-K and NASDAQ Rule 5605(a)(2). In reaching this determination, the Board made a qualitative assessment of Mr. Yu’s and Mr. Lewin’s level of knowledge and experience based on a number of factors, including formal education and business experience.

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to: (i) the financial reports and other financial information provided by us to the public or any governmental body; (ii) our compliance with legal and regulatory requirements; (iii) our systems of internal controls regarding finance, accounting and legal compliance that have been established by management and the Board; and (iv) our auditing, accounting and financial reporting processes generally. In addition, the Audit Committee is responsible for the appointment, retention, compensation and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or other services. Any such registered public accounting firm must report directly to the Audit Committee. The Audit Committee has the ultimate authority and responsibility to evaluate and, where appropriate, replace the registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and non-audit services by category, including audit-related services, tax services, and other permitted non-audit services. In accordance with the policy, the Audit Committee regularly reviews and receives updates on specific services provided by our independent registered public accounting firm. All services rendered by Kreit & Chiu CPA LLP (“KC”), our previous independent auditor, to the Company are permissible under applicable laws and regulations. During fiscal year 2022, all services requiring pre-approval and performed by KC were approved in advance by the Audit Committee in accordance with the pre-approval policy. The Audit Committee operates under a written charter, a copy of which is available on our website at http://en.kandivehicle.com/ under the link “Investor Relations”.

Principal Accounting Fees and Services

The following table represents the fees paid to KC for the year ended December 31, 2022 and 2021, respectively.

	2022	2021
Audit Fees	$410,000	$350,000
Audit Related Fees	$—	$—
Tax Fees	$—	$—
All other fees	$5,600	$—
TOTAL FEES	$415,600	$350,000

Audit Fees — This category includes the audit of our annual financial statements and services that are normally provided by the independent auditors in connection with engagements for those fiscal years.

Audit-Related Fees — This category consists of assurance and related services by the independent auditors that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees”.

Tax Fees — This category consists of professional services rendered by the Company’s independent registered public accounting firm for tax compliance and tax advice. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

All Other Fees — This category consists of fees for other miscellaneous items.

Pre-Approval Policies and Procedures

All of the services rendered to us by our independent registered public accountants were pre-approved by the Audit Committee.

Compensation Committee

The Compensation Committee currently consists of Chen Liming (Chairman), Henry Yu and Lin Yi, each of whom is independent under NASDAQ listing standards. Mr. Chen currently serves as Chairman of our Compensation Committee. The Compensation Committee is responsible for the administration of all salary, bonus and incentive compensation plans for our officers and key employees. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the officers and other managerial employees and the establishment and administration of employee benefit plans. It advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Compensation Committee has the authority to engage independent advisors to assist it in carrying out its duties. We believe that the functioning of our Compensation Committee complies with, any applicable requirements of the NASDAQ Global Select Market and SEC rules and regulations. The Compensation Committee operates under a written charter, which is available on our website at http://en.kandivehicle.com/ under the link “Investor Relations”.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

All members of the Compensation Committee are independent directors. No member of our Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

Compensation Committee Report on Executive Compensation

The following report has been submitted by the Compensation Committee of our Board of Directors:

The Compensation Committee of our Board of Directors has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our definitive proxy statement on Schedule 14A for our Annual Meeting, as filed with the Commission.

Compensation Committee of the Board of Directors

Respectfully submitted,

/s/ Chen Liming (Chairman)

/s/ Henry Yu

/s/ Lin Yi

November 7, 2023

The foregoing Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing of our company under the Securities Act or the Exchange Act, except to the extent we specifically incorporate this Compensation Committee Report by reference therein.

Nominating and Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) currently consists of Lin Yi (Chairman), Henry Yu and Chen Liming, each of whom is independent under NASDAQ listing standards. During fiscal year ended 2022, Mr. Lin served as Chairman of the Nominating Committee. The responsibilities of the Nominating Committee include: (i) identifying individuals qualified to serve as directors or fill any interim vacancies; (ii) recommending to the Board the selection of director nominees for each meeting of the shareholders at which directors are elected; (iii) advising the Board with respect to the composition, procedures and committees of the Board; and (iv) considering any other corporate governance issues that may arise from time to time, and developing appropriate recommendations for the Board. In recommending nominees to the Board, the Nominating Committee considers various criteria, including the ability of the individual to meet the NASDAQ “independence” requirements, general business experience, general financial experience, knowledge of the Company’s industry (including past industry experience), education, and demonstrated character and judgment. The Nominating Committee uses its, as well as the entire Board’s, network of contacts when compiling a list of potential director candidates and has the authority to engage outside consultants. The Nominating Committee will consider director nominees recommended by a shareholder if the shareholder mails timely notice to the Secretary of the Company at its principal offices, which notice includes (i) the name, age and business address of such nominee, (ii) the principal occupation of such nominee, (iii) a brief statement as to such nominee’s qualifications, (iv) a statement that such nominee consents to his or her nomination and will serve as a director if elected, (v) whether such nominee meets the definition of an “independent” director under the NASDAQ listing standards and (vi) the name, address, class and number of shares of capital stock of the Company held by the nominating shareholder. Any person nominated by a shareholder for election to the Board will be evaluated based on the same criteria as all other nominees. The Nominating Committee operates under a written charter, a copy of which was filed as an exhibit to a Current Report on a Form 8-K, filed November 5, 2007 and is available on our website at http://en.kandivehicle.com/ under the link “Investor Relations”.

Director Nomination Procedures

The Nominating Committee is generally responsible for soliciting recommendations for candidates for the Board, developing and reviewing background information for such candidates, and making recommendations to the Board with respect to candidates for directors proposed by shareholders. The nomination process involves a careful examination of the performance and qualifications of each incumbent director and potential nominees before deciding whether such person should be recommended for nomination by the Nominating Committee and nominated by the Board. The Board believes that the business experience of its directors has been, and continues to be, critical to the Company’s success. Directors should possess integrity, independence, energy, forthrightness, analytical skills and commitment to devote the necessary time and attention to the Company’s affairs. Directors must possess a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

In selecting candidates for appointment or re-election to the Board, the Nominating Committee considers the following criteria: (i) personal and professional ethics and integrity, including a reputation for integrity and honesty in the business community; (ii) experience as an executive officer of companies or as a senior leader of complex organizations, including scientific, government, financial or technological organizations; (iii) financial knowledge, including an understanding of finance, accounting, the financial reporting process, and company measures for operating and strategic performance; (iv) ability to critically and independently evaluate business issues, contributing a diverse perspectives or viewpoints, and making practical and mature judgments; (v) a genuine interest in the Company, and the ability to spend the time required to make substantial contributions as a director; and (vi) no conflict of interest or legal impediment that would interfere with the duty of loyalty to the Company and its shareholders. In addition, the Nominating Committee reviews the qualifications of the directors to be appointed to serve as members of the Audit Committee to ensure that they meet the financial literacy and sophistication requirements under the NASDAQ rules and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC.

The Board will generally consider all relevant factors, including, among others, each nominee’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to the Company, the availability of the nominee to devote sufficient time and attention to the affairs of the Company, the nominee’s reputation for personal integrity and ethics, and the nominee’s ability to exercise sound business judgment. Director nominees are reviewed in the context of the existing membership of the Board (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its shareholders.

There were no arrangements or understandings between any of our directors and any other person pursuant to which any director was to be selected as a director or selected as a nominee.

Family Relationships

No family relationships exist among any of our current director nominees or executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten (10) years. Certain putative shareholder class actions beginning March 2017 and purported shareholder derivative actions beginning May 2017 filed against the Company and certain of our current and former directors and officers have been disclosed in the Company’s prior quarterly reports and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The effect of the merger on the previously disclosed pending shareholder litigation is uncertain and, whether favorable or unfavorable in any particular action, could still have a negative impact on the Company’s financial condition or results of operations due to litigation expenses, diversion of management resources and other factors as is the case with any lawsuit. There can be no assurance that the merger will not have a material effect on any potential judgments in these cases or provide parties with a basis to pursue new litigation against us, our parent company, and/or our respective directors and officers. See Risk Factor — Investors may experience difficulties in effecting service of legal process, enforcing judgements or bringing original actions based on United States or foreign laws against us or our management for more details. We anticipate that any pending derivative claims would be extinguished.

Shareholder Communications

The Board welcomes communications from our shareholders, and maintains a process for shareholders to communicate with the Board. Shareholders who wish to communicate with the Board may send a letter to the Chairman of the Board of Kandi Technologies Group, Inc., at Jinhua New Energy Vehicle Town, Jinhua, Zhejiang Province, People’s Republic of China 321016. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication”. All such letters should identify the author as a security holder. All such letters will be reviewed by the Chairman of the Board and submitted to the entire Board no later than the next regularly scheduled Board meeting.

Code of Ethics

We have adopted a “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer and principal accounting officer. A current copy of our Code of Ethics is available on our website (http://en.kandivehicle.com/). A copy of our Code of Ethics will be provided to you without charge upon written request to Board Secretary, Kandi Technologies Group, Inc., Jinhua New Energy Vehicle Town, Jinhua, Zhejiang Province, People’s Republic of China, 321016.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us, as of March 10, 2023, relating to the beneficial ownership of shares of common stock by each person who is known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock; each director; each executive officer; and all executive officers and directors as a group. We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock shown as being owned by them. The applicable percentages of ownership are based on an aggregate of 74,190,171 shares of our Common Stock outstanding on March 10, 2023. Unless indicated otherwise, the mailing address of each beneficial owner is Jinhua New Energy Vehicle Town, Jinhua City, Zhejiang Province, China 321016.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Named Executive Officers and Directors
Common Stock	Hu Xiaoming	14,376,481	(1)	19.38%
Common Stock	Jehn Ming Lim	1,500		*
Common Stock	Henry Yu	138,510		*
Common Stock	Jerry Lewin	115,000		*
Common Stock	Chen Liming	—		—
Common Stock	Lin Yi	—		—
Common Stock	Dong Xunqin	—		—
Common Stock	Wang Lin	9,000		*
All officers and directors		14,640,491		19.73%
Other 5% Stockholders:
Common Stock	Excelvantage Group Limited	12,821,404	(2)	16.8%

*	Less than 1%
(1)	Includes (i) 1,555,077 shares owned directly by Mr. Hu, (ii) 12,821,404 shares owned by Excelvantage Group Limited. As reflected in footnote 2, Mr. Hu may be deemed to be the beneficial owner of these shares.
(2)	On March 29, 2010, Hu Xiaoming, our Chief Executive Officer, President and Chairman of the Board of Directors, became the sole stockholder of Excelvantage Group Limited. Through his position as the sole stockholder in Excelvantage Group Limited, Mr. Hu has the power to dispose of or direct the disposition of the shares of the common stock in Excelvantage Limited Group. As a result, Mr. Hu may, under the rules of the Securities and Exchange Commission, be deemed to be the beneficial owner of the shares of common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and beneficial owners of greater than ten percent (10%) of a registered class of the Company’s equity securities are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that, during fiscal year 2022, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned during the years ended December 31, 2022 and 2021, by the individuals who served as our Chief Executive Officer and Chief Financial Officer during any part of fiscal year 2021 or any other executive officer with total compensation in excess of $100,000 during fiscal year 2021. The individuals listed in the table below are referred to as the “named executive officers”.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hu Xiaoming(1)	2022	$53,505	—	$122,500	—	—	—	—	$176,005
CEO, President and Chairman of the Board	2021	$55,815	—	$288,000	—	—	—	—	$343,815

Lim Jehn Ming(2)	2022	$120,000	—	$18,540	—	—	—	—	$138,540
CFO	2021	$120,000	—	$18,540	—	—	—	—	$18,540

(1)	Mr. Hu was appointed as CEO and President of the Company on June 29, 2007.
(2)	Mr. Lim was appointed as the Company’s CFO, effective May 15, 2020.
(3)	The amounts in this column reflect the aggregate grant date fair value under FASB ASC Topic 718 of awards made during the respective year.

Biographical Information of the Directors of Kandi BVI

Please see “Biographical Information of the Director Nominees” in Proposal 2 of this prospectus for the biography of each directors.

Salary and Incentive Compensation

In fiscal 2022, the primary components of our executive compensation programs were base salary and equity compensation.

Salary

We use base salary to fairly and competitively compensate our executives, including the named executive officers, for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk. We believe that the base salaries of our executives should be targeted at or above the median of base salaries for executives in similar positions with similar responsibilities at comparable companies, consistent with our compensation philosophy. At the end of the year, each executive’s performance is evaluated by our Compensation Committee, which takes into account the individual’s performance, responsibilities of the position, adherence to our core values, experience, and external market conditions and practices.

Incentive Compensation

We believe it is a customary and competitive practice to include an equity-based element of compensation to the overall compensation package for our named executive officers. We believe that a significant portion of the compensation paid to our named executive officers should be performance -based and therefore at risk. Awards made are granted under the Kandi Technologies Group, Inc. Omnibus Long-Term Incentive Plan (the “Plan”).

At our 2008 annual shareholders meeting, our shareholders approved the adoption of the Plan. As of December 31, 2021, 2,600,000 options have been granted under the Plan to the Company’s employees and directors, of which 2,593,332 have been exercised, and 6,668 have been forfeited.

Pursuant to Pre-Approved Award Grant Sub-Plan approved by the Board of Directors December 30, 2013 and modified on July 25, 2014, if the Non-GAAP net income in one year increases by 10% compared with the previous year, the total of 335,000 shares of the common stock from the Plan (as disclosed in details in the next paragraph below) to be granted to certain employees (management of the Company is authorized to determine list of employees and stock amount rewarded based on position adjustment of employees, performance and tenure of each employee in that year) will be granted for that year; if the Non-GAAP net income in one year is less than the Non-GAAP net income in the previous year, then no stock will be granted in that year; if the Non-GAAP net income in one year is 10% less than or 10% more than the Non-GAAP net income in the previous year, then the stock grant amount will decrease or increase according to the Non-GAAP net income decrease or increase percentage, but the total amount rewarded may not be over 200%.

On May 20, 2015, the shareholders of the Company approved an increase of 9,000,000 shares under the Plan at its annual meeting. The fair value of each award granted under the Plan is determined based upon the closing price of the Company’s stock on the date of the grant. To the extent that the performance goal is not met and so no shares become due, no compensation cost is recognized and any recognized compensation cost during the applicable year is reversed. The number of shares of common stock granted under the Plan with respect to fiscal 2014 was 670,000 shares based on the Non-GAAP Net Income of 2014. Compensation expense is recognized in General and Administrative Expenses. On April 23, 2015 and June 7, 2015, the Company granted 550,000 shares and 120,000 shares, respectively, to the senior management and key employee as year 2014 performance awards. On April 13, 2016, the Company granted 670,000 shares to the senior management and key employee as year 2015 performance awards. In February 2017, the Board of Directors authorized the Company to grant 246,900 shares to a list of management members as compensation for their past services pursuant to Section 11 of the Company’s 2008 plan. On September 26, 2016, the Board approved the termination of the previous Board’s Pre-Approved Award Grant Sub-Plan under the 2008 Plan and adopted a new plan to reduce the total number of shares of common stock of the stock award for select executives and key employees from 335,000 shares of common stock to 250,000 shares of common stock for each fiscal year and the other terms were as same as before. There was no grant under the Board’s Pre-Approved Award Grant Sub-Plan in the years of 2017, 2018, 2019, 2020, and 2021.

On May 29, 2015, the Compensation Committee of the Board of Directors of the Company approved the grant of stock options to purchase 4,900,000 shares of common stock at an exercise price of $9.72 per share to the Company’s senior executives. The stock options will vest ratably over three years and expire on the tenth anniversary of the grant date. As of December 31, 2022, 3,000,000 shares have been exercised, and 1,000,000 shares have been forfeited.

On September 7, 2022, the Compensation Committee of the Board of Directors of the Company approved the grant of stock options to purchase 5,000,000 shares of the Company’s common stock, at an exercise price of $2.07 per share, to the Company’s senior employees. The stock options will vest ratably over three years on October 7, 2023, October 7, 2024 and October 7, 2025, respectively, and expire on the tenth anniversary of the grant date.

The granted stock option to the directors and officers are as below:

Name	stock options
Hu Xiaoming	900,000

Outstanding Equity Awards at 2022 Fiscal Year End

The following table sets forth information regarding all unexercised, outstanding equity awards held, as of December 31, 2022, by those individuals who served as our named executive officers during any part of fiscal year 2022.

Name	Number of Securities underlying Unexercised Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Hu Xiaoming	900,000	—	—	$9.72	5/28/2025	—	—	—	—

(1)	The grant date fair value of each share of common stock option is $9.72, calculated in accordance with FASB Topic 718.

Employment Agreements

Zhejiang Kandi Technologies has a three-year-term employment agreement with Mr. Hu, expiring June 9, 2023. The agreement provides an annual salary for Mr. Hu with bonuses to be decided at the discretion of our Board at the year end.

On May 15, 2020, the Company and Mr. Lim entered into a three-year-term employment agreement, pursuant to which Mr. Lim shall receive an annual salary in the amount of $120,000. He will also receive 6,000 shares of the common stock under the Company’s 2008 Omnibus Long-Term Incentive Plan, which shall be issuable evenly on each six-month anniversary hereof or as otherwise determined by the Board of Directors.

The form of the Mr. Hu’s agreement was previously filed and incorporated herein by reference from Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed on March 16, 2015. Mr. Lim’s employment agreement was previously attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 21, 2020 and is incorporated herein by reference.

Potential Payments Upon Termination or Change of Control

Under Chinese law, we may only terminate employment agreements without cause and without penalty by providing notice of non-renewal one month prior to the date on which the employment agreement is scheduled to expire. If we fail to provide this notice or if we wish to terminate an employment agreement in the absence of cause, as defined in the agreement, then we are obligated to pay the employee one month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without penalty pursuant to the employee’s employment agreement. If the named executive officer is not terminated for cause, the Company will pay the remaining portion of the executive officer’s salary.

Director Compensation (excluding Named Executive Officers)

The following table sets forth certain information regarding the compensation earned by or awarded during the 2022 fiscal year to each of our non-executive directors:

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(1)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Lin Yi	$8,917	—	—	—	—	—	$9,302
Henry Yu	$24,000	18,100	—	—	—	—	$42,100
Jerry Lewin	$24,000	26,500	—	—	—	—	$50,500
Chen Liming	$8,917	—	—	—	—	—	$9,302
Wang Lin	$33,589	4,900	—	—	—	—	$43,458
Dong Xueqin(3)	$54,842	—	—	—	—	—	$54,842

(1)	The amounts in these columns represent the aggregate grant date fair value of stock awards granted to our non-named executive officer directors during the fiscal year ended December 31, 2022, in accordance with ASC Topic 718. In connection with his appointment to the Board of Directors in July 2011, the Board of Directors authorized the Company to issue to Mr. Yu 5,000 shares of Company’s restricted common stock every six months, par value $0.001. The closing stock price at the grant date is $2.65 per share. Similarly, in August 2011, the Board of Directors authorized the Company to issue to Mr. Lewin 5,000 shares of Company’s restricted common stock every six months, par value $0.001. The closing stock price at the grant date is $1.81 per share. As of December 31, 2022, 110,000 shares of restricted common stock had been issued to Mr. Lewin and Mr. Yu, respectively.
(2)	In setting director compensation, we consider the significant amount of time that directors spend fulfilling their duties to the Company, as well as the skill level required to serve as a director and manage the affairs of the Company. Certain directors receive a monthly fee as follows: (i) Lin Yi receives a monthly fee of RMB5,000 (approximately $740) starting May 2017; (ii) Jerry Lewin receives a monthly fee of $2,000; (iii) Henry Yu receives a monthly fee of $2,000; and (iv) Chen Liming receives a monthly fee of RMB 5,000 (approximately $740) starting 2014.

The aggregate number of stock options and restricted shares outstanding, as of December 31, 2022, for each of the non-named executive officer directors were as follows:

Name	Options	Restricted stock
Henry Yu	0	110,000	(1)
Chen Liming	0	0
Lin Yi	0	0
Jerry Lewin	0	110,000
Wang Lin	0	0
Dong Xueqin	0	0

(1)	Besides the 100,000 shares of restricted common stock, Mr. Yu owns additional 15,500 shares of the Company’s common stock that he purchased from the open market.

RELATED PARTY TRANSACTIONS

Transactions with Related Parties

For the discussion of Transactions with Related Parties, please refer to NOTE 22 — EQUITY METHOD INVESTMENT IN THE AFFILIATE COMPANY contained in the Annual Report on Form 10-K filed with the SEC on March 16, 2023, which is incorporated by reference hereto.

Procedures For Approval of Related Party Transactions

According to the Company policy on Related-Party Transactions (the “Policy”), a “Related Transaction” is “any transaction, includes, but not limited to, any financial transaction, arrangement, relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, and the amount involved exceeds $120,000, and in which any related party had or will have a direct or indirect material interest”. The Policy’s definition of a “Related Party” is in line with the definition set forth in the instructions to Item 404(a) of Regulation S-K promulgated by the SEC. Post-merger, Kandi BVI will keep the same Policy.

Under the Policy, The Company’s proposed material related transaction with related persons shall be submitted to the Board for consideration and discussion after an independent director presents his/her approval opinion beforehand. The Audit Committee shall conduct an audit on the related-party transaction and prepare a written opinion, and can engage independent financial advisers to issue a report as a basis for its judgment, then submit it to the Board. The Policy states that the Board meeting can be held as long as non-affiliated directors making up a majority of the Board attend, and any resolution made by the Board must be approved by a majority of non-affiliated directors.

Director Independence

Messrs. Henry Yu, Chen Liming, Lin Yi and Jerry Lewin are all non-employee directors, all of whom our Board has determined to be independent pursuant to NASDAQ rules. All of the members of our Audit Committee, Nominating/Corporate Governance Committee and Compensation Committee are independent pursuant to NASDAQ rules.

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report on its activities during the fiscal year ended December 31, 2022. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing. The Audit Committee charter sets forth the responsibilities of the Audit Committee. A copy of the Audit Committee charter is available on our website at http://en.kandivehicle.com/ under the links “Investor Relations — Corporate Governance”.

The primary function of the Audit Committee is to assist the Board in its oversight and monitoring of our financial reporting and auditing process. Management has primary responsibility for our financial statements and the overall reporting process, including maintaining effective internal control over financial reporting and assessing the effectiveness of our system of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles, and discusses with the Audit Committee any issues they believe should be raised with the Audit Committee. These discussions include a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee monitors our processes, relying, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm.

The Audit Committee has reviewed and discussed the audited financial statements with our management and representatives of Kreit & Chiu CPA LLP (“KC”), our previous independent registered public accounting firm. The Audit Committee has discussed KC’s judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 114 (which superseded Statement on Auditing Standards No. 61), other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC, and other applicable regulations. The Audit Committee also received the written disclosures and the letter from KC required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s independence from our management and has discussed with KC its independence. The members of the Audit Committee considered whether the services provided by KC, for the year ended December 31, 2022, are compatible with maintaining its independence. The Board has delegated to the Audit Committee the authority to approve the engagement of our independent registered public accounting firm.

Based upon its reviews and discussions, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC and the Board approved that recommendation.

/s/ Henry Yu (Chairman)

/s/ Jerry Lewin

/s/ Chen Liming

November 7, 2023

SUBMISSION OF SHAREHOLDER PROPOSALS

If you wish to have a proposal included in our proxy statement and form of proxy for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by us at our principal executive office on or before September 29, 2024. A proposal which is received after that date or which otherwise fails to meet the requirements for shareholder proposals established by the SEC will not be included. The submission of a shareholder proposal does not guarantee that it will be included in the proxy statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Kandi is, and, after the Merger, Kandi BVI as successor issuer to Kandi, will be, subject to the informational requirements of the Exchange Act. Kandi currently files annual, quarterly and current reports, proxy statements, and other information with the SEC. Following the Merger, Kandi BVI will file annual reports on Form 20-F and furnish current reports on Form 6-K to the SEC, but will not be required to file quarterly reports and proxy statements. Pursuant to the NASDAQ Listing Rules, Kandi BVI will provide annual reports, which will contain financial information audited by an independent registered public accounting firm, to its shareholders. You may read and copy any reports, statements, or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. Copies of reports and other information regarding registrants that file electronically (including Kandi) are available on the SEC’s web site at http://www.sec.gov.

Kandi BVI has filed a Registration Statement on Form F-4 with the SEC to register the ordinary shares of Kandi BVI, that will be issued in connection with the Merger. This Proxy Statement/Prospectus is a part of that registration statement and constitutes a prospectus of Kandi BVI under applicable U.S. securities laws in addition to being the proxy statement of Kandi for the Annual Meeting.

You may request, and we will provide at no cost, a copy of these filings, including any exhibits to such filings, by writing or telephoning us at the following address: Attn: Board Secretary, Kandi Technologies Group, Inc. at Building 1, Floor 4, Zhijiangyin, Yunhe Road, Xihu District, Hangzhou City, Zhejiang Province, China, 310024. You may also access these filings at our web site under the investor relations link at http://en.kandivehicle.com/. The information provided on our website is not part of this proxy statement/prospectus, and therefore is not incorporated by reference.

Statements contained in this proxy statement/prospectus, or in any document included or delivered with this proxy statement/prospectus, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

By	Order of the Board of Directors

/s/ Hu Xiaoming
Hu Xiaoming
Chairman of the Board

APPENDIX A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”) is entered into as of August 31, 2022, by and among Kandi Technologies Group, Inc., a corporation incorporated under the laws of the State of Delaware (“Kandi”), Kandi Technologies Group, Inc., a company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Kandi (“Kandi BVI”), and Kandi Technologies Merger Corp., a corporation incorporated under the laws of the State of Delaware and a wholly-owned subsidiary of Kandi BVI (“Merger Sub”).

RECITALS

A. The Boards of Directors of each of Kandi, Kandi BVI and Merger Sub have unanimously determined that it is advisable and in the best interests of their respective shareholders to reorganize so that Kandi BVI will become the parent of Kandi as a result of the Merger of Merger Sub with and into Kandi (the “Merger”).

B. The respective Boards of Directors of Kandi, Kandi BVI and Merger Sub have each unanimously approved the Merger, this Agreement and, to the extent applicable, the other transactions described herein, pursuant to which Kandi will be the surviving corporation of the Merger and will become a wholly-owned subsidiary of Kandi BVI, all upon the terms and subject to the conditions set forth in this Agreement, and whereby each issued share of the common stock, par value US$0.001 per share, of Kandi (“Kandi Common Stock”) shall be converted into the right to receive one ordinary share, par value US$0.001 per share, of Kandi BVI (“Kandi BVI Ordinary Shares”).

C. The Merger requires, among other things, the adoption of this Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of Kandi Common Stock.

D. The parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code or, alternatively, that the Merger be treated for United States federal income tax purposes as a contribution of shares of Kandi to Kandi BVI by shareholders of Kandi qualifying as a tax-free exchange within the meaning of Section 351 of the Code.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into Kandi in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease. Pursuant to and simultaneously upon the consummation of the Merger at the Effective Time, in accordance with the DGCL, (a) Kandi shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), becoming a wholly-owned subsidiary of Kandi BVI, (b) the corporate identity, existence, powers, rights and immunities of Kandi as the Surviving Corporation shall continue unimpaired by the Merger, and (c) Kandi shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of Merger Sub, all without further act or deed.

1.2 Filing Articles of Merger; Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article V, if this Agreement shall not have been terminated prior thereto as provided in Section 7.1, Merger Sub and Kandi shall cause articles of merger (the “Articles of Merger”) meeting the requirements of DGCL 92A.200 to be properly executed and filed in accordance with such section and otherwise make all other filings or recordings as required by the DGCL in connection with the Merger. The Merger shall become effective at the time designated in the Articles of Merger as the effective time of the Merger (the “Effective Time”).

ARTICLE II
SURVIVING CORPORATION;
EFFECT OF MERGER ON CHARTER DOCUMENTS
AND DIRECTORS AND OFFICERS

2.1 Name of Surviving Corporation. The name of the Surviving Corporation shall be “Kandi Technologies Group, Inc.”.

2.2 Articles of Incorporation of Surviving Corporation. From and after the Effective Time, the Certificate of incorporation of Kandi in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, and shall continue in full force and effect until amended in accordance with the provisions provided therein or the applicable provisions of the DGCL.

2.3 Bylaws of Surviving Corporation. From and after the Effective Time, the Bylaws of Kandi in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, and shall continue in full force and effect until amended in accordance with the provisions provided therein or the applicable provisions of the DGCL.

2.4 Directors and Officers of Surviving Corporation. From and after the Effective Time, the directors and officers of Kandi immediately prior to the Effective Time shall be the directors and officers of Kandi BVI, each such director or officer to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

2.5 Constitutional Documents of Kandi BVI. The memorandum and articles of association of Kandi BVI in effect immediately prior to the Effective Time shall continue to be the memorandum and articles of association of Kandi BVI until amended in accordance with the provisions provided therein or under the laws of the British Virgin Islands.

2.6 Directors and Officers of Kandi BVI. Immediately prior to the Effective Time, Kandi, in its capacity as the sole shareholder of Kandi BVI, agrees to take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and officers of Kandi immediately prior to the Effective Time to be elected or appointed as the directors and officers of Kandi BVI (to the extent the officers and directors of Kandi BVI and Kandi are not already identical), each such person to have the same office(s) with Kandi BVI (and the same committee memberships in the case of directors) as he or she held with Kandi, with the directors to serve until the earlier of the next meeting of the Kandi BVI shareholders at which an election of directors is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

ARTICLE III
EFFECT OF MERGER ON CAPITAL STOCK;
EXCHANGE OF SHARES

3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of either Kandi or Kandi BVI:

(a) Each issued and outstanding share of Kandi Common Stock shall be converted into the right to receive one validly issued, fully paid and nonassessable Kandi BVI Ordinary Share, and Kandi BVI shall issue to each holder of such right that number of Kandi BVI Ordinary Shares to which each such holder is entitled.

(b) The 100 issued and outstanding shares of common stock, par value US$0.001 per share, of Merger Sub held by Kandi BVI shall be converted into 100 validly issued, fully-paid and nonassessable shares of common stock, par value US$0.001 per share, of the Surviving Corporation.

(c) Kandi BVI will repurchase 1,000 Kandi BVI Ordinary Share that was held by Kandi prior to the Merger at a purchase price of US$0.001.

3.2 Exchange of Kandi BVI Shares.

(a) At the Effective Time, each outstanding share of Kandi Common Stock held in uncertificated, book entry form will be exchanged for one Kandi BVI Ordinary Share pursuant to Section 3.1(a) above without further act or deed by the holder thereof, and record of such ownership shall be kept in uncertificated, book entry form by Kandi BVI’s transfer agent, Equiniti Trust Company.

(b) At the Effective Time, each outstanding share of Kandi Common Stock held in certificated form will be converted into the right to receive one Kandi BVI Ordinary Share pursuant to Section 3.1(a) above without further act or deed by the holder thereof, and the holder thereof will cease to be, and will have no rights as, a shareholder of Kandi. Following the consummation of the Merger, Kandi’s exchange agent will send a letter of transmittal to each such holder, explaining the procedure for surrendering such holder’s Kandi stock certificates in exchange for share certificates representing Kandi BVI Ordinary Shares.

(c) At the Effective Time, holders of Kandi Common Stock will cease to be, and will have no rights as, shareholders of Kandi, other than the right to receive: (i) any dividend or other distribution with a record date prior to the Effective Time that may have been declared or made by Kandi on such shares of Kandi Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time and (ii) the Kandi BVI Ordinary Shares pursuant to Section 3.1(a). After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Kandi Common Stock that were outstanding immediately prior to the Effective Time. Upon and after the Effective Time, registered shareholders in Kandi BVI’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon Kandi BVI Ordinary Shares registered in their respective names.

3.3 No Dissenters’ Rights. There are no dissenters’ rights or appraisal rights available to holders of Kandi Common Stock under the DGCL in connection with the Merger.

ARTICLE IV
ASSUMPTION OF CONTRACTS

4.1 Assumption. At the Effective Time, the obligations of Kandi under or with respect to contracts or agreements listed on Annex A (collectively, the “Assumed Contracts”) shall become the lawful obligations of Kandi BVI and shall be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, Kandi BVI hereby expressly adopts and assumes all obligations of Kandi under the Assumed Contracts.

4.2 Other Actions. Such amendments or other actions that are deemed necessary or appropriate by Kandi and Kandi BVI to effect the Merger, including to facilitate the assumption by Kandi BVI of the Assumed Contracts, and any other amendments or actions that Kandi and Kandi BVI shall deem advisable, shall be adopted and entered into with respect to the Assumed Contracts and any other change in control arrangements between Kandi and its executive officers and key employees.

ARTICLE V
CONDITIONS PRECEDENT

The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

5.1 Shareholder Approval. This Agreement shall have been adopted and approved by the affirmative vote of holders of a majority of the issued and outstanding shares of Kandi Common Stock entitled to vote thereon at the record date for such actions as set by the Board of Directors of Kandi.

5.2 No Prohibition. None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the United States, the British Virgin Islands or any other country, that prohibits the consummation of the Merger.

5.3 Effective Registration Statement. Kandi BVI shall have filed a registration statement on Form F-4 with the Securities and Exchange Commission in connection with the offer and issuance of the Kandi BVI Ordinary Shares to be issued pursuant to the Merger, which registration statement shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

5.4 NASDAQ Listing. The Kandi BVI Ordinary Shares to be issued pursuant to the Merger shall have been authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance and satisfaction of other standard conditions.

5.5 Consents and Authorizations. Other than the filing of the Articles of Merger provided for under Section 1.2, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Kandi, Kandi BVI or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including, without limitation, any filings required under (a) applicable United States state securities and “Blue Sky” laws and (b) applicable British Virgin Islands securities laws, shall have been obtained or made.

ARTICLE VI
COVENANTS

6.1 Rule 16b-3 Approval. Kandi, Kandi BVI and Merger Sub shall take all such steps as may reasonably be required to cause the transactions contemplated by Section 3.1 and any other dispositions of Kandi equity securities (including derivative securities) or acquisitions of Kandi BVI equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of Kandi or (b) at the Effective Time, is or will become a director or officer of Kandi BVI, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

6.2 Kandi BVI Vote. Prior to the date of the meeting of shareholders of Kandi to consider and vote upon the adoption of this Agreement, Kandi BVI, in its capacity as sole shareholder of Merger Sub, shall adopt this Agreement and approve the Merger.

6.3 Further Assurances. Each party hereto shall use its reasonable best efforts, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and reasonably appropriate to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions provided for herein.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of Kandi, by action of the Board of Directors of Kandi.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Kandi, Kandi BVI or Merger Sub.

7.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval or adoption by the shareholders of Kandi of this Agreement or matters presented in connection with this Agreement; provided, however, that after any such approval or adoption, there shall be made no amendment requiring further approval or adoption by such shareholders under applicable law until such further approval is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.4 Waiver. At any time prior to the Effective Time, the parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VIII
GENERAL PROVISIONS

8.1 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article IV, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Article IV may be enforced only by the specifically intended beneficiaries thereof.

8.2 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

8.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

8.5 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

8.6 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

IN WITNESS WHEREOF, this Agreement and Plan of Merger and Reorganization has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

KANDI TECHNOLOGIES GROUP, INC.
a Delaware corporation:

/s/ Hu Xiaoming
Name:	Hu Xiaoming
Title:	Chief Executive Officer

Kandi Technologies Group, Inc.
a British Virgin Islands company:

/s/ Chen Ming
Name:	Chen Ming
Title:	Sole Director

Kandi Technologies Merger Corp.
a Delaware corporation:

/s/ Hu Xiaoming
Name:	Hu Xiaoming
Title:

Annex A

All the agreements that Kandi is a party to prior to the merger will be assumed by Kandi BVI, the surviving company post merger.

Appendix B

BVI COMPANY NUMBER: 1958347

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT
SECOND AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION
AND
ARTICLES OF ASSOCIATION

OF

KANDI TECHNOLOGIES GROUP, INC.

Incorporated on the 19 October 2017

Approved by written resolutions of the directors
and written resolutions of the members both dated
29 June, 2021

Filed on 29 June, 2021

KANDI TECHNOLOGIES GROUP, INC.

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT
AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

KANDI TECHNOLOGIES GROUP, INC.

1.	NAME

The name of the company is Kandi Technologies Group, Inc. (the “Company”).

2.	STATUS

The Company is a company limited by shares.

3.	REGISTERED OFFICE AND REGISTERED AGENT

The first registered office of the Company is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

The first registered agent of the Company is Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

4.	CAPACITY AND POWERS

4.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of subparagraph (a), full rights, powers and privileges.

5.	NUMBER AND CLASSES OF SHARES

The Company is authorised to issue up to a maximum of 1,100,000,000 shares, including 1,000,000,000 shares of ordinary shares, with a par value of US$0.001 each (the “Ordinary Shares”), in one or more series, and 100,000,000 shares of preferred shares, with a par value of US$0.001 each, in one or more series.

6.	RIGHTS ATTACHING TO ORDINARY SHARES

Subject to the Articles, the terms of the issue of any Ordinary Share, or any Resolution of Members to the contrary (and, for greater clarity, without prejudice to any special rights conferred thereby on the holders of any other shares), an Ordinary Share of the Company confers on the holder:

(a)	the right to one vote at a meeting of the Members or on any Resolution of Members;

(b)	the right to an equal share in any Distribution paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on a winding up.

7.	CHANGES IN AUTHORISED SHARES

By Resolution of Directors, the Company may (i) consolidate and divide all or any of the unissued authorised shares into shares of a larger amount than the existing shares; (ii) sub-divide the shares, or any of them into shares of smaller amount that is fixed by this Memorandum, subject nevertheless to the provisions of the Act; or (iii) cancel any Shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

KANDI TECHNOLOGIES GROUP, INC.

8.	POWER OF DIRECTORS TO AUTHORISE AND ISSUE PREFERENCE SHARES

Notwithstanding any other provision of this Memorandum or the Articles, the Company may from time to time by Resolution of the Directors, without Member consent, amend this Memorandum or the Articles to create new classes of shares and fix the rights preferences and restrictions of such number of preferred shares as the Directors in their sole discretion deem fit, which shares may be issued in one or more series, and authorise their issuance.

9.	VARIATION OF CLASS RIGHTS

The rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not the Company is being wound-up, may be varied with the consent in writing of three-fourth of the holders of the issued shares of that class or series or with the sanction of a resolution passed by a two-thirds of the votes cast at a separate meeting of the holders of the shares of the class or series. The quorum shall be at least the shareholders holding or representing by proxy at least a majority of the issued shares of the class.

10.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU OR SUPERIOR

Rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or superior thereto.

11.	REGISTERED SHARES

The Company shall issue registered shares only, and such shares may be in full or fractional form. The Company is not authorised to issue bearer shares, convert registered shares to bearer shares, or exchange registered shares for bearer shares.

12.	AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

Subject to Clause 9, the Company may amend its Memorandum or Articles by a Resolution of Members or a Resolution of Directors, save that no amendment may be made by a Resolution of Directors:

(a)	to restrict the rights or powers of the Members to amend the Memorandum or Articles;

(b)	to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

(c)	in circumstances where the Memorandum or Articles cannot be amended by the Members;

(d)	to clauses 6, 9, 10 or this clause 12.

13.	DEFINITIONS

The meanings of words in this Memorandum are as defined in the Articles annexed hereto.

We, Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the day of 19th day of October, 2017.

Incorporator

/s/ Rexella D. Hodge
(Sd.) Rexella D. Hodge
Authorised Signatory
Vistra (BVI) Limited

KANDI TECHNOLOGIES GROUP, INC.

TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT
AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

KANDI TECHNOLOGIES GROUP, INC.

(a company limited by shares)

KANDI TECHNOLOGIES GROUP, INC.

KANDI TECHNOLOGIES GROUP, INC.

INTERPRETATION

1.	Definitions

1.1	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	BVI Business Companies Act, as from time to time amended or restated;

Articles	these Articles of Association as originally registered or as from time to time amended or restated;

Board	the board of directors appointed or elected pursuant to these Articles and acting by Resolution of Directors;

Company	Kandi Technologies Group, Inc.;

Distribution	(a) the direct or indirect transfer of an asset, other than the Company’s own shares, to or for the benefit of a Member; or

(b) the incurring of a debt to or for the benefit of a Member;

in relation to shares held by a Member and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend;

Exchange	Act Securities Exchange Act of 1934, as amended;

Member	a person whose name is entered in the register of members as the holder of one or more shares, or fractional shares, in the Company;

Memorandum	the Memorandum of Association of the Company as originally registered or as from time to time amended or restated;

Resolution of Directors	(a) a resolution approved at a duly constituted meeting of directors or of a committee of directors of the Company by the affirmative vote of a simple majority of the directors present who voted and did not abstain; or

(b) a resolution consented to in writing by all of the directors or of all the members of the committee, as the case may be;

Resolution of Members	(a) a resolution approved at a duly convened and constituted meeting of Members by the affirmative vote of a simple majority of the votes of those Members entitled to vote and voting on the resolution; or

(b) a resolution consented to in writing by a majority of the votes of those Members entitled to vote thereon.

Seal	the common seal of the Company;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Securities Act	the United States Securities Act of 1933, as amended; and

Treasury Share	a share of the Company that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled.

KANDI TECHNOLOGIES GROUP, INC.

1.2	In these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	a reference to voting in relation to shares shall be construed as a reference to voting by Members holding the shares, except that it is the votes allocated to the shares that shall be counted and not the number of Members who actually voted and a reference to shares being present at a meeting shall be given a corresponding construction;

(e)	a reference to money is unless otherwise stated a reference to the currency in which shares of the Company shall be issued;

(f)	the words:-

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative; and

(g)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Articles.

1.3	In these Articles, expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

Subject to the provisions of the Memorandum, the unissued shares of the Company shall be at the disposal of the Board which may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer, allot, grant options over or otherwise dispose of the shares to such persons, at such times and upon such terms and conditions as the Company may by Resolution of Directors determine.

3.	Power of the Company to Purchase its Shares

Subject to these Articles, the Company may by Resolution of Directors purchase, redeem or otherwise acquire and hold its own shares. Sections 60, 61 and 62 of the Act shall not apply to the Company.

4.	Treatment of Purchased, Redeemed or Acquired Shares

4.1	Subject to Article 4.2, a share that the Company purchases, redeems or otherwise acquires may be cancelled or held by the Company as a Treasury Share.

4.2	The Company may only hold a share that has been purchased, redeemed or otherwise acquired as a Treasury Share if the number of shares purchased, redeemed or otherwise acquired, when aggregated with shares of the same class already held by the Company as Treasury Shares, does not exceed 50% of the shares of that class previously issued by the Company, excluding shares that have been cancelled.

KANDI TECHNOLOGIES GROUP, INC.

5.	Treasury Shares

5.1	Treasury Shares may be transferred by the Company and the provisions of the Act, the Memorandum and these Articles that apply to the issue of shares apply to the transfer of Treasury Shares.

5.2	All the rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by or against the Company while it holds the share as a Treasury Share.

6.	Consideration

6.1	A share may be issued for consideration, in any form or a combination of forms, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

6.2	No share may be issued for a consideration, which is in whole or part, other than money unless the Board passes a resolution stating:

(a)	the amount to be credited for the issue of the share; and

(b)	that, in its opinion, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the share.

6.3	No share may be issued by the Company that:

(a)	increases the liability of a person to the Company; or

(b)	imposes a new liability on a person to the Company,

unless that person, or an authorised agent of that person, agrees in writing to becoming the holder of the share.

6.4	The consideration for a share with par value shall not be less than the par value of the share.

6.5	A bonus share issued by the Company shall be deemed to have been fully paid for on issue.

7.	Forfeiture of Shares

7.1	Where a share is not fully paid for on issue, the Board may, subject to the terms on which the share was issued, at any time serve upon the Member a written notice of call specifying a date for payment to be made.

7.2	The written notice of call shall name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice, the share will be liable to be forfeited.

7.3	Where a notice complying with the foregoing provisions has been issued and the requirements of the notice have not been complied with, the Board by Resolution of Directors may, at any time before tender of payment forfeit and cancel the share to which the notice relates and direct that the register of members be updated.

7.4	Upon forfeiture and cancellation pursuant to Article 7.3, the Company shall be under no obligation to refund any moneys to that Member and that Member shall be discharged from any further obligation to the Company as regards the forfeited share.

8.	Share Certificates

The Company is not required to issue certificates in respect of its shares to a Member.

KANDI TECHNOLOGIES GROUP, INC.

9.	Fractional Shares

The Company may issue fractional shares and a fractional share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

REGISTRATION OF SHARES

10.	Register of Members

10.1	The Board shall cause there to be kept a register of members in which there shall be recorded the name and address of each Member, the number of each class and series of shares held by each Member, the date on which the name of each Member was entered in the register of members and the date upon which any person ceased to be a Member.

10.2	The register of members may be in such form as the Board may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Unless the Board otherwise determines, the magnetic, electronic or other data storage form shall be the original register of members.

11.	Registered Holder Absolute Owner

11.1	The entry of the name of a person in the register of members as a holder of a share in the Company is prima facie evidence that legal title in the share vests in that person.

11.2	The Company may treat the holder of a registered share as the only person entitled to:

(a)	exercise any voting rights attaching to the share;

(b)	receive notices;

(c)	receive a Distribution in respect of the share; and

(d)	exercise other rights and powers attaching to the share.

12.	Transfer of Registered Shares

12.1	Registered shares may be transferred by either a written instrument of transfer signed by the transferor and containing the name of the transferee or without the need for a written instrument of transfer if the transfer is carried out in accordance with the requirements applicable to shares listed on the Nasdaq Stock Market or any other national stock market in the United States, the Exchange Act and these Articles.

12.2	The Board is permitted to pass a Resolution of Directors refusing or delaying the registration of a transfer for reasons that shall be specified in the resolution. Without limiting the generality of the foregoing, the Board may refuse or delay the registration of a transfer of shares if the transferor has failed to pay an amount due in respect of those shares.

12.3	Where the Board passes a resolution to refuse or delay the registration of a transfer, the Company shall, as soon as practicable, send the transferor and the transferee a notice of the refusal or delay.

12.4	The transfer of a share is effective when the name of the transferee is entered in the register of members and the Company shall not be required to treat a transferee of a share in the Company as a Member until the transferee’s name has been entered in the register of members.

KANDI TECHNOLOGIES GROUP, INC.

13.	Transmission of Registered Shares

13.1	The executor or administrator of the estate of a deceased Member, the guardian of an incompetent Member, the liquidator of an insolvent Member or the trustee of a bankrupt Member shall be the only person recognised by the Company as having any title to the Member’s share.

13.2	Any person becoming entitled by operation of law or otherwise to a share in consequence of the death, incompetence or bankruptcy of any Member may be registered as a Member upon such evidence being produced as may reasonably be required by the Board. An application by any such person to be registered as a Member shall for all purposes be deemed to be a transfer of the share of the deceased, incompetent or bankrupt Member and the Board shall treat it as such.

13.3	Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any Member may, instead of being registered himself, request in writing that some person to be named by him be registered as the transferee of such share and such request shall likewise be treated as if it were a transfer.

ALTERATION OF SHARES

14.	Power to Alter Shares

14.1	The Company may amend the Memorandum to increase or reduce the maximum number of shares that the Company is authorised to issue, or to authorise the Company to issue an unlimited number of shares.

14.2	Subject to the Memorandum and these Articles, the Company may:

(a)	divide its shares, including issued shares, into a larger number of shares; or

(b)	combine its shares, including issued shares, into a smaller number of shares;

provided that, where shares are divided or combined, the aggregate par value (if any) of the new shares must be equal to the aggregate par value (if any) of the original shares.

14.3	A division or combination of shares, including issued shares, of a class or series shall be for a larger or smaller number, as the case may be, of shares in the same class or series.

15.	Restrictions on the Division of Shares

The Company shall not divide its shares if it would cause the maximum number of shares that the Company is authorised to issue to be exceeded.

DISTRIBUTIONS

16.	Distributions

16.1	The Board may, by Resolution of Directors, authorise a Distribution by the Company to Members at such time and of such an amount as it thinks fit if it is satisfied, on reasonable grounds, that immediately after the Distribution, the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due. The resolution shall include a statement to that effect.

16.2	Notice of any Distribution that may have been authorised shall be given to each Member entitled to the Distribution in the manner provided in Article 22 and all Distributions unclaimed for three years after having been authorised may be forfeited by Resolution of Directors for the benefit of the Company.

KANDI TECHNOLOGIES GROUP, INC.

17.	Power to Set Aside Profits

The Board may, before authorising any Distribution, set aside out of the profits of the Company such sum as it thinks proper as a reserve fund, and may invest the sum so set apart as a reserve fund in such securities as it may select.

18.	Unauthorised Distributions

18.1	If, after a Distribution is authorised and before it is made, the Board ceases to be satisfied on reasonable grounds that immediately after the Distribution the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due, such Distribution is deemed not to have been authorised.

18.2	A Distribution made to a Member at a time when, immediately after the Distribution, the value of the Company’s assets did not exceed its liabilities and the Company was not able to pay its debts as they fell due, is subject to recovery in accordance with the provisions of the Act.

19.	Distributions to Joint Holders of Shares

If two or more persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any Distribution payable in respect of such shares.

MEETINGS AND CONSENT OF MEMBERS

20.	Meetings and Location

The Board may convene meetings of the Members of the Company at such times and in such manner and place within or outside the British Virgin Islands as the Board considers necessary or desirable.

21.	Requisitioned Meetings

Upon the written request of Members entitled to exercise 30 percent or more of the voting rights in respect of a matter for which the meeting is requested, the Board shall convene a meeting of Members. Any such request shall state the proposed purpose of the meeting.

22.	Notice

22.1	The Board shall give not less than seven days’ notice of meetings of Members to those persons whose names, on the date the notice is given appear as Members in the register of members of the Company and are entitled to vote at the meeting.

22.2	In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the

Board may fix a record date (the “Record Date”), which Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Board, and which Record Date: (a) in the case of determination of Members entitled to vote at any meeting of Members, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no Record Date is fixed: (i) the Record Date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the Record Date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

KANDI TECHNOLOGIES GROUP, INC.

22.3	A meeting of Members may be called on short notice:

(a)	if Members holding not less than 90 percent of the total number of shares entitled to vote on all matters to be considered at the meeting, or 90 percent of the votes of each class or series of shares where Members are entitled to vote thereon as a class or series together with not less than a 90 percent majority of the remaining votes, have agreed to short notice of the meeting, or

(b)	if all Members holding shares entitled to vote on all or any matters to be considered at the meeting have waived notice of the meeting, and for this purpose, the presence at the meeting shall be deemed to constitute waiver.

22.4	The inadvertent failure of the Board to give notice of a meeting to a Member, or the fact that a Member has not received a notice, that has been properly given, shall not invalidate the meeting.

23.	Instrument of Proxy

23.1	A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.

23.2	The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

23.3	An instrument appointing a proxy shall be in substantially the following form or such other form as the Board may determine or the Chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy:

appointing the proxy:

(Name of Company)

I/We                being a member of the above Company

with shares                HEREBY APPOINT

of                or failing him                        of

to be my/our proxy to vote for me/us at the

meeting of Members to be held on the                day of

and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this day of

…………………………..

Member

A proxy need not be a Member, and a Member may appoint one or more than one person to act as his proxy. On a poll, votes may be given in person or by proxy, and a Member entitled to more than one vote need not, if he votes, use all of his votes or cast all the votes he uses in the same way. The appointment of a proxy does not prevent a Member from attending and voting in person at the meeting or an adjournment or on a poll. The appointment of a proxy is (unless the contrary is stated in such proxy) valid for an adjournment of the meeting as well as for the meeting or meetings to which it relates and is valid for 12 months following the date of execution unless terminated earlier.

KANDI TECHNOLOGIES GROUP, INC.

24.	Voting by Joint Holders of Shares

The following shall apply in respect of joint ownership of shares:

(a)	if two or more persons hold shares jointly, each of them may be present in person or by proxy at a meeting of Members and may speak as a member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

25.	Participating in Meetings by Telephone

A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other.

26.	Quorum at General Meetings

26.1	A meeting of Members is duly constituted if at the commencement of the meeting there are present in person or by proxy not less than one third of the votes of the shares or class or series of shares entitled to vote on resolutions of Members to be considered at the meeting. If such a quorum be present, notwithstanding the fact that such quorum may be represented by only one person, then such person may resolve any matter, and a certificate signed by such person, accompanied where such person is a proxy by a copy of the proxy forms, shall constitute a valid resolution of Members.

26.2	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the request of Members, shall be dissolved; in any other case it shall be adjourned to the next Business Day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other date, time and place as the Board may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved. Notice of the adjourned meeting need not be given if the date, time and place of such meeting are announced at the meeting at which the adjournment is taken.

27.	Chairman to Preside

At every meeting of Members, the Chairman of the Board shall preside as Chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board of Directors is not present at the meeting, the Members present shall choose someone of their number to be the Chairman. If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as Chairman.

28.	Adjournment of General Meetings

The Chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

29.	Power to Demand a Vote on a Poll

At any meeting of the Members the Chairman shall be responsible for deciding in such manner as he shall consider appropriate whether any resolution has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes thereof.

KANDI TECHNOLOGIES GROUP, INC.

If the Chairman shall have any doubt as to the outcome of any resolution put to the vote, he shall cause a poll to be taken of all votes cast upon such resolution, but if the Chairman shall fail to take a poll then any Member present in person or by proxy who disputes the announcement by the Chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the Chairman shall thereupon cause a poll to be taken. If a poll is taken at any meeting, the result thereof shall be duly recorded in the minutes of that meeting by the Chairman.

30.	Representation of Members

30.1	Any person other than an individual shall be regarded as one Member and, subject to the specific provisions hereafter contained for the appointment of representatives of such persons, the right of any individual to speak for or represent such Member shall be determined by the Law of the jurisdiction where, and by the documents by which, the person is constituted or derives its existence. If case of doubt, the Board may in good faith seek legal advice from any qualified person, and unless and until a court of competent jurisdiction shall otherwise rule, the Board may rely and act upon such advice without incurring any liability to any Member.

30.2	Any person other than an individual which is a Member of the Company may by resolution of its board of directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same power on behalf of the person which he represents as that person could exercise if it were an individual Member of the Company.

30.3	The Chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within seven days of the being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

31.	Directors Attendance at General Meetings

Directors of the Company may attend and speak at any meeting of Members of the Company and at any separate meeting of the holders of any class or series of shares in the Company.

32.	Action by Written Consent

Any corporate action required by the Articles or applicable laws, to be voted upon or approved at a duly called meeting of the Members may be accomplished without a meeting if a written memorandum of the Members, setting forth the action so taken, is signed by the such number of Members as would be necessary to effect or approve such action at a duly called meeting, unless a different proportion of voting power is required under applicable law.

33.	Annual General Meeting

A meeting of Members for the election of directors and other business shall be held annually at such date and time as may be designated by the Board from time to time unless the Company elects to rely on the exemption available under the NASDAQ Stock Markets (“NASDAQ”) complying with the regulations and rules under the United States Securities and Exchange Commission (the “SEC”) and receives the approval from the NASDAQ.

NOTICE OF MEMBER BUSINESS AND NOMINATIONS

34.	Special Meetings

Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of undesignated preferred shares, special meetings of the Members of the Company may be called only by the Board acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. The Board may postpone or reschedule any previously scheduled special meeting of Members. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of Members of the Company. Nominations of persons for election to the Board of the Company and Member proposals of other business shall not be brought before a special meeting of Members to be considered by the Members unless such special meeting is held in lieu of an annual meeting of Members, in which case such special meeting in lieu thereof shall be deemed an Annual Meeting for purposes of these Articles.

KANDI TECHNOLOGIES GROUP, INC.

DIRECTORS AND OFFICERS

35.	Election of Directors

35.1	The first registered agent of the Company shall, within six months of the date of incorporation of the Company, appoint one or more persons as the first director or directors of the Company. Thereafter, the directors shall be elected by a Resolution of Members at the annual meeting of Members.

35.2	No person shall be appointed as a director or nominated as a reserve director unless he has consented in writing to act as a director or to be nominated as a reserve director.

35.3	A director shall not require a share qualification, and shall be an individual.

36.	Number of Directors

The minimum number of directors shall be two (2). The number of directors may be fixed from time to time by a Resolution of Directors or Resolution of Members. No decrease in the number of directors shall shorten the term of any incumbent director.

37.	Term of Office of Directors

Each director shall hold office until the next annual meeting of shareholders and/or until his/her successor shall have been elected and qualified.

38.	Removal of Directors

38.1	Subject to the rights, if any, of any series of undesignated preferred shares to elect directors and to remove any director whom the holders of any such series have the right to elect, any director (including persons elected by directors to fill vacancies in the Board) may be removed from office (i) only with cause and (ii) only by a Resolution of the Members. At least forty-five (45) days prior to any annual or special meeting of the Members at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

38.2	Notice of a meeting called under Article 38.1 shall state that the purpose of the meeting is, or the purposes of the meeting include, the removal of a director.

39.	Vacancy in the Office of Director

39.1	Notwithstanding Article 35, the Board may appoint one or more directors to fill a vacancy on the Board.

39.2	For the purposes of this Article, there is a vacancy on the Board if a director dies or otherwise ceases to hold office as a director prior to the expiration of his term of office or there is otherwise a vacancy in the number of directors as fixed pursuant to Article 36.

39.3	The term of any appointment under this Article may not exceed the term that remained when the person who has ceased to be a director left or otherwise ceased to hold office.

KANDI TECHNOLOGIES GROUP, INC.

40.	Remuneration of Directors

The Board may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

41.	Resignation of directors

A director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

42.	Directors to Manage Business

42.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the Board.

42.2	The Board has all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company.

42.3	The Board may authorise the payment of all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or these Articles required to be exercised by the Members of the Company, subject to any delegation of such powers as may be authorised by these Articles. Subject to the provisions of the Act, all cheques, promissory notes, draft, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

43.	Committees of Directors

43.1	The Board may, by a Resolution of Directors, designate one or more committees of directors, each consisting of one or more directors.

43.2	Each committee of directors has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or the Resolution of Directors establishing the committee, except that the Board has no power to delegate the following powers to a committee of directors:

(a)	to further delegate powers to a committee of directors;

(b)	to amend the Memorandum or these Articles;

(c)	to designate committees of directors;

(d)	to appoint or remove directors;

(e)	to appoint or remove an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency or approve a liquidation plan; or

(h)	to make a determination that the Company will, immediately after a proposed Distribution, meet the solvency test set out in the Act.

43.3	A committee of directors, where authorised by the Board, may appoint a sub-committee.

43.4	The meetings and proceedings of each committee of directors consisting of two or more directors shall be governed mutatis mutandis by the provisions of these Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution establishing the committee.

KANDI TECHNOLOGIES GROUP, INC.

44.	Officers and Agents

44.1	The Board may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an officer or agent of the Company. Such officers may consist of a chairman of the Board, a vice chairman of the Board, a president and one or more vice presidents, secretaries and treasurers, a chief executive officer, a chief financial officer, and such other officers as may from time to time be deemed desirable. Any number of offices may be held by the same person.

44.2	Each officer or agent has such powers and authorities of the Board, including the power and authority to affix the Seal, as are set forth in these Articles or Resolution of Directors appointing the officer or agent, except that no officer or agent has any power or authority with respect to the following:

(a)	to amend the Memorandum or these Articles;

(b)	to change the registered office or agent;

(c)	to designate committees of directors;

(d)	to delegate powers to a committee of directors;

(e)	to appoint or remove directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency or approve a liquidation plan;

(j)	to make a determination that the Company will, immediately after a proposed distribution, meet the solvency test set out in the Act; or

(k)	to authorise the Company to continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

45.	Removal of Officers and Agents

The officers and agents of the Company shall hold office until their successors are duly elected and qualified, but any officer or agent elected or appointed by the Board may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

46.	Duties of Officers

In the absence of any specific allocation of duties it shall be the responsibility of the chairman of the Board to preside at meetings of directors and Members, the vice chairman to act in the absence of the chairman, the chief executive officer to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the chief executive officer but otherwise to perform such duties as may be delegated to them by the chief executive officer, the Secretary to maintain the register of members, register or directors, minute books, records (other than financial records) of the Company, and Seal and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the chief financial officer to be responsible for the financial affairs of the Company.

47.	Remuneration of Officers

The emoluments of all officers shall be fixed by Resolution of Directors.

KANDI TECHNOLOGIES GROUP, INC.

48.	Standard of Care

A director, when exercising powers or performing duties as a director, shall exercise the care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation, (a) the nature of the Company, (b) the nature of the decision, and (c) the position of the director and the nature of the responsibilities undertaken by him.

49.	Conflicts of Interest

49.1	A director shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the Board, unless the transaction or proposed transaction (a) is between the director and the Company and (b) is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

49.2	A transaction entered into by the Company in respect of which a director is interested is voidable by the Company unless the director complies with Article 49.1 or (a) the material facts of the interest of the director in the transaction are known by the Members entitled to vote at a meeting of Members and the transaction is approved or ratified by a Resolution of Members or (b) the Company received fair value for the transaction.

49.3	For the purposes of this Article, a disclosure is not made to the Board unless it is made or brought to the attention of every director on the Board.

49.4	A director who is interested in a transaction entered into or to be entered into by the Company may vote on a matter relating to the transaction, attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum and sign a document on behalf of the Company, or do any other thing in his capacity as director that relates to the transaction.

50.	Indemnification and Exculpation

50.1	Subject to Article 50.2 the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Company; or

(b)	is or was, at the request of the Company, serving as a director or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

50.2	Article 50.1 does not apply to a person referred to in that Paragraph unless the person acted honestly and in good faith and in what he believed to be the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

50.3	The decision of the Board as to whether the person acted honestly and in good faith and in what he believed to be the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

50.4	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

KANDI TECHNOLOGIES GROUP, INC.

50.5	If a person referred to in this Article has been successful in defence of any proceedings referred to therein, the person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

50.6	Expenses, including legal fees, incurred by a director (or former director) in defending any legal, administrative or investigative proceedings shall be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director (or former director, as the case may be) to repay the amount if it shall ultimately be determined that the director (or former director, as the case may be) is not entitled to be indemnified by the Company. Expenses, including legal fees, incurred by an officer (or former officer) in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the officer (or former officer, as the case may be) is not entitled to be indemnified by the Company.

50.7	The indemnification and advancement of expenses provided by, or granted under these Articles are not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Members, resolution of disinterested directors or otherwise, both as to acting in the person’s official capacity and as to acting in another capacity while serving as a director of the Company.

50.8	The Company may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability under Article 50.1.

MEETINGS OF THE BOARD OF DIRECTORS

51.	Board Meetings

The Board or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as it may determine to be necessary or desirable. Any director or the Secretary of the Company may call a Board meeting.

52.	Notice of Board Meetings

A director shall be given reasonable notice of a Board meeting , but a Board meeting held without reasonable notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting, and for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part (except where a director attends a meeting for the express purpose of objecting to the transaction of business on the grounds that the meeting is not properly called). The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting. Reasonable notice for purposes of this article 52 shall mean notice that is given in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to such director’s business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to such director’s business or home address, at least forty-eight (48) hours in advance of the meeting.

53.	Participation in Meetings by Telephone

A director shall be deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

KANDI TECHNOLOGIES GROUP, INC.

54.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of directors shall be a majority of the total number of directors, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board.

55.	Board to Continue in the Event of Vacancy

The continuing directors may act notwithstanding any vacancy in their body, save that if their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum for a Board meeting, the continuing directors or director may act only for the purpose of appointing directors to fill any vacancy that has arisen or summoning a meeting of Members.

56.	Chairman to Preside

At every Board meeting the chairman of the Board shall preside as chairman of the meeting. If there is not a chairman of the Board or if the chairman of the Board is not present at the meeting, the directors present shall choose one of their number to be chairman of the meeting.

57.	Powers of Sole Director

If the Company shall have only one director the provisions herein contained for Board meetings shall not apply but such sole director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Members of the Company.

58.	Proceedings if One Director

If the Company shall have only one director, in lieu of minutes of a meeting the director shall record in writing and sign a note or memorandum (or adopt a resolution in writing) concerning all matters requiring a Resolution of Directors and such note, memorandum or resolution in writing shall be kept in the minute book. Such a note, memorandum or resolution in writing shall constitute sufficient evidence of such resolution for all purposes.

CORPORATE RECORDS

59.	Documents to be Kept

59.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and these Articles;

(b)	the register of members or a copy of the register of members;

(c)	the register of directors or a copy of the register of directors;

(d)	the register of charges or a copy of the register of charges; and

(e)	copies of all notices and other documents filed by the Company in the previous ten years.

59.2	Where the Company keeps a copy of its register of members or register of directors at the office of its registered agent, it shall within 15 days of any change in the register, notify the registered agent, in writing, of the change, and it shall provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

KANDI TECHNOLOGIES GROUP, INC.

59.3	Where the place at which the original register of members or the original register of directors is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

59.4	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the Board may determine:

(a)	the minutes of meetings and Resolutions of Members and of classes of Members; and

(b)	the minutes of meetings and Resolutions of Directors and committees of directors.

59.5	Where any of the minutes or resolutions described in the previous paragraph are kept at a place other than at the office of the Company’s registered agent, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records are kept.

59.6	Where the place at which any of the records described in Article 59.4 is changed, the Company shall provide the registered agent with the physical address of the new location of the records within 14 days of the change of location.

59.7	The Company’s records shall be kept in written form or either wholly or partly as electronic records.

60.	Inspection of Records

60.1	A director of the Company is entitled on giving reasonable notice to inspect the documents and records of the Company:-

(a)	in written form;

(b)	without charge;

(c)	a reasonable time specified by the directors; and

(d)	to make copies or take extracts from the documents and records.

60.2	Subject to Article 60.3, a Member holding at least 5% of the voting shares of the Company is entitled on giving written notice to the Company to inspect:-

(a)	the memorandum and articles;

(b)	the register of members; and

(c)	the register of directors.

60.3	The directors may, if they are satisfied that it will be contrary to the Company’s interest to allow a Member to inspect a new document, or part of a document, specified in Article 60.2(a), (b), or (c), refuse to permit the Member to inspect the document or limit the inspection of the document, including limiting the making of copies or taking the extracts form the records.

60.4	The directors shall as reasonably practicable notify a Member of any exercise of their powers under Article 60.3.

61.	Form and Use of Seal

The Board shall provide for the safe custody of the Seal. An imprint thereof shall be kept at the office of the registered agent of the Company. The Seal when affixed to any written instrument shall be witnessed by any one director, the Secretary or Assistant Secretary, or by any person or persons so authorised from time to time by Resolution of Directors.

KANDI TECHNOLOGIES GROUP, INC.

ACCOUNTS

62.	Books of Account

The Company shall keep records and underlying documentation that:

(a)	are sufficient to show and explain the Company’s transactions; and

(b)	will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

63.	Form of Records

63.1	The records required to be kept by the Company under the Act, the Mutual Legal Assistance (Tax Matters Act), 2003, the Memorandum or these Articles shall be kept in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (British Virgin Islands).

63.2	The records and underlying documentation shall be kept for a period of at least five years from the date of completion of the relevant transaction or the company terminates the business relationship to which the records and underlying documentation relate.

AUDITS

64.	Audit

The Company may by Resolution of Members call for the accounts to be examined by an auditor.

65.	Appointment of Auditor

65.1	The auditor shall be appointed by Resolution of Directors or audit committee if there is one.

65.2	The auditor may be a Member of the Company but no director or other officer shall be eligible to be an auditor of the Company during his continuance in office.

66.	Remuneration of Auditor

The remuneration of the auditor of the Company may be fixed by Resolution of Directors or the audit committee if there is one.

67.	Duties of Auditor

The auditor shall examine each profit and loss account and balance sheet required to be served on every Member of the Company or laid before a meeting of the Members of the Company and shall state in a written report whether or not:

(a)	in its opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the state of affairs of the Company at the end of that period; and

(b)	all the information and explanations required by the auditor have been obtained.

68.	Access to Records

Every auditor of the Company shall have right of access at all times to the books of account of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditor.

KANDI TECHNOLOGIES GROUP, INC.

69.	Auditor Entitled to Notice

The auditor of the Company shall be entitled to receive notice of, and to attend any meetings of Members of the Company at which the Company’s profit and loss account and balance sheet are to be presented.

JURISDICTION

70.	Exclusive Jurisdiction of the Courts of the British Virgin Islands

Unless the Company consents in writing to the selection of an alternative forum, the courts of the British Virgin Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, including actions arising under the U.S. federal securities laws, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s Members, or (iii) any action asserting a claim arising pursuant to any provision of British Virgin Islands law or the Memorandum or these Articles , or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company shall be deemed to have notice of and consented to the provisions of this Article 70.

LITIGATION COSTS

71.	Costs of Claim

In the event that (i) any Member or prior Member or anyone on its behalf (“Claiming Party”) initiates or asserts any claim or counterclaim (“Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Company or its subsidiaries, directors or Members (including any Claim purportedly filed on behalf of the Company or any Member), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated, jointly and severally, to reimburse the Company and any such Member or Members for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the parties may incur in connection with such Claim.

VOLUNTARY LIQUIDATION

72.	Liquidation

The Company may be liquidated in accordance with the Act only if (a) it has no liabilities; or (b) it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities. The Board shall be permitted to pass a Resolution of Directors for the appointment of an eligible individual as a voluntary liquidator (or two or more eligible individuals as joint voluntary liquidators) of the Company if the Members have, by a Resolution of Members, approved the liquidation plan in accordance with the Act.

FUNDAMENTAL CHANGES

73.	Changes

Notwithstanding section 175 of the Act, the Board may sell, transfer, lease, exchange or otherwise dispose of the assets of the Company without the sale, transfer, lease, exchange or other disposition being authorised by a Resolution of Members.

KANDI TECHNOLOGIES GROUP, INC.

74.	Continuation under Foreign Law

The Company may by Resolution of Members or by Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

We, Vistra (BVI) Limited of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Articles of Association the 19th day of October, 2017.

Incorporator

/s/ Rexella D. Hodge
(Sd.) Rexella D. Hodge
Authorised Signatory
Vistra (BVI) Limited

APPENDIX C

PROPOSED CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
KANDI TECHNOLOGIES GROUP, INC.

KANDI TECHNOLOGIES GROUP, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The name of the Corporation is KANDI TECHNOLOGIES GROUP, INC. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 31, 2004 and amended on July 11, 2007 and December 21, 2012 (as amended, the “Certificate of Incorporation”).

2. This Certificate of Amendment amends and restates the FOURTH section of the Certificate of Incorporation to read in its entirety as follows:

“The total number of shares of stock which this corporation is authorized to issue is Three Hundred and Thirty Million (330,000,000), of which Three Hundred Million (300,000,000) shares shall be common stock and Thirty Million (30,000,000) shares shall be preferred stock, each with a par value of $.001 per share.”

3. This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL by the directors and shareholders of the Corporation.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this ___ day of ______, 2023.

KANDI TECHNOLOGIES GROUP, INC.

By:
	Name:	Dong Xueqin
	Title:	President and Chief Executive Officer

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